QuickLinks -- Click here to rapidly navigate through this document

FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION NO. 333-089800

PROSPECTUS SUPPLEMENT DATED AUGUST 20, 2004
(To Prospectus Dated August 20, 2004)

$671,574,000

HOUSEHOLD MORTGAGE LOAN TRUST 2004-HC1
Issuer
HOUSEHOLD FINANCE CORPORATION
Master Servicer
HOUSEHOLD MORTGAGE FUNDING CORPORATION III
Depositor

CLOSED-END MORTGAGE LOAN ASSET BACKED NOTES, SERIES 2004-HC1

Offered Notes	The trust will issue one class of senior notes, the Class A Notes, and one class of subordinated notes, the Class M Notes, offered under this prospectus supplement, secured by a pool of closed-end, first and second lien mortgage loans. The mortgage loans initially include fixed and adjustable rate, fully amortizing and balloon loans.
Credit Enhancement
Credit enhancement for the Class A Notes consists of excess interest, overcollateralization and subordination of the Class M Notes. Credit enhancement for the Class M Notes consists of excess interest and overcollateralization.
Certain Characteristics of the notes include:

Notes	Principal Amount	Note Rate	Price to Public	Underwriting Discount	Proceeds to Depositor (1)

Class A	$524,431,000	One Month LIBOR plus 0.35%(2)	100.00%	0.225%	99.775%

Class M	$147,143,000	One Month LIBOR plus 0.50%(2)	100.00%	0.350%	99.650%

Total	$671,574,000			$1,694,970.25	$669,879,029.75

(1)
Before deducting expenses, estimated to be approximately $900,000.

(2)
Subject to the available funds cap.

        You should consider carefully the risk factors beginning on page S-12 in this prospectus supplement.

        This prospectus supplement and the accompanying prospectus may be used by HSBC Securities (USA) Inc., or other affiliates of the depositor, in connection with offers and sales of notes in market-making transactions. If you are purchasing notes from HSBC Securities (USA) Inc., or another affiliate of the depositor, you may assume that you are purchasing the notes in a market-making transaction unless your confirmation of sale indicates otherwise.

        Neither the SEC nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

        Citigroup Global Markets Inc., Credit Suisse First Boston LLC, HSBC Securities (USA) Inc., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated are acting as the underwriters for the issuance of the notes. Delivery of the notes is expected to be made in book entry form on or about August 27, 2004.

Joint Lead Managers and Joint Bookrunners

CITIGROUP	CREDIT SUISSE FIRST BOSTON	HSBC

Co-Managers

BANC OF AMERICA SECURITIES LLC	MORGAN STANLEY

Important Notice About Information Presented In This Prospectus Supplement
And The Accompanying Prospectus

        We provide information to you about the notes in two separate documents that provide progressively more detail:

  •
  the accompanying prospectus, which provides general information, some of which may not apply to your series of notes; and

  •
  this prospectus supplement, which describes the specific terms of your series of notes.

        If the description of your notes in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

        We may use this prospectus supplement and the accompanying prospectus in connection with the initial offering and sale of mortgage loan asset backed notes. This prospectus supplement and the accompanying prospectus may also be used by HSBC Securities (USA) Inc., and other of our affiliates, in market-making transactions, as described under the heading "Method of Distribution."

        The depositor's principal offices are located at 1111 Town Center Drive, Las Vegas, Nevada 89144 and its telephone number is (702) 243-1579.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

        We are not offering the notes offered in this prospectus supplement in any state where the offer is not permitted.

Forward-Looking Statements

        Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements, within the meaning of Section 27A of the Securities Act, relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

TABLE OF CONTENTS

SUMMARY	S-5
The Trust	S-7
Trust Assets	S-7
The Mortgage Loan Pool	S-7
Payments on the Notes	S-8
Credit Enhancement	S-9
Subordination	S-9
Optional Substitution	S-9
Optional Termination	S-9
Maturity	S-10
Ratings	S-10
Book-Entry Registration	S-10
Legal Investment	S-10
Employee Benefit Plan Considerations	S-10
Tax Status	S-10
Recent Developments	S-11
RISK FACTORS	S-12
INTRODUCTION	S-24
DESCRIPTION OF THE MORTGAGE LOAN POOL	S-24
General	S-24
Payments on the Mortgage Loans	S-25
Balloon Loans	S-25
Declining-Rate Mortgage Loans	S-25
Mortgage Loan Pool Characteristics	S-25
Mortgage Loans	S-26
Underwriting Guidelines	S-37
The Subservicers	S-39
The Master Servicer	S-39
Delinquency and Loss Experience of the Master Servicer's Correspondent Portfolio	S-40
Additional Information	S-43
DESCRIPTION OF THE NOTES	S-44
General	S-44
Book-Entry Registration	S-44
Glossary of Terms	S-45
Payments	S-51
Available Payment Amount	S-51
Interest Payments	S-51
Principal Payments	S-52
Allocation of Payments on the Mortgage Loans	S-52
Maturity	S-54
Overcollateralization Provisions	S-54
Calculation of One Month LIBOR	S-54
Advances	S-55
The Preferred Stock	S-55
The Indenture Trustee	S-56
The Administrator	S-56
The Owner Trustee	S-56
The Delaware Trustee	S-56
MATERIAL YIELD AND PREPAYMENT CONSIDERATIONS	S-56
General	S-56
SALE AND SERVICING AGREEMENT	S-64
General	S-64
The Master Servicer	S-64
Possession of Mortgage Loan Documents	S-64
Review of the Mortgage Loans	S-65
Servicing and Subservicing	S-66
Evidence as to Compliance	S-67
Collection and Liquidation Practices; Loss Mitigation	S-67
Optional Substitution	S-69
Termination	S-69
THE INDENTURE	S-70
Voting Rights	S-70
No Petition	S-70
THE TRUST AGREEMENT	S-70
Amendment	S-70
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-71
General	S-71
Characterization of the Notes as "Indebtedness"	S-71
Tax Characterization of the Trust	S-73

Taxation of the Holders of Notes	S-74
State Tax Considerations	S-74
METHOD OF DISTRIBUTION	S-75
LEGAL MATTERS	S-76
RATINGS	S-77
LEGAL INVESTMENT	S-77
EMPLOYEE BENEFIT PLAN CONSIDERATIONS	S-77
ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	I-1
Initial Settlement	I-1
Secondary Market Trading	I-1
Material U.S. Federal Income Tax Documentation Requirements	I-3

Summary

        The following summary is a very general overview of the notes and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the notes, you should read carefully this entire document and the prospectus.

Issuer or Trust	Household Mortgage Loan Trust 2004-HC1.
Title of the offered securities	Closed-End Mortgage Loan Asset Backed Notes, Series 2004-HC1.
Depositor	Household Mortgage Funding Corporation III, an affiliate of Household Finance Corporation, which is located at 1111 Town Center Drive, Las Vegas, Nevada 89144. Its telephone number is (702) 243-1579.
Master Servicer	Household Finance Corporation, a subsidiary of Household International, Inc., which is located at 2700 Sanders Road, Prospect Heights, Illinois 60070. Its telephone number is (847) 564-5000.
Indenture Trustee	U.S. Bank National Association.
Administrator	HSBC Bank USA, National Association, an affiliate of the depositor and master servicer.
Owner Trustee	The Bank of New York.
Delaware Trustee	The Bank of New York (Delaware).
Co-Trustee	U.S. Bank National Association.
Mortgage loan pool
6,159 closed-end, fixed and adjustable rate, fully-amortizing and balloon payment mortgage loans with an aggregate principal balance of $754,577,133.16 on the cut-off date. The mortgage loans are initially secured by first and second liens on primarily one-to four-family residential properties. As of the statistical cut-off date, mortgage loans representing at least 91.28% of the aggregate principal balance of the mortgage loans were subject to prepayment penalties at origination. Approximately 34.04% of the mortgage loans were originated by affiliates and the remaining mortgage loans were originated by unaffiliated correspondent lenders. The correspondent lenders sold the mortgage loans to the sellers who are wholly owned subsidiaries of Household Finance Corporation. The depositor will acquire the loans from the sellers and transfer them to the trust.
Cut-off date	The close of business on July 31, 2004.
Statistical Cut-off date	The close of business on July 19, 2004.
Closing date	On or about August 27, 2004.
Payment Date	Beginning in September 2004, on the 20th day of each month or, if the 20th day is not a business day, on the next business day.

Final scheduled payment date	February 20, 2034. The actual final payment date could be substantially earlier.
Form of notes	Book-entry.
See "Description of the Notes—Book-Entry Registration" in this prospectus supplement.
Minimum denominations	Class A Notes: $25,000. Class M Notes: $25,000.
Legal investment
The notes are not expected to be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in this prospectus supplement and the prospectus.
Certain ERISA considerations
The notes are expected to be eligible for purchase by investors subject to ERISA, subject to certain considerations and limitations. See "Employee Benefit Plan Considerations" in this prospectus supplement and the prospectus.

Class A and Class M Notes

Class	Note Rate	Initial Principal Balance	Initial Rating Moody's/S&P/ Fitch	Designation
Class A Notes	One month LIBOR plus 0.35%(1)	$524,431,000	Aaa/AAA/ AAA	Senior/Floating Rate
Class M Notes	One month LIBOR plus 0.50%(1)	$147,143,000	Aa2/AA/AA	Subordinate/Floating Rate
Total Notes		$671,574,000

(1)
Subject to the available funds cap.

The Trust

The depositor established the Household Mortgage Loan Trust 2004-HC1 to issue the Closed-End Mortgage Loan Asset Backed Notes, Series 2004-HC1. The trust is a statutory trust formed under the laws of the State of Delaware and will be governed by an amended and restated trust agreement among the depositor, HFC, the owner trustee, the Delaware trustee, the co-trustee and the administrator. The notes will be issued by the trust under an indenture among the trust, the co-trustee, the indenture trustee and the administrator.

Trust Assets

The trust assets will include:

  •
  a pool of mortgage loans made or to be made in the future, and secured by first and second mortgages or deeds of trust on properties that are primarily one- to four-family primary residences;

  •
  payments received on the mortgage loans on or after the cut-off date;

  •
  property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure;

  •
  benefits under certain hazard insurance policies in respect of the mortgage loans and/or the mortgaged properties;

  •
  amounts on deposit in the collection account (exclusive of net earnings thereon);

  •
  all proceeds from the items above; and

  •
  a share of preferred stock of the depositor.

The Mortgage Loan Pool

        The mortgage loans are secured by first and second mortgages or deeds of trust. The mortgage loans had the characteristics in the following table as of the statistical cut-off date, the date as of which information is provided with respect to the mortgage loans in the mortgage loan pool:

Minimum current principal balance	$9,442
Maximum current principal balance	$397,637
Average current principal balance	$122,283
Range of loan rates	6.000% to 15.650%
Weighted average loan rate	7.959%
Range of original terms to stated maturity	72 to 360 months
Weighted average original term to stated maturity	348 months
Range of remaining terms to stated maturity	61 to 355 months
Weighted average remaining term to stated maturity	336 months
Range of original combined loan-to-value ratios	14.59% to 104.90%
Weighted average original combined loan-to-value ratio	93.53%
Weighted average FICO credit score	621
See "Description of the Mortgage Loan Pool" in this prospectus supplement.

Payments on the Notes

Amount Available for Monthly Payment.    On each monthly payment date, payments will be made to holders of the notes. The amount available for payment includes:

  •
  the aggregate amount of principal collections and net interest collections on the mortgage loans received during the related collection period, and

  •
  any amounts required to be paid by the master servicer in connection with the termination of the trust.

See "Description of the Notes—Available Payment Amount" in this prospectus supplement.

Payments.    Payments to noteholders will generally be made from principal and net interest collections in the following order:

  •
  Class A Note interest plus any Class A Note interest not paid in any prior period;

  •
  Class M Note interest plus any Class M Note interest not paid in any prior period;

  •
  approximately 78.09% of the principal payment amount to Class A Note principal, until the principal amount of the Class A Notes has been reduced to zero;

  •
  any principal carry forward amount with respect to the Class A Notes;

  •
  approximately 78.09% of any additional principal reduction amount to Class A Note principal, until the principal amount of the Class A Notes has been reduced to zero;

  •
  approximately 21.91% of the principal payment amount to Class M Note principal, until the principal amount of the Class M Notes has been reduced to zero;

  •
  any principal carry forward amount with respect to the Class M Notes;

  •
  approximately 21.91% of any additional principal reduction amount to Class M Note principal, until the principal amount of the Class M Notes has been reduced to zero;

  •
  to the extent that there is a deficiency in the required overcollateralization amount, concurrently, approximately 78.09% of any excess interest collections to Class A Note principal and approximately 21.91% of any excess interest collections to Class M Note principal until the principal amounts of each class of notes has been reduced to zero;

  •
  to the Class A and Class M Notes, their pro rata share, according to the outstanding Class A supplemental interest amount and Class M supplemental interest amount, as applicable, of the aggregate Class A supplemental interest amount and Class M supplemental interest amount;

  •
  to the owner trustee on behalf of the trust, an amount sufficient to pay any judgment or settlement affecting the trust; and

  •
  any remaining funds to the holder of the ownership interest in the trust, provided that certain conditions are satisfied.

To the extent that the Class A Note principal amount has been reduced to zero, then 100% of any applicable amounts described above will be paid to the Class M Notes until the principal amount of the Class M Notes has been reduced to zero.

Interest will accrue on each class of notes at a note rate based on the one month LIBOR index plus a specified margin, subject to the available funds cap. Interest will accrue on each class of notes from the prior payment date (or the closing date, in the case of the first payment date) to the day prior to the current payment date.

The note rates on the notes will be subject to an available funds cap based on a per annum rate equal to the product of (i) the weighted average of the net loan rates of each mortgage loan, which is equal to the loan rate less the rate at which the servicing fee is calculated, outstanding as of the first day of the related collection period and (ii) a fraction, the numerator of which is 30 and the denominator of which is the number of days in the stated accrual period. If the available funds cap is less than the LIBOR-

based formula rate on any class of notes, the note rate on that class of notes will be reduced to the available funds cap. Interest not paid as current interest on any class of notes as a result of the available funds cap limitation will be paid at a lower priority position in the current payment or will be carried over on a subordinated basis with accrued interest at the then applicable LIBOR-based formula rate for that class and paid in a later payment, to the extent sufficient funds are available therefor. The ratings of the notes do not address the likelihood of the payment of such supplemental interest amounts.

Interest and principal payments on the notes will be as described under "Description of the Notes—Allocation of Payments on the Mortgage Loans" in this prospectus supplement.

Credit Enhancement

The credit enhancement for the benefit of the notes consists of:

Excess Interest.    There is expected to be excess interest because more interest is expected to be paid by the borrowers than is necessary to pay the interest on the notes and the related servicing fee each month. Excess interest may be used to protect the notes against some losses, by making an additional payment of principal up to the amount of the losses.

Overcollateralization.    Although the aggregate principal balance of the mortgage loans as of the cut-off date is $754,577,133.16 the trust is issuing only $671,574,000.00 aggregate principal amount of notes. The excess principal balance of the mortgage loans represents overcollateralization, which may absorb some losses on the mortgage loans, if not covered by excess interest. The targeted overcollateralization amount will initially be set at 14.50% of the aggregate principal balance of the mortgage loans as of the cut-off date and may be reduced on or after the stepdown date depending upon performance of the mortgage loan pool. If the level of overcollateralization is below what is required, the excess interest described above will also be paid to the notes as principal. This will reduce the principal balance of the notes faster than the principal balance of the mortgage loans until the required level of overcollateralization is reached.

Subordination

Payment of interest on the Class M Notes is subordinate to payment of interest on the Class A Notes. Other than amounts paid in connection with attaining the required overcollateralization amount, payment of principal on the Class M Notes is subordinate to payment of principal on the Class A Notes.

Optional Substitution

The master servicer has the right to substitute mortgage loans included in the trust at any time, provided:

  •
  the substitution does not exceed 2% of the aggregate principal balance of the mortgage loans as of the cut-off date;

  •
  the mortgage loans being substituted have principal and interest due that is substantially equivalent to the principal and interest then due on the mortgage loans being removed from the trust; and

  •
  the master servicer represents and warrants that the substituted mortgage loans meet the required eligibility criteria.

Optional Termination

On any payment date following the first payment date on which the aggregate principal amount of the notes is less than or equal to 15% of the initial principal amount of the notes after giving effect to payments on that payment date, the master servicer will have the option to purchase the remaining mortgage loans from the trust. This will redeem the notes. If this occurs, the outstanding principal amount of the notes will be paid in full with accrued interest to the date of purchase.

If the master servicer does not exercise this purchase option within three months of the payment date on which the purchase option could first be exercised, then on the next succeeding payment date the indenture trustee will begin an auction process to sell the mortgage loans and the other trust assets, but the indenture trustee may not sell the trust assets and liquidate the trust unless the proceeds of the auction are sufficient to pay the aggregate unpaid principal amount of the notes and all accrued and unpaid interest thereon. If the first auction of the trust assets is not successful because the highest bid received is too low, then the indenture trustee will conduct an auction of the mortgage loans every third month thereafter, unless and until an acceptable bid is received for the trust assets.

If the first auction of the trust assets is not successful because the highest bid received is too low, then on each payment date thereafter, all payments that would otherwise go to the ownership interest in the trust will be used to further reduce the outstanding principal amount of the notes.

Maturity

If the full amount of principal and interest then due on the notes is not paid by the payment date in August 2014, (i) the indenture trustee will begin an auction process for the sale of the remaining mortgage loans, and (ii) upon the closing of any such sale, the trust will use the proceeds from the sale of the mortgage loans to repay in full the principal of and accrued interest on the Class A and Class M Notes. However, if the sale proceeds would be insufficient to repay in full the principal of and accrued interest on the Class A and Class M Notes, then only upon the consent of the holders of not less than 66 2/3% of the note principal amount of all the notes in the aggregate, the indenture trustee will sell the mortgage loans to the highest bidder, distribute or cause the proceeds to be distributed in accordance with the payment priorities described in this prospectus supplement and terminate the trust. On each payment date after the August 2014 payment date, all payments that would otherwise go to the ownership interest in the trust will be used to further reduce the outstanding principal amount of the notes.

Ratings

The trust will not issue the notes unless they have been assigned the ratings listed on page S-7 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the notes. In addition, the ratings of the notes do not address the likelihood of the payment of supplemental interest amounts.

Book-Entry Registration

The notes will be issued in book-entry form. Investors will hold their interests through a depository. While the notes are book-entry they will be registered in the name of the depository. Beneficial interests in these notes may be purchased in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof.

The circumstances under which definitive notes will replace the book-entry notes are described in this prospectus supplement. See "Description of the Notes—Book-Entry Registration" in this prospectus supplement.

Legal Investment

The notes will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the notes constitute legal investments for you.

Employee Benefit Plan Considerations

The notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts if they have determined that the purchase and the continued holding of the notes will not violate applicable fiduciary standards of conduct, and provided certain conditions are met. As a result, persons investing assets of employee benefit plans should consult with their legal advisors before investing plan or IRA assets in the notes and should carefully review the "Employee Benefit Plan Considerations" provisions provided for later in this prospectus supplement and in the accompanying prospectus.

Tax Status

For federal income tax purposes, subject to the considerations in this prospectus supplement, the notes will be characterized as indebtedness and the trust will not be characterized as an association, as a publicly traded partnership taxable as a corporation or as a taxable mortgage pool. Each holder of a note, by acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

Recent Developments

Household International, Inc., the parent company of HFC, was acquired by HSBC Holdings plc, a public limited company incorporated in England and Wales ("HSBC"), on March 28, 2003, pursuant to the terms of an agreement and plan of merger dated November 14, 2002. The HSBC Group, headquartered in London, England, is one of the world's largest banking and financial services organizations. For further information on HSBC, see its publicly available reports filed with the Securities and Exchange Commission.

It is not expected that HSBC will guarantee or support the obligations of Household International, HFC or the depositor.

RISK FACTORS

        The notes are complex securities and are not suitable investments for all investors.

        You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk. In particular, you should not purchase the notes unless you understand the prepayment, credit, liquidity and market risks associated with the notes.

        You should carefully consider, among other things, the following factors in connection with the purchase of the notes:

The failure to deliver the loan documents and the failure to record the assignments may cause a sale to the depositor to be ineffective.
Under the terms of a sale and servicing agreement, among the depositor, the master servicer, the trust, the administrator and the indenture trustee, so long as HFC's long-term senior unsecured debt is assigned an acceptable minimum rating by at least two of Moody's Investors Service, Inc., Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch Ratings (which minimum acceptable ratings are currently "Baa3" for Moody's, "BBB-" for S&P and "BBB" for Fitch), the loan documents with respect to each mortgage loan will be retained by the sellers affiliated with HFC, and assignments of the related mortgage to the trust will not be recorded. Failure to deliver the documents to the indenture trustee will make the transfer of the mortgage loans potentially ineffective against a purchaser if a seller fraudulently or inadvertently resells a mortgage loan to a purchaser who had no notice of the prior sale to the depositor and transfer to the trust and who perfects his interest in the mortgage loan by taking possession of the loan documents. HFC's current ratings are "A1" by Moody's, "A" by S&P and "A+" by Fitch.

Each of the sellers and the depositor have taken steps to structure the transfers of the mortgage loans to the depositor and the subsequent transfer of the mortgage loans to the trust as "true sales" of the loans. If, however, for any reason, including the bankruptcy of a seller, the depositor or the trust, any seller or the depositor is found not to have sold the mortgage loans, but is instead deemed to have made a loan secured by a pledge of the related mortgage loans, then the depositor and/or the trust and/or the indenture trustee will have a perfected security interest in the mortgage loans because the sellers and the depositor have filed financing statements to perfect the depositor's and/or the trust's and/or the indenture trustee's security interest in the mortgage loans conveyed by the sellers and the depositor and pledged by the trust. The filings will not eliminate the foregoing risks with respect to the inadvertent or fraudulent assignment of mortgages securing the mortgage loans. Similarly, the filings will not eliminate the risk that a security interest perfected after the closing date may be avoided in the bankruptcy of a seller or the depositor for up to one year after the date on which perfection occurred.

The sale and servicing agreement provides that if any loss is suffered in respect of a mortgage loan as a result of the retention by a seller of the documents relating to a mortgage loan or the failure to record the assignment of a mortgage loan, HFC will purchase the mortgage loan from the trust. However, there can be no assurance that HFC will have the financial capability to purchase the mortgage loans and if it is unable to do so, noteholders could suffer a loss on their investment.

In the event that HFC's long-term senior unsecured debt rating as assigned by two of the three rating agencies does not satisfy the above-described standards or any seller who retained possession of any loan documents ceases to be an HFC affiliate, the seller will have 90 days to deliver and record, if required, assignments of the mortgages for each related mortgage loan in favor of the trust and 60 days to deliver the loan documents pertaining to each mortgage loan to the indenture trustee. However, delivery and recording will not be required if opinions of counsel satisfactory to the indenture trustee to the effect that recordation of the assignments or delivery of the documentation is not required in the relevant jurisdiction to protect the interests of the depositor, the trust and the indenture trustee in the mortgage loans are provided. Although the loan documents pertaining to each mortgage loan will generally not be delivered to the indenture trustee or segregated from the loan documents pertaining to other mortgage loans owned or serviced by a seller who is an affiliate of HFC, the electronic master record of mortgage loans maintained by the master servicer will be clearly and unambiguously marked to indicate that the mortgage loans have been transferred to the trust and pledged to the indenture trustee and constitute part of the trust.
The yield to maturity of your notes will vary depending on a variety of factors.	The yield to maturity of the notes will depend on a variety of factors, including:
	•	the amortization schedules of the mortgage loans;
	•	the rate of principal prepayments, including partial prepayments, and prepayments resulting from refinancing by the borrowers;
	•	liquidations of defaulted mortgage loans;
	•	the rate of losses on defaulted mortgage loans;
	•	the presence and enforceability of due-on-sale clauses;
	•	the repurchase of mortgage loans by the depositor or the master servicer as a result of defective documentation or breaches of representations and warranties;

	•	the optional purchase by the master servicer of all the mortgage loans in connection with the termination of the trust;
	•	the sale by the indenture trustee of all the mortgage loans in connection with the accelerated repayment of the notes after the August 2014 payment date;
	•	the number of borrowers whose mortgage loan agreement is modified to contain the declining rate feature and who take advantage of that feature;
	•	the interest rate for your class of notes; and
	•	the purchase price for your notes.
The notes have a cap on their note rates, which may limit the amount of interest you will receive.
Each class of notes accrues interest at a formula rate based on the one month LIBOR index plus a specified margin, but is subject to an available funds cap based on the net loan rates on the mortgage loans. Interest accrued on the notes in excess of the available funds cap, known as supplemental interest, will be paid only to the extent funds are available after payment of all other amounts payable on the notes as described in this prospectus supplement. No assurance can be given that all supplemental interest amounts will be paid. In addition, the ratings of the notes do not address the likelihood of the payment of supplemental interest amounts.

The note rates of the notes adjust monthly while the loan rates on the mortgage loans may adjust semi-annually, may be fixed or may decline over time. Consequently, in a rising interest rate environment, the amount of supplemental interest payable on the notes may increase. The amount of supplemental interest payable on the notes may also increase if the higher interest rate mortgage loans prepay at a faster rate than the lower interest rate mortgage loans, which will have the effect of reducing the available funds cap.

To the extent that the formula rate on your class of notes exceeds the available funds cap at any time while you own that note, you may not receive all of the interest payments that you expected to receive on that note, and as a result the yield on your investment may be lower than you anticipated, particularly if you purchased your note at a price greater than its outstanding principal amount. In addition, the weighted average life of your class of notes may be affected.

Payments on the mortgage loans are the sole source of payments on your notes.
Credit enhancement includes excess interest, overcollateralization and, with respect to the Class A Notes, subordination. None of the depositor, the indenture trustee, the owner trustee, the Delaware trustee, the administrator, the trust, the master servicer, the sellers or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or to take any other action to maintain any rating of the notes. If any losses are incurred on the mortgage loans that are not covered by the credit enhancement, the holders of the notes will bear the risk of these losses.
Interest payable on the notes differs from interest payable on the mortgage loans.
Interest payable on the mortgage loans may be insufficient to pay interest on the notes. Interest payable on the Class A Notes and Class M Notes will accrue at a variable rate based on one month LIBOR. Based upon the statistical cut-off date principal balance, approximately 77.02% of the aggregate principal balance of the mortgage loans will accrue interest at an adjustable rate based generally on the six month LIBOR rate plus a designated margin while approximately 22.98% of the aggregate principal balance of the mortgage loans will accrue interest at a fixed rate. The adjustable rate mortgage loans are generally subject to periodic and lifetime minimum and maximum interest rate adjustments. The one month and six month LIBOR rates may not respond to the same economic factors and there is no necessary correlation between them. If the spread between one month LIBOR and the six month LIBOR rates or fixed rates is reduced or eliminated, the interest payments on the notes also may be reduced. In addition, the weighted average life of the notes may be affected. If that happens, the value of your notes may be temporarily or permanently reduced.
The rate of prepayments is one of the most important and least predictable factors affecting yield.
In general, if you purchase a note at a price higher than its outstanding principal amount and principal payments occur faster than you assumed at the time of purchase, your yield will be lower than anticipated. Similarly, if you purchase a note at a price lower than its outstanding principal amount and principal payments occur more slowly than you assumed at the time of purchase, your yield will be lower than anticipated.

The rate of prepayments will vary depending on future market conditions, and other factors.
Since borrowers can generally prepay their mortgage loans at any time, the rate and timing of principal payments on the notes are highly uncertain. Generally, when market interest rates increase, some borrowers are less likely to prepay their mortgage loans, particularly fixed rate mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the interest rate on your class of notes. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans, particularly fixed rate mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the interest rate on your class of notes.
Refinancing programs, which may involve soliciting all or some of the borrowers to refinance, may increase the rate of prepayments on the mortgage loans.
The borrower under a mortgage loan may refinance the mortgage loan at any time, with an affiliate of the master servicer or another lender, which will result in prepayment of the mortgage loan. Based upon the statistical cut-off date principal balance, at least 91.28% of the mortgage loans provided at origination for payment of a prepayment charge which may, or may not, be enforced by the master servicer. The master servicer will retain any amounts received from a prepayment charge for its own account. Prepayment charges will not be enforced if the borrower refinances with a seller or an affiliate of the master servicer. Prepayment charges may reduce the rate of prepayment on the mortgage loans until the end of the related prepayment period and, as a result, may reduce the yield on the notes. See "Description of the Mortgage Loan Pool—Mortgage Loan Pool Characteristics" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.
Servicing and collection practices may affect the rate of prepayment or the timing of collections.
The master servicer and the subservicer(s) may employ servicing and collections policies from time to time which have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans, and of collections from enforcement of defaulted loans. Any term of a mortgage loan may be waived, modified or varied if it is in default or (in the judgment of the master servicer or related subservicer) such default is imminent, or if the purpose of such action is to reduce the likelihood of prepayment or of default of such mortgage loan, to increase the likelihood of repayment or repayment upon default of such mortgage loan, to increase the likelihood of repayment in full of or recoveries under such mortgage loan or to otherwise benefit the holders of the notes. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits which have the effect of deferring or otherwise altering the timing of the trust's receipt of principal or interest payments. However, if such servicing and collection policies do not increase the repayment in full or recoveries on a mortgage loan, the return to noteholders could be reduced.

The return on your notes could be reduced by shortfalls due to the Servicemembers Civil Relief Act.
The Servicemembers Civil Relief Act, or the Relief Act, provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The response of the United States to the terrorist attacks on September 11, 2001 and the United States-led invasion and occupation of Iraq has increased the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Other military actions that could occur in the future are also likely to increase the number of citizens on active military service. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. Any application of the Relief Act or similar federal, state or local legislation or regulation will effect a reduction of the loan rate, and consequently the net loan rate, of the related mortgage loan during the covered period. As a result, application of the Relief Act or similar federal, state or local legislation or regulation may reduce the available funds cap. The affected borrower will not be required to pay, and the master servicer will not be required to advance, any interest accrued in excess of the rate specified by the Relief Act or similar federal, state or local legislation or regulation.

The Relief Act also limits the ability of the master servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans and those delays and increased losses may result in delays in payment and increased losses on the notes in connection therewith.

We do not know how many mortgage loans in the mortgage loan pool have been or may be affected by the application of the Relief Act. See "Legal Aspects of Mortgage Loans and Related Matters—Servicemembers Civil Relief Act" in the prospectus.
The return on your notes could be reduced by shortfalls due to similar legislation passed at the state level.
In June 2002, the California Military and Veterans Code was amended to provide protection equivalent to that provided by the Relief Act to California National Guard members called up to active service by the Governor of California, California National Guard members called up to active service by the President and reservists called to active duty.

The amendment could result in shortfalls in interest and could affect the ability of the master servicer to foreclose on defaulted mortgage loans in a timely fashion. As a result, there may be delays in payment and increased losses on the mortgage loans and those delays and increased losses may result in delays in payment and increased losses on the notes. In addition, the amendment, like the Relief Act, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. None of the depositor, the sellers, the indenture trustee, the administrator, the owner trustee, the co-trustee, the Delaware trustee, the trust, the master servicer or any of their affiliates has undertaken a determination as to which mortgage loans, if any, may be affected by the amendment. In addition, it is possible that other states have passed legislation similar to the amendment or will do so in the future.
The yield on the Class M Notes will be affected by the specific terms that apply to that class.
Losses on defaulted mortgage loans will have the effect of accelerating the amount of principal payable on the notes at times when the trust may not have sufficient funds available to it to make those accelerated principal payments. As a result, because principal payments on the Class M Notes are subordinate to principal payments on the Class A Notes, the Class M Notes will be more sensitive to the timing and amount of losses on defaulted mortgage loans than the Class A Notes. Depending on the timing of defaults and the severity of losses, investors in the Class M Notes may realize a lower return than they originally anticipated. It may also take longer for investors holding the Class M Notes to realize their expected return on their investment.
See "Material Yield and Prepayment Considerations" and "Description of the Notes—Allocation of Payments on the Mortgage Loans" in this prospectus supplement.
The return on your notes may be reduced by losses, which are more likely because some of the loans have high combined loan-to-value ratios.
The rate of delinquency and default of mortgage loans with high combined loan-to-value ratios may be greater than that of mortgage loans with low combined loan-to-value ratios on comparable properties. When it is uneconomical to foreclose on the mortgaged property or engage in other loss mitigation procedures, the master servicer may write off the entire outstanding balance of the mortgage loan as a bad debt. As a result, there may be increased losses on the mortgage loans and those increased losses may result in increased losses on the notes. The foregoing risks are particularly applicable to mortgage loans that have high combined loan-to-value ratios because it is comparatively more likely that the master servicer would determine foreclosure to be uneconomical if the master servicer believes that there is little, if any, equity available in the mortgaged property. As of the statistical cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans is 93.52%, and approximately

85.01% of the aggregate principal balance of the mortgage loans will have original combined loan-to-value ratios in excess of 80.00% based upon the aggregate amount financed.
Mortgage loans with special introductory "teaser" rates may have greater default risk.
Based upon the statistical cut-off date principal balance, 100.00% of the adjustable rate mortgage loans bear a fixed interest rate for two or three years from the date of origination and have not yet adjusted. These mortgage loans have low special introductory interest rates known as "teaser" rates. At the expiration of the initial fixed rate period, the interest rate may adjust to a rate that is significantly higher than the initial rate. The amount of the increases in the interest rate (on the initial and subsequent adjustment dates) may be limited by periodic adjustment caps. However, despite the rate adjustment caps, this could result in a significant increase in the borrower's monthly mortgage payment, which may cause some of these borrowers to default on their mortgage loans. As a result, the default risk associated with teaser rate mortgage loans is greater than that associated with mortgage loans that do not have a low introductory interest rate. In addition, borrowers of this type of mortgage loan may be encouraged to refinance or prepay their mortgages upon the end of the teaser rate, which may also affect the return on your notes. See "Description of the Mortgage Loan Pool—Mortgage Loans" for information concerning periodic rate adjustment caps and the next adjustment date for the adjustable rate mortgage loans.
Mortgage loans with balloon payment features may have greater default risk.
Based upon the statistical cut-off date principal balance, 2.85% of the mortgage loans included in the mortgage loan pool are Balloon Loans that provide for the payment of a large remaining principal balance in a single payment at maturity. The borrower on this type of loan may not be able to pay the large payment, and may also be unable to refinance the mortgage loan at maturity. As a result, the default risk associated with Balloon Loans may be greater than that associated with fully amortizing loans because of the large payment due at maturity, which could result in losses to the noteholders.
Delays in payment on your notes may result because the master servicer is not required to advance monthly payments on delinquent mortgage loans.
The master servicer is not obligated to advance scheduled monthly payments of principal and interest on mortgage loans that are delinquent or in default. Accordingly, the excess cashflow that will be available on the related payment date will be reduced by delinquent or defaulted mortgage loans, which could result in losses to the noteholders. Additionally, the rate of delinquency and default on mortgage loans secured by second liens may be greater than that of mortgage loans secured by first liens on comparable properties, which could result in losses to the noteholders.

The receipt of liquidation proceeds may be delayed, and the amount of liquidation proceeds may be less than the related mortgage loan balance, each of which can adversely affect the yield on your notes.
Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans, which may have the effect of reducing the yield on your notes. Further, liquidation expenses including legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to the issuer. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancement is insufficient.
The return on your notes may be reduced in an economic downturn.
A deterioration in economic conditions could adversely affect the ability and willingness of borrowers to repay their loans. No prediction can be made as to the effect of an economic downturn on the rate of delinquencies and losses on the mortgage loans. If defaults and delinquencies increase, losses on the notes may also increase.
Consumer protection laws may limit remedies.	There are various federal and state laws, public policies and principles of equity that protect borrowers under mortgage loans. Among other things, these laws, policies and principles:
	•	regulate interest rates and other charges;
	•	require specific disclosures;
	•	require licensing of mortgage loan originators;
	•	prohibit discriminatory lending practices;
	•	prohibit unfair and deceptive practices;
	•	regulate the use of consumer credit information; and
	•	regulate debt collection practices, including foreclosure actions.

Violations of provisions of these laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and may subject the depositor, the master servicer or the trust to damages and administrative enforcement. As a result, noteholders may experience losses on their notes. The depositor or the master servicer will be required to repurchase any mortgage loans which, at the time of origination, did not comply with these applicable laws or regulations.

The mortgage loan pool characteristics may change as a result of optional substitution.
The mortgage loans that the master servicer may elect to substitute for some of the mortgage loans (not to exceed 2% of the aggregate principal balance of the mortgage loans as of the cut-off date) will not be required to have any specific characteristics, except that each substitute mortgage loan must satisfy the required eligibility criteria specified in the sale and servicing agreement at the time of its addition. Substitute mortgage loans may be originated at a later date than the initial mortgage loans using underwriting credit criteria different from those that were applied to the initial mortgage loans and may be of a different credit quality and seasoning, which could result in losses to the noteholders whose notes are supported by such mortgage loans. In addition, following the transfer of substitute mortgage loans to the trust, the characteristics of the entire mortgage loan pool, including the composition and other attributes of the mortgage loans, may vary from those of the initial mortgage loans. See "Description of the Mortgage Loan Pool" in this prospectus supplement.
Second lien mortgage loans included in the mortgage loan pool create greater risks compared to those for first lien mortgage loans.
The standards under which the second lien mortgage loans included in the mortgage loan pool were underwritten were based on the borrower's credit history and capacity to repay, in addition to the value of the collateral upon foreclosure. Because of the relatively high combined loan-to-value ratios of the mortgage loans and the fact that 5.04% (based upon the statistical cut-off date principal balance) of the mortgage loans are secured by second liens, losses on the mortgage loans will likely be higher than on a pool of exclusively conventional first lien mortgage loans, which may result in losses on the notes.
Your notes may be adversely affected by changes in bankruptcy laws.
Congress continues to consider bankruptcy law changes that may affect future bankruptcies and therefore could affect the rate and timing of payments on the mortgage loans. Currently, it is too early to determine whether any of the proposed changes will become law. Any changes to the Bankruptcy Code could have a negative effect on the mortgage loans and the enforcement of rights under the mortgages and may result in losses on the notes.
The return on your notes may be particularly sensitive to changes in real estate markets in specific areas.
One risk of investing in the notes is created by concentration of the related mortgaged properties in one or more geographic regions. Based upon the statistical cut-off date principal balance, 15.02%, 7.56%, 5.70%, 5.25% and 5.09% of the mortgage loans are located in California, Florida, Michigan, Ohio and Virginia respectively. If the regional economy or housing market weakens in any region having a significant concentration of the properties underlying the mortgage loans, the mortgage loans related to properties in that region may experience high rates of loss and delinquency, which could result in losses to noteholders. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots and terrorism.
The incurrence of additional debt could increase your risk.
There can be no assurance that the borrower will not incur further debt. This further debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the mortgage loans and could result in losses to the noteholders.
Nonperforming mortgage loans may result in payment delays and legal expenses.	Foreclosure actions and actions to obtain deficiency judgments:
• are regulated by state laws and judicial rules;
• may be subject to delays; and
• may be expensive.

Because of these factors, if a borrower defaults, the master servicer may have difficulty foreclosing on a mortgage loan or obtaining a deficiency judgment. If the forms of credit enhancement are no longer outstanding, a delay or inability of the master servicer to foreclose or obtain a deficiency judgment may delay payments on the notes or result in a loss on the notes.
You may have to hold your notes to maturity if their marketability is limited.
A secondary market for your notes may not develop. Even if a secondary market does develop, it may not continue, or it may be illiquid. Illiquidity means you may not be able to find a buyer to buy your notes readily or at prices that will enable you to realize a desired yield. Illiquidity can have an adverse effect on the market value of your class of notes.
The commingling of funds can create greater risk to you if HFC goes into bankruptcy.
At any time that HFC is the master servicer and its short-term debt is rated at least "P-1" by Moody's, "A-1" by S&P and "F-1" by Fitch or HFC arranges for and maintains a servicer credit enhancement acceptable to the rating agencies, all amounts received in respect of the mortgage loans may be commingled with the funds of HFC prior to each payment date and, in the event of bankruptcy of HFC, the trust may not have a perfected interest in these collections. As a result, the trust may not have access to those funds to make payments on the notes. As of the date of this prospectus supplement, HFC's short-term debt satisfies the rating criteria of each rating agency. See "Sale and Servicing Agreement—Collection and Liquidation Practices; Loss Mitigation."
Rights of beneficial owners may be limited by the book-entry system.	The notes will be held through the book-entry system of DTC and transactions in the notes generally can be effected only through DTC and DTC participants. As a result:
• your ability to pledge notes to entities that do not participate in the DTC system, or to otherwise act with respect to notes, may be limited due to the lack of a physical note for the notes; and

	•	under a book-entry format, you may experience delays in the receipt of payments, since payments will be made by the administrator to DTC, and not directly to you.
Note ratings are dependent on assessments by the rating agencies.
The ratings of the notes depend primarily on an assessment by the rating agencies of the underlying mortgage loans, the credit enhancement and the ability of the master servicer to service the mortgage loans.
The rating by the rating agencies of the notes:
	•	is not a recommendation to purchase, hold or sell the notes; and
	•	does not comment as to the market price or suitability of the notes for a particular investor.
There is no assurance that the ratings will remain for any given period of time or that the ratings will not be reduced, suspended or withdrawn by the rating agencies.

INTRODUCTION

        The depositor will establish a trust with respect to the Closed-End Mortgage Loan Asset Backed Notes, Series 2004-HC1 prior to the closing date and on the closing date will enter into an amended and restated trust agreement among the depositor, HFC, the owner trustee, the co-trustee, the administrator and the Delaware trustee. On the closing date, the depositor will deposit into the trust the receivables relating to a pool of mortgage loans, that in the aggregate will constitute a mortgage loan pool, secured by closed end, fixed-rate or adjustable-rate, fully-amortizing and balloon payment mortgage loans. All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by aggregate statistical cut-off date Principal Balance unless otherwise indicated. The characteristics of the mortgage loans may change between the statistical cut-off date and the cut-off date, although any such change is not expected to be material.

        Some capitalized terms used in this prospectus supplement have the meanings given below under "Glossary of Terms" or in the prospectus under "Glossary."

DESCRIPTION OF THE MORTGAGE LOAN POOL

General

        The mortgage loan pool will consist of 6,159 mortgage loans having an aggregate Principal Balance outstanding as of the cut-off date of $754,577,133.16. The mortgage loans are secured by first and second liens on fee simple or leasehold interests in primarily one- to four-family residential real properties. In each case, the property securing the mortgage loan is referred to as the mortgaged property. As of the statistical cut-off date, the mortgage loans will consist of fixed-rate or adjustable-rate, fully-amortizing and balloon payment mortgage loans with terms to stated maturity of approximately ten, fifteen, twenty, twenty-five or thirty years with respect to 0.08%, 4.67%, 2.82%, 0.14% and 92.29% of the mortgage loans, respectively, from the date of origination or modification. With respect to mortgage loans that have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification.

        The sellers are wholly-owned subsidiaries of HFC that are licensed to make and/or service mortgage loans in the states in which the mortgaged properties are located. The sellers purchased the mortgage loans from correspondent originators and from affiliated originators and will sell and assign the mortgage loans to the depositor, which will then sell and assign the mortgage loans to the trust in exchange for the notes. The sellers will also enter into a transfer agreement to assign and transfer to the trust the account relationship and all documents supporting the mortgage loans. All of the mortgage loans will be purchased by the depositor from the sellers on a servicing released basis; however, all of the mortgage loans will be subserviced by the sellers under the direction of the master servicer. See "—The Subservicers" below.

        All of the mortgage loans were underwritten in conformity with or in a manner generally consistent with the standards required by the Household Mortgage Services Program. See "—Underwriting Guidelines" below.

        The depositor will make some limited representations and warranties regarding the mortgage loans as of the closing date. The depositor or the master servicer will be required to repurchase or substitute for any mortgage loan as to which a breach of its representations and warranties with respect to that mortgage loan occurs if the breach materially adversely affects the interests of the noteholders in that mortgage loan. The depositor and master servicer will indemnify the trust for out-of-pocket financial losses arising out of any material breach of any representation or warranty of the depositor on which the trust has relied. Each seller has made, or will make, to the depositor certain limited representations and warranties regarding the related mortgage loans, as of the date of their purchase by the depositor. However, the representations and warranties will not be assigned to the trust for the benefit of the holders of the notes, and therefore a breach of the representations and warranties will not be enforceable by the trust directly against such sellers. There will be no independent verification of any of the loan documents relating to the mortgage loans prior to their delivery, if required at all, to the indenture trustee. See "Household Mortgage Services Program—Representations and Warranties Concerning the Mortgage Loans" in the prospectus.

Payments on the Mortgage Loans

        The mortgage loans are Actuarial Mortgage Loans, on which 30 days of interest is owed each month regardless of the day on which the payment is received.

Balloon Loans

        As of the statistical cut-off date, approximately 2.85% of the mortgage loans are Balloon Loans, which generally require monthly payments of principal and interest based on a 30-year amortization schedule and have scheduled maturity dates of approximately 15 years from the due date of the first monthly payment, in each case leaving a balloon payment on the respective scheduled maturity date. The existence of a balloon payment may require the related borrower to refinance the mortgage loan or to sell the mortgaged property on or prior to the scheduled maturity date. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available interest rates at the time of sale or refinancing, the borrower's equity in the related mortgaged property, the financial condition of the borrower, tax laws and prevailing general economic conditions. None of the sellers, the depositor, the master servicer or the indenture trustee is obligated to refinance any Balloon Loan.

Declining-Rate Mortgage Loans

        The mortgage loans may include a declining-rate, fully-amortizing mortgage loan product (Rate Roll-Back) that enables borrowers to benefit from a timely payment history. As of the cut-off date, none of the mortgage loans provided for the declining rate feature; however, mortgage loans may be modified to provide for this feature. Under the Rate Roll-Back product, a borrower's interest rate on a mortgage loan will automatically be reduced periodically if the borrower has timely made all payments required by the loan agreement and has not filed for protection under the bankruptcy laws. Even if the rate is decreased, the monthly payment is not adjusted. Therefore, if the borrower continues to pay in a timely manner the mortgage loan will be paid in full sooner than the final payment days reflected in the loan agreement. Under the Rate Roll-Back product, upon the default or delinquency of a mortgage loan, the interest rate on the mortgage loan will remain at the rate charged at the time of the default or delinquency.

Mortgage Loan Pool Characteristics

        All of the mortgage loans have principal, interest and fees, if applicable, payable monthly on various days of each month as specified in the applicable mortgage notes.

        In connection with each mortgage loan sold to the depositor by a seller that is secured by a leasehold interest, the related seller will have represented to the depositor that, among other things:

  •
  the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located;

  •
  residential property in the area consisting of leasehold estates is readily marketable;

  •
  the lease is recorded and no party is in any way in breach of any provision of the lease;

  •
  the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and

  •
  the remaining term of the lease does not terminate before the maturity date of that mortgage loan.

        At least 91.28% of the mortgage loans (by statistical cut-off date Principal Balance) at origination provided for payment of a prepayment charge if they prepay within a specified time period. No prepayment charges, late payment charges or other fees or charges received on the mortgage loans will be available for payment on the notes. The master servicer will be entitled to retain for its own account any prepayment charges, late payment charges and other fees and charges received on the mortgage loans. The master servicer may waive any prepayment charges, late payment charges or other fees or charges.

        As of the cut-off date, no mortgage loan was more than 29 days contractually delinquent in payment of principal and interest. As of the cut-off date, none of the mortgage loans were High Cost Loans.

        No mortgage loan provides for negative amortization or future advances. Deferred interest on a mortgage loan will only occur if the master servicer permits the borrower to skip payments in accordance with prudent servicing standards or utilizes an account management practice that results in a deferred payment. See "Delinquency and Loss Experience of the Master Servicer's Correspondent Portfolio" herein.

        With respect to each mortgage loan, the combined loan-to-value ratio will be the ratio, expressed as a percentage, of:

  •
  the sum of (a) the original Principal Balance of the mortgage loan and (b) any outstanding Principal Balance, at the time of the origination of the mortgage loan, of all other mortgage loans, if any, secured by liens senior to that mortgage loan on the related mortgaged property, divided by

  •
  the appraised value of the related mortgaged property.

        The appraised value for any mortgage loan will be the appraisal used in connection with the origination of the mortgage loan provided that the appraisal was obtained within six months of origination; and provided further that in the case of a refinance loan closed within six months of the purchase of the related mortgaged property, the purchase price of such property will be used.

Mortgage Loans

        As of the statistical cut-off date, none of the mortgage loans was originated prior to September 2002 and none of the mortgage loans had a maturity date later than January 2034. No mortgage loan had a remaining term to stated maturity as of the statistical cut-off date of less than 61 months. The weighted average remaining term to stated maturity of the mortgage loans as of the statistical cut-off date was approximately 336 months. The weighted average original term to stated maturity of the mortgage loans as of the statistical cut-off date was approximately 348 months.

        Below is a description of some additional characteristics of the mortgage loans as of the statistical cut-off date, unless otherwise indicated. Unless otherwise specified, all statistics are approximate percentages by aggregate Principal Balance of the mortgage loans as of the statistical cut-off date.

        Due to rounding, the percentages in the following tables may not always add up to 100.00%.

Original Principal Balance of the Mortgage Loans

Original Principal Balance of the Mortgage Loans	Number of Mortgage Loans	Aggregate Principal Balance	Percent of the Mortgage Loans by Aggregate Principal Balance
$ 0.01 - $ 50,000.00	948	$30,735,143.34	3.87%
$ 50,000.01 - $100,000.00	1,884	143,155,269.94	18.00
$100,000.01 - $150,000.00	1,808	222,827,564.07	28.03
$150,000.01 - $200,000.00	971	165,062,401.72	20.76
$200,000.01 - $250,000.00	468	103,972,762.14	13.08
$250,000.01 - $300,000.00	217	58,699,431.43	7.38
$300,000.01 - $350,000.00	120	38,441,811.77	4.83
$350,000.01 - $400,000.00	86	32,192,235.88	4.05

Total	6,502	$795,086,620.29	100.00%

        The average original Principal Balance of the mortgage loans was approximately $123,513.

Current Principal Balance of the Mortgage Loans

Current Principal Balance of the Mortgage Loans	Number of Mortgage Loans	Aggregate Principal Balance	Percent of the Mortgage Loans by Aggregate Principal Balance
$ 0.01 - $ 50,000.00	963	$31,460,064.38	3.96%
$ 50,000.01 - $100,000.00	1,884	143,922,641.89	18.10
$100,000.01 - $150,000.00	1,813	224,313,183.78	28.21
$150,000.01 - $200,000.00	964	164,671,512.25	20.71
$200,000.01 - $250,000.00	463	103,371,831.22	13.00
$250,000.01 - $300,000.00	216	58,798,106.57	7.40
$300,000.01 - $350,000.00	120	38,794,275.38	4.88
$350,000.01 - $400,000.00	79	29,755,004.82	3.74

Total	6,502	$795,086,620.29	100.00%

        The average current Principal Balance of the mortgage loans was approximately $122,283.

Interest Rate of the Mortgage Loans

Interest Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of the Mortgage Loans by Aggregate Principal Balance
5.501 - 6.000	21	$3,287,232.65	0.41%
6.001 - 6.500	300	55,030,461.08	6.92
6.501 - 7.000	822	136,042,382.21	17.11
7.001 - 7.500	873	127,671,220.22	16.06
7.501 - 8.000	1,301	183,273,917.58	23.05
8.001 - 8.500	786	98,693,523.71	12.41
8.501 - 9.000	729	80,396,302.70	10.11
9.001 - 9.500	387	36,034,732.11	4.53
9.501 - 10.000	380	32,348,600.73	4.07
10.001 - 10.500	190	12,704,510.89	1.60
10.501 - 11.000	227	11,718,361.48	1.47
11.001 - 11.500	106	4,930,304.00	0.62
11.501 - 12.000	147	5,377,390.51	0.68
12.001 - 12.500	72	2,509,078.91	0.32
12.501 - 13.000	79	2,547,867.05	0.32
13.001 - 13.500	30	915,425.43	0.12
13.501 - 14.000	33	1,092,266.61	0.14
14.001 - 14.500	10	279,687.85	0.04
14.501 - 15.000	7	185,635.34	0.02
15.001 - 15.500	1	28,115.45	0.00
15.501 - 16.000	1	19,603.78	0.00

Total	6,502	$795,086,620.29	100.00%

        The weighted average interest rate of the mortgage loans was approximately 7.959% per annum. The weighted average interest rate of the fixed-rate mortgage loans was approximately 8.537% per annum. The weighted average interest rate of the adjustable-rate mortgage loans was approximately 7.786% per annum.

Original Combined Loan-to-Value Ratio of the Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of the Mortgage Loans by Aggregate Principal Balance
10.01 - 15.00	1	$33,854.50	0.00%
15.01 - 20.00	1	69,323.17	0.01
20.01 - 25.00	3	172,429.57	0.02
25.01 - 30.00	5	303,652.38	0.04
30.01 - 35.00	3	197,810.75	0.02
35.01 - 40.00	8	531,796.84	0.07
40.01 - 45.00	13	1,064,467.17	0.13
45.01 - 50.00	12	880,597.03	0.11
50.01 - 55.00	18	1,644,179.77	0.21
55.01 - 60.00	30	2,843,358.26	0.36
60.01 - 65.00	42	4,331,468.76	0.54
65.01 - 70.00	86	8,840,604.89	1.11
70.01 - 75.00	134	15,157,391.20	1.91
75.01 - 80.00	595	82,935,185.05	10.43
80.01 - 85.00	367	49,378,177.67	6.21
85.01 - 90.00	833	106,818,245.75	13.43
90.01 - 95.00	571	71,059,586.26	8.94
95.01 - 100.00	3,321	390,823,133.10	49.15
100.01 - 105.00	459	58,001,358.17	7.29

Total	6,502	$795,086,620.29	100.00%

        The weighted average original combined loan-to-value ratio of the mortgage loans was approximately 93.53%.

Geographic Distribution of Mortgaged Properties of the Mortgage Loans

State	Number of Mortgage Loans	Aggregate Principal Balance	Percent of the Mortgage Loans by Aggregate Principal Balance
California	756	$119,447,664.57	15.02%
Florida	555	60,084,304.27	7.56
Michigan	380	45,307,235.18	5.70
Ohio	358	41,730,073.89	5.25
Virginia	319	40,430,788.08	5.09
Arizona	323	38,673,328.19	4.86
Indiana	369	36,499,850.18	4.59
Texas	341	32,435,617.27	4.08
Pennsylvania	291	31,801,496.89	4.00
Tennessee	261	27,776,152.10	3.49
Maryland	158	26,356,154.89	3.31
Colorado	147	25,067,401.98	3.15
Washington	179	23,777,547.55	2.99
Missouri	216	23,350,681.60	2.94
Georgia	169	21,231,204.38	2.67
New Jersey	127	20,983,474.82	2.64
South Carolina	180	19,856,227.31	2.50
Wisconsin	115	14,013,298.45	1.76
Minnesota	96	13,968,711.64	1.76
Kentucky	131	13,416,731.58	1.69
New York	96	12,796,408.28	1.61
Massachusetts	60	11,271,270.36	1.42
Nevada	88	10,230,782.60	1.29
Connecticut	67	8,956,153.25	1.13
Oregon	81	8,906,334.31	1.12
Utah	72	7,720,110.45	0.97
Iowa	79	7,585,562.44	0.95
Arkansas	62	6,639,458.38	0.84
Nebraska	53	5,783,168.09	0.73
Louisiana	49	5,386,511.86	0.68
Mississippi	53	5,061,228.03	0.64
Oklahoma	60	5,001,555.24	0.63
Delaware	37	4,737,600.87	0.60
Alabama	46	4,724,120.38	0.59
Idaho	41	4,046,065.24	0.51
New Mexico	30	3,598,783.35	0.45
Rhode Island	18	2,497,634.62	0.31
New Hampshire	9	976,296.28	0.12
South Dakota	7	769,850.75	0.10
Maine	7	680,708.55	0.09
Wyoming	5	521,974.58	0.07
North Dakota	4	457,566.29	0.06
Alaska	4	331,708.58	0.04
Montana	2	178,315.13	0.02
Vermont	1	19,507.56	0.00

Total	6,502	$795,086,620.29	100.00%

Occupancy Type of the Mortgage Loans

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of the Mortgage Loans by Aggregate Principal Balance
Owner Occupied	6,426	$787,386,553.47	99.03%
Investor Property	76	7,700,066.82	0.97

Total	6,502	$795,086,620.29	100.00%

Property Type of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of the Mortgage Loans by Aggregate Principal Balance
Single Family	5,917	$723,208,536.71	90.96%
Condo	268	33,043,250.88	4.16
Two- to Four-Family Home	122	18,242,530.77	2.29
Townhouse	123	15,120,910.62	1.90
Manufactured Housing	69	5,081,033.71	0.64
Rowhouse	3	390,357.60	0.05

Total	6,502	$795,086,620.29	100.00%

Documentation Type of the Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of the Mortgage Loans by Aggregate Principal Balance
Full	5,669	$694,818,022.64	87.39%
Limited	833	100,268,597.65	12.61

Total	6,502	$795,086,620.29	100.00%

Remaining Term to Stated Maturity of the Mortgage Loans

Months Remaining to Stated Maturity	Number of Mortgage Loans	Aggregate Principal Balance	Percent of the Mortgage Loans by Aggregate Principal Balance
61-120	18	$613,487.02	0.08%
121-180	753	37,100,955.10	4.67
181-240	461	22,436,762.44	2.82
241-300	12	1,122,820.37	0.14
301-360	5,258	733,812,595.36	92.29

Total	6,502	$795,086,620.29	100.00%

        The weighted average remaining term to stated maturity of the mortgage loans was approximately 336 months.

Year of Origination of the Mortgage Loans

Year of Origination	Number of Mortgage Loans	Aggregate Principal Balance	Percent of the Mortgage Loans by Aggregate Principal Balance
2002	219	$25,371,987.24	3.19%
2003	6,283	769,714,633.05	96.81

Total	6,502	$795,086,620.29	100.00%

Rate Type of the Mortgage Loans

Rate Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of the Mortgage Loans by Aggregate Principal Balance
Fixed	2,216	$182,674,085.24	22.98%
Adjustable	4,286	612,412,535.05	77.02

Total	6,502	$795,086,620.29	100.00%

Original Term to Stated Maturity of the Mortgage Loans

Original Months to Stated Maturity	Number of Mortgage Loans	Aggregate Principal Balance	Percent of the Mortgage Loans by Aggregate Principal Balance
1-180	771	$37,714,442.12	4.74%
181-240	461	22,436,762.44	2.82
241-300	12	1,122,820.37	0.14
301-360	5,258	733,812,595.36	92.29

Total	6,502	$795,086,620.29	100.00%

        The weighted average original term to stated maturity of the mortgage loans was approximately 348 months.

Gross Margins of the Adjustable Rate Mortgage Loans

Range of Gross Margin Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Adjustable Rate Mortgage Loans by Aggregate Principal Balance
2.501 - 3.000	2	$116,138.45	0.02%
3.001 - 3.500	1	97,311.76	0.02
4.001 - 4.500	2	385,621.05	0.06
4.501 - 5.000	44	7,611,163.23	1.24
5.001 - 5.500	493	90,890,629.97	14.84
5.501 - 6.000	364	57,670,733.41	9.42
6.001 - 6.500	499	75,952,444.17	12.40
6.501 - 7.000	502	74,555,249.30	12.17
7.001 - 7.500	603	85,539,487.21	13.97
7.501 - 8.000	629	87,693,486.99	14.32
8.001 - 8.500	474	59,648,678.87	9.74
8.501 - 9.000	316	35,870,789.01	5.86
9.001 - 9.500	175	18,405,045.00	3.01
9.501 - 10.000	117	12,071,358.59	1.97
10.001 - 10.500	42	4,194,844.18	0.68
10.501 - 11.000	17	1,184,445.05	0.19
11.001 - 11.500	4	357,804.48	0.06
11.501 - 12.000	2	167,304.33	0.03

Total	4,286	$612,412,535.05	100.00%

        The weighted average gross margin of the adjustable rate mortgage loans was approximately 7.047%.

Maximum Rates of the Adjustable Rate Mortgage Loans

Range of Maximum Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Adjustable Rate Mortgage Loans by Aggregate Principal Balance
11.500 or less	3	$326,344.13	0.05%
11.501 - 12.000	17	3,257,778.40	0.53
12.001 - 12.500	187	34,858,893.33	5.69
12.501 - 13.000	458	80,723,670.53	13.18
13.001 - 13.500	558	88,126,403.25	14.39
13.501 - 14.000	931	137,272,036.77	22.41
14.001 - 14.500	661	92,212,676.11	15.06
14.501 - 15.000	689	90,315,097.85	14.75
15.001 - 15.500	328	38,009,194.00	6.21
15.501 - 16.000	253	27,494,333.92	4.49
16.001 - 16.500	99	10,177,213.19	1.66
16.501 - 17.000	60	6,377,610.56	1.04
17.001 - 17.500	23	1,994,235.84	0.33
17.501 - 18.000	12	662,269.00	0.11
18.001 - 18.500	6	567,088.55	0.09
18.501 - 19.000	1	37,689.62	0.01

Total	4,286	$612,412,535.05	100.00%

        The weighted average maximum interest rate of the adjustable rate mortgage loans was approximately 14.024%.

Minimum Rates of the Adjustable Rate Mortgage Loans

Range of Minimum Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Adjustable Rate Mortgage Loans by Aggregate Principal Balance
2.501 - 3.000	2	$116,138.45	0.02%
4.501 - 5.000	4	832,203.37	0.14
5.001 - 5.500	6	1,059,668.55	0.17
5.501 - 6.000	24	4,872,350.64	0.80
6.001 - 6.500	272	50,832,385.91	8.30
6.501 - 7.000	659	112,134,308.29	18.31
7.001 - 7.500	694	106,402,930.24	17.37
7.501 - 8.000	1,008	145,698,889.57	23.79
8.001 - 8.500	589	77,654,445.22	12.68
8.501 - 9.000	465	54,844,790.09	8.96
9.001 - 9.500	235	24,708,978.68	4.03
9.501 - 10.000	199	21,515,331.55	3.51
10.001 - 10.500	62	5,952,469.24	0.97
10.501 - 11.000	37	3,567,495.75	0.58
11.001 - 11.500	16	1,366,474.79	0.22
11.501 - 12.000	11	612,899.84	0.10
12.001 - 12.500	2	203,085.25	0.03
12.501 - 13.000	1	37,689.62	0.01

Total	4,286	$612,412,535.05	100.00%

        The weighted average minimum interest rate of the adjustable rate mortgage loans was approximately 7.744%.

Next Rate Adjustment Date of the Adjustable Rate Mortgage Loans

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Adjustable Rate Mortgage Loans by Aggregate Principal Balance
September 2004	1	$117,361.77	0.02%
October 2004	4	595,822.56	0.10
November 2004	20	2,453,738.48	0.40
December 2004	45	5,302,566.90	0.87
January 2005	76	10,104,081.88	1.65
February 2005	136	18,251,276.49	2.98
March 2005	152	22,533,976.02	3.68
April 2005	254	38,479,318.64	6.28
May 2005	375	55,905,209.64	9.13
June 2005	398	56,222,634.10	9.18
July 2005	335	47,875,307.08	7.82
August 2005	341	46,892,472.92	7.66
September 2005	309	45,585,511.52	7.44
October 2005	315	44,616,616.85	7.29
November 2005	321	44,790,318.65	7.31
December 2005	159	21,398,352.92	3.49
January 2006	23	3,315,450.39	0.54
February 2006	23	3,820,516.10	0.62
March 2006	32	4,491,045.56	0.73
April 2006	57	8,132,178.25	1.33
May 2006	80	10,886,805.12	1.78
June 2006	91	11,103,805.77	1.81
July 2006	94	13,599,677.64	2.22
August 2006	81	11,675,274.78	1.91
September 2006	136	20,791,211.28	3.39
October 2006	181	26,846,932.50	4.38
November 2006	167	24,023,792.01	3.92
December 2006	74	11,771,465.82	1.92
January 2007	6	829,813.41	0.14

Total	4,286	$612,412,535.05	100.00%

Initial Periodic Caps of the Adjustable Rate Mortgage Loans

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Adjustable Rate Mortgage Loans by Aggregate Principal Balance
1.000 - 1.499	57	$8,865,780.63	1.45%
1.500 - 1.999	650	99,132,983.10	16.19
2.000 - 2.499	656	81,458,615.78	13.30
3.000 +	2,923	422,955,155.54	69.06

Total	4,286	$612,412,535.05	100.00%

        The weighted average initial periodic cap of the adjustable rate mortgage loans was approximately 2.595%.

Subsequent Periodic Caps of the Adjustable Rate Mortgage Loans

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Adjustable Rate Mortgage Loans by Aggregate Principal Balance
1.000 - 1.499	3,592	$505,843,486.23	82.60%
1.500 - 1.999	694	106,569,048.82	17.40

Total	4,286	$612,412,535.05	100.00%

        The weighted average subsequent periodic cap of the adjustable rate mortgage loans was approximately 1.087%.

Lien Type of the Mortgage Loans

Lien Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Mortgage Loans by Aggregate Principal Balance
First Lien	5,456	$755,023,644.98	94.96%
Second Lien	1,046	40,062,975.31	5.04

Total	6,502	$795,086,620.29	100.00%

FICO Credit Score of the Mortgage Loans (*)

FICO Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	Percent of the Mortgage Loans by Aggregate Principal Balance
500 - 524	121	$13,162,167.96	1.66%
525 - 549	238	26,902,165.51	3.38
550 - 574	286	33,787,843.34	4.25
575 - 599	1,401	175,042,190.04	22.02
600 - 624	1,694	210,925,349.65	26.53
625 - 649	1,167	147,863,439.54	18.60
650 - 674	814	96,385,104.63	12.12
675 - 699	431	53,402,452.27	6.72
700 - 724	201	21,830,438.49	2.75
725 - 749	96	9,958,440.21	1.25
750 - 774	42	4,937,687.05	0.62
775 - 799	10	856,689.14	0.11
800 - 824	1	32,652.46	0.00

Total	6,502	$795,086,620.29	100.00%

        The weighted average FICO Credit Score at origination of the mortgage loans was 621.

(*)
"FICO Credit Scores" are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. FICO Credit Scores are generated by models developed by a third party that analyze data on consumers to establish patterns that are believed to be indicative of the borrower's probability of default. The FICO Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed especially for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a FICO Credit Score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

Underwriting Guidelines

        Generally, all mortgage loans are manually re-underwritten under the Household Underwriting Guidelines (the "Household Guidelines") by HFC or a third-party contractor prior to purchase, except for an occasional opportunistic bulk-purchase pool. Underwriting approval authority is tiered based upon loan amount, debt-to-income ratio and combined loan-to-value ratio.

        The Household Guidelines are generally not as strict as Fannie Mae and Freddie Mac prime guidelines with regard to, among other things, the mortgagor's credit standing and repayment ability.

Mortgagors who qualify under the Household Guidelines generally have payment histories and debt-to-income ratios that would not satisfy Fannie Mae and Freddie Mac prime guidelines and may have a record of derogatory credit items such as outstanding judgments or prior bankruptcies. The Household Guidelines establish the maximum permitted combined loan-to-value ratio for each loan type based upon these and other risk factors.

        The Household Guidelines are revised periodically based on prevailing conditions in the residential mortgage market. The Household Guidelines are intended to evaluate primarily the borrower's ability to repay the mortgage loan in accordance with its terms and secondarily the value and adequacy of the related mortgaged property as collateral. On a case-by-case basis, HFC may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category or other guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to: mortgage payment history, debt-to-income ratio, disposable income, combined loan-to-value ratio, stable employment and time in residence at the applicant's current address.

        The mortgage loans will fall predominantly within the following documentation categories established by HFC: Full Documentation Program, Self-Employed No Income Qualifier ("NIQ"), and Salaried No Income Qualifier ("NIV"). In addition to single family residences, certain of the mortgage loans will have been underwritten (in many cases, as described above, subject to exceptions for compensating factors) in accordance with programs established by HFC for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, modular, panelized or prefabricated homes that are situated on permanent foundations, two- to four-family properties and other property types.

        Under the Household Guidelines, HFC verifies the loan applicant's eligible sources of income for Full Documentation Program loans, calculates the amount of income from eligible sources indicated on the loan application, reviews mortgage payment history and, except with respect to loans originated by HFC's affiliated mortgage banker, the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the related mortgaged property for compliance with the Household Guidelines. The Household Guidelines are applied in accordance with procedures that comply with applicable federal and state laws and regulations and require, among other things, an appraisal of the related mortgaged property that conforms to Uniform Standards of Professional Appraisal Practice.

        The Household Guidelines generally permit mortgage loans with combined loan-to-value ratios of up to 100% (lower in the case of non-owner occupied and certain stated income mortgage loans or loans made to borrowers with blemished credit histories), although the combined loan-to-value ratio may be as much as 115% in limited circumstances.

        The Household Guidelines require that the documentation accompanying each mortgage loan application received from substantially all of HFC's correspondent sellers generally include, among other things, lender's credit reports on the related applicant from a minimum of two credit repositories. The documentation received from the remaining correspondent sellers may include only one report. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments and assigns a FICO score with respect to the applicant's creditworthiness. In the case of purchase money loans, HFC generally validates the source of funds for the down payment. In the case of mortgage loans originated under the Full Documentation category, the Household Guidelines require documentation of income which may consist of: (1) a verification of employment form covering a specified time period which varies with the combined loan-to-value ratio of the property, (2) recent pay stub and a minimum of one tax return or W-2, (3) verification of deposits and/or (4) bank statements. In the case of loans originated under the NIQ and NIV categories, the Household Guidelines require (1) that income be stated on the application (accompanied by proof of self-employment in the case of self-employed individuals), (2) that the lender conduct a telephonic verification of employment in the case of salary or hourly employees and (3) that stated income be consistent with the type of work listed on the application.

        The general collateral requirements in the Household Guidelines specify that each appraisal include a market data analysis based on recent sales of comparable homes in the area. The general collateral requirements in the Household Guidelines specify conditions and parameters relating to zoning, land-to-improvement ratio, special hazard zones, neighborhood property value trends, whether the property site is isolated, whether the property site is close to commercial businesses, whether the property site is rural, city or suburban, whether the property site is typical for the neighborhood in which it is located and whether the property site is sufficient in size and shape to support all improvements.

        HFC requires that all mortgage loans be secured by liens on real property. In addition, HFC requires title insurance on all mortgage loans that are secured by a first lien and on all mortgage loans over $100,000 that are secured by a second lien. HFC also requires that fire and extended coverage casualty insurance be maintained on the related mortgaged property in an amount equal to the lesser of full replacement value or the balance of the mortgage loan and any senior lien on such mortgaged property. HFC confirms that fire and extended coverage casualty insurance is in force at the time of origination of the mortgage loan, regardless of lien position, and uses a third-party service to monitor coverage on first lien mortgage loans. In addition, HFC requires that flood insurance, where applicable, be in place at the time of origination and uses a third-party service to monitor flood insurance on the affected properties. HFC also uses a third-party tax service to monitor the payment of property taxes on all mortgage loans that are secured by a first lien.

        Under the Household Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted combined loan-to-value ratio, loan amount, and allowed use of loan proceeds given the borrower's mortgage payment history, the borrower's consumer credit history, the borrower's liens/charge-offs/bankruptcy history, the documentation type and other factors. HFC's risk categories are guidelines only; and a limited number of exceptions are made on a case-specific basis.

The Subservicers

        The mortgage loans will be subserviced by the sellers, which are wholly-owned subsidiaries of HFC, on behalf of HFC as master servicer. HFC and the sellers may engage non-affiliated third party servicers to perform certain servicing activities, including foreclosure and bankruptcy services. The master servicer will be entitled to retain, on behalf of itself and the subservicers, the servicing fee.

The Master Servicer

        HFC will be responsible for master servicing the mortgage loans. Responsibilities of HFC will include the receipt of funds from subservicers, the reconciliation of servicing activity, investor reporting and remittances to the administrator to accommodate payments to noteholders. HFC will not make advances relating to delinquent payments of principal or interest on the mortgage loans.

        For information regarding foreclosure procedures, see "HFC Servicing Procedures—Realization Upon Defaulted Mortgage Loans" in the prospectus. Servicing and charge-off policies and collection practices may change over time in accordance with HFC's business judgment, changes in HFC's portfolio of real estate secured mortgage loans that it services for itself and others, applicable laws and regulations and other considerations.

Delinquency and Loss Experience of the Master Servicer's Correspondent Portfolio

        The information presented below summarizes the delinquency and loss experience for mortgage loans purchased from correspondent lenders by HFC and its affiliates and real estate acquired through foreclosure. HFC determines the delinquency status of a mortgage loan on the basis of contractual delinquency, which is a method of determining delinquency status based on the status of payments under the mortgage loan. Generally, payments made by a borrower must be within ten dollars of the scheduled payment due for a mortgage loan to be considered contractually current. The delinquency status of a mortgage loan may be affected by HFC's account management policies and practices for the collection of mortgage loans in its correspondent portfolio, as described below. Under these policies and practices, HFC may treat a mortgage loan as current based upon indicia or criteria that in its judgment evidence a probability of continued payment. These policies and procedures are designed to maintain and improve customer relationships, maximize collections and avoid foreclosure if reasonably possible.

        HFC's primary account management practice that resets the delinquency status of a mortgage loan to contractually current is referred to as a restructure. Restructuring is used in situations where a delinquent borrower is in a position to resume making payments, but may not have sufficient funds to pay all past due amounts. A restructure does not change the maturity date of the mortgage loan but does require the borrower to pay all amounts due on or before the maturity date. "Hardship restructures" or "workout restructures" are situations in which the payment and/or interest rate may be modified on a temporary or permanent basis.

        The fact that restructure criteria may be met for a particular mortgage loan does not require HFC to restructure that loan, and the extent to which HFC restructures loans that are eligible under the criteria will vary depending upon its view of prevailing economic conditions and other factors that may change from time to time. HFC uses account restructuring in an effort to maximize collections and to maintain and improve customer relationships and to avoid foreclosure when it is reasonable to do so. Accordingly, the application of this practice is subject to complexities, variations and changes from time to time. These policies and practices are continually under review and assessment to assure that they meet the goals outlined above, and consequently, HFC will modify or permit exceptions to these general policies and practices from time to time. In addition, exceptions to these policies and practices may be made in specific situations in response to legal or regulatory agreements or orders. When comparing delinquency and loss experience in different periods, the fact that HFC's restructure policies and practices will change over time and that exceptions are made to those policies and practices should be taken into account.

        In the third quarter of 2003, HFC implemented certain changes to its restructure policies and practices that generally apply to all mortgage loans in its correspondent portfolio. HFC anticipates that the changes in these policies and practices will result in some short-term increase in delinquency that may lead to higher charge-offs; however, it does not expect that the changes will have a significant impact on its business model or on its results of operations. The general restructure policies and practices are:

  •
  mortgage loans may be restructured upon receipt of two qualifying payments within the 60 days preceding the restructure;

  •
  mortgage loans will be limited to four restructures in a rolling 60 month period (for this policy, the initial 60 month period for any mortgage loan in the correspondent portfolio began on January 1, 2003);

  •
  mortgage loans generally are not eligible for restructure until nine months after origination and six months after acquisition;

  •
  mortgage loans whose borrowers have filed for Chapter 7 bankruptcy protection may be restructured upon receipt of a signed reaffirmation agreement;

  •
  mortgage loans whose borrowers are subject to a Chapter 13 plan filed with a bankruptcy court generally may be restructured upon receipt of one qualifying payment;

  •
  except for bankruptcy reaffirmation and filed Chapter 13 plans, a mortgage loan will generally not be restructured more than once in a 12 month period; and

  •
  effective March 1, 2004, mortgage loans whose borrowers agree to make payments by automatic withdrawal may generally be restructured upon receipt of one qualifying payment.

        HFC has applied other restructure policies and practices in its correspondent portfolio from time to time. The prior policies and practices generally permitted restructures in the correspondent portfolio more frequently than is permissible under the policies and practices outlined above.

        In addition to restructuring, HFC uses modifications, forbearance and rewrites to manage customer relationships, maximize collections and avoid foreclosure if reasonably possible in its correspondent portfolio. Under each of these account management techniques, a mortgage loan may be treated as contractually current. These tools are typically used on a more limited basis than restructures. Modifications and forbearance are generally used in transitional situations, usually involving borrower hardships or temporary setbacks that are expected to affect the borrower's ability to pay the contractually specified amount for some period of time. In a modification, HFC agrees to assist the borrower in meeting the borrower's monthly payment obligation by modifying the terms of the mortgage loan, typically by changing the interest rate and/or payment amount. In forbearance, HFC may agree not to take certain collection or credit reporting agency actions with respect to missed payments, often in return for the borrower's agreeing to pay an additional amount with future payments. In a rewrite, a new mortgage loan is written for a borrower whose mortgage loan is delinquent, and proceeds of the new mortgage loan are applied to prepay the delinquent mortgage loan in full. The new mortgage loan will be treated as contractually current, will not be reflected in delinquency statistics, and will not be substituted or otherwise added to the trust.

        The information in the following tables excludes experience for loans originated through HFC's branch based lending operations, and loans acquired in certain non-representative portfolio acquisitions, partnerships, joint ventures, serviced portfolios and loans subject to repurchase by correspondents. The data includes experience for first and junior lien mortgage loans, including a limited number of revolving credit lines. The information in the tables has not been adjusted to eliminate the effect of changes to underwriting and credit standards, account management policies and practices or charge-off policies during the periods shown. HFC continuously reviews these policies and practices in light of portfolio performance, competitive conditions and the economic environment. As a result, these policies and practices have been adjusted over time to improve portfolio performance.

        Management believes that these changes in the ordinary course of business have not materially impacted the presentation of historical delinquency and loss experience presented below. With respect to mortgage loans, HFC's general policy is to initiate foreclosure on the mortgaged property only after the mortgage loan is more than two months contractually delinquent, any notices required by law have been sent to the borrower and the foreclosure is authorized by management. Foreclosure proceedings may be terminated if the delinquency is cured. However, under certain circumstances, HFC may elect not to commence foreclosure if (1) the borrower's default is due to special circumstances that are temporary and are not expected to last beyond a specified period (see related discussion above) or (2) there is no economic benefit from the pursuit of foreclosure taking into account the expected costs of foreclosure and property restoration and management. HFC's policy with respect to charged off amounts is generally to recognize losses on past due accounts when HFC takes title to the property in foreclosure proceedings or reaches a settlement with the borrower. The data presented are for illustrative purposes only, and there is no assurance that the restructure, delinquency and loss experience of the mortgage loans will be similar to that shown below.

        The following table summarizes approximate restructure statistics for HFC's correspondent portfolio as described above. The restructure statistics presented for June 30, 2004 have been compiled using refined assumptions and estimates. When comparing restructure statistics from different periods, the fact that HFC's restructure policies and practices will change over time, that exceptions are made to those policies and practices, and that HFC's data capture methodologies have been enhanced, should be taken into account.

Correspondent Mortgage Loan Restructure Experience*

	At December 31,
							At June 30, 2004
	2001		2002		2003
	(Principal Balance Dollars in Millions)
Never restructured	$11,964.7	80.2%	$11,364.5	82.0%	$15,503.4	85.3%	$18,232.1	87.9%
Restructured:
Restructured in last 6 months	$1,527.8	10.2%	$669.5	5.0%	$811.6	4.5%	$694.2	3.3%
Restructured in last 7-12 months	$808.0	5.4%	$646.4	4.7%	$617.7	3.4%	$685.8	3.3%
Previously restructured beyond 12 months	$618.3	4.2%	$1,146.4	8.3%	$1,233.1	6.8%	$1,119.3	5.5%
Total ever restructured	$2,954.1	19.8%	$2,492.3	18.0%	$2,662.4	14.7%	$2,499.3	12.1%

Total	$14,918.8	100.0%	$13,856.8	100.0%	$18,165.8	100.0%	$20,731.4	100.0%

        * The information as of December 31, 2002, December 31, 2003 and June 30, 2004 excludes data for certain loans that are underwritten as unsecured loans that are not deemed representative of the mortgage loans. The aggregate principal balance of these loans included in the statistical information at December 31, 2001 was approximately $79.0 million.

Correspondent Mortgage Loan Delinquency Experience(1)(2)

	At December 31,
						At June 30, 2004(2)(3)
	1999	2000	2001	2002(2)(3)	2003(2)(3)
Aggregate principal balance of mortgage loans managed	$7,635,604,618	$10,855,805,073	$14,918,757,424	$13,856,817,948	$18,165,757,865	$20,731,384,923
Contractually delinquent principal balances of the mortgage loans managed
One payment past due	$329,091,419	$400,451,089	$494,284,760	$767,302,696	$684,819,321	$642,729,316
Two payments past due	$34,464,085	$44,952,884	$50,420,276	$149,487,144	$163,025,458	$134,090,941
Three or more payments past due	$176,758,150	$306,212,449	$522,182,855	$746,064,521	$1,108,037,265	$971,307,967
Principal balance of mortgage loans managed three or more payments past due as a percentage of the aggregate principal balance of the mortgage loans managed	2.31%	2.82%	3.50%	5.38%	6.10%	4.69%

(1)
"Mortgage loans managed" and "Contractually delinquent principal balances of the mortgage loans managed" include mortgage loans owned, mortgage loans serviced with limited recourse and real estate acquired through foreclosure.

(2)
The information as of December 31, 2002, December 31, 2003 and June 30, 2004 excludes data for certain loans that are underwritten as unsecured loans that are not deemed representative of the mortgage loans. The aggregate principal balance (in millions) of these loans at December 31, 2001, 2000 and 1999 was approximately $79.0, $37.3 and $11.3, respectively, and is included in the statistical information for those periods.

(3)
The increases in the delinquency in 2002 and 2003 generally are the result of third party loan sales, the continued seasoning of the portfolio, the adverse economic environment, higher levels of receivables in the process of foreclosure, a productivity shortfall in the fourth quarter of 2002 and continuing into the first quarter of 2003 resulting from a servicing system conversion and a change in the method of reporting delinquency. The December 31, 2003 and June 30, 2004 statistics were also impacted by sales of mortgage loans to an affiliate, HSBC Bank USA, National Association. In 2002, HFC changed certain parameters for determining days of delinquency for mortgage loans in its correspondent portfolio to more easily facilitate comparison of its results to those reported by other correspondent issuers of mortgage-backed securities. Only the December 31, 2002, December 31, 2003 and June 30, 2004 statistics reflect the impact of this change in methodology. Had the reporting basis not been changed, the delinquency figures at June 30, 2004 would have been $499,790,452, $124,393,818 and $952,197,992 for one payment past due, two payments past due and three or more payments past due, respectively, and the percentage of the aggregate principal balance of the mortgage loans managed which was three or more payments past due would have been 4.59%. Again, had the reporting basis not changed, the delinquency figures at December 31, 2003 would have been $524,584,722, $153,906,991 and $1,085,120,144 for one payment past due, two payments past due and three or more payments past due, respectively, and the percentage of aggregate principal balance of the mortgage loans managed which was three or more payments past due would have been 5.97%. Finally, had the reporting basis not changed, the delinquency figures at December 31, 2002 would have been $611,063,176, $136,746,401 and $729,584,803 for one payment past due, two payments past due and three or more payments past due, respectively, and the percentage of aggregate principal balance of the mortgage loans managed which was three or more payments past due would have been 5.27%.

Correspondent Mortgage Loan Loss Experience(1)(2)

	Year Ended December 31,					For the Six Months Ended June 30, 2004(3) (4)
	1999	2000	2001	2002(3)	2003(3)
Average principal balance of mortgage loans managed	$5,828,397,519	$9,317,318,633	$12,372,007,292	$16,284,901,793	$17,270,477,589	$19,069,726,826
Gross charge-offs	$12,400,853	$28,381,819	$66,333,346	$172,310,074	$168,804,650	$105,264,300
REO expense	$12,517,607	$18,563,599	$34,995,539	$78,088,225	$78,849,723	$56,084,063
Ratio of gross charge-offs to average principal balance	0.21%	0.30%	0.54%	1.06%	0.98%	1.10%
Ratio of gross charge-offs and REO expense to average principal balance	0.43%	0.50%	0.82%	1.54%	1.43%	1.69%

(1)
"Mortgage loans managed" includes mortgage loans owned, mortgage loans serviced with limited recourse and real estate acquired through foreclosure and "average principal balance of mortgage loans managed" is the average of the monthly average principal balances. "Gross charge-offs" is the loss recognized (a) upon settlement with the borrower for less than the entire amount due and (b) upon writedown to the net realizable value of a property when HFC or a subsidiary acquires title to the property or when an estimation of loss is made pending foreclosure. When an amount is charged-off pending foreclosure, the receivable balance is reduced by a corresponding amount. Real estate owned is valued at the lower of cost or fair value less estimated costs to sell. These values are periodically reviewed and reduced, if necessary. Expenses incurred in foreclosing upon or maintaining the property, additional losses taken upon decline of the property's net value or any loss on sale of the underlying property are reflected separately above as "REO expense." Expenses incurred in selling the property are reflected as "REO expense" through October 31, 2003 and are reflected in "Gross charge-offs" thereafter.

(2)
The information as of December 31, 2002, December 31, 2003 and June 30, 2004 excludes data for certain loans that are underwritten as unsecured loans that are not deemed representative of the mortgage loans. The aggregate principal balance (in millions) of these loans at December 31, 2001, 2000 and 1999 was approximately $79.0, $37.3 and $11.3, respectively, and is included in the statistical information for those periods.

(3)
The increase in the loss ratios for the six months ended June 30, 2004 reflects improvements in the foreclosure process that increased the number of foreclosures completed and the impact of the lower denominator in the ratios as a result of the mortgage loan sales to HSBC Bank USA, National Association. The increases in the year 2002 and 2003 loss ratios generally result from third party loan sales, the continued seasoning of the portfolio and the adverse economic environment.

(4)
The ratios for the Six Months Ended June 30, 2004 have been annualized.

Additional Information

        The description in this prospectus supplement of the mortgage loan pool and the mortgaged properties is based upon the mortgage loan pool as constituted on the statistical cut-off date. Some amortization of the mortgage loans will occur between the statistical cut-off date and the closing date. Prior to the issuance of the notes, mortgage loans may be removed from the mortgage loan pool as a result of prepayment in full, incomplete documentation, delinquency or otherwise, if the depositor deems the removal necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage loan pool prior to the issuance of the notes offered by this prospectus supplement. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage loan pool as it will be constituted at the time the notes offered hereby are issued. However, the range of interest rates and maturities and some other characteristics of the mortgage loans in the mortgage loan pool may vary. However, no more than five percent (5%) of the mortgage loans, as they are constituted as of the statistical cut-off date, by aggregate Principal Balance as of the statistical cut-off date, will have characteristics that deviate from those characteristics described herein.

        A current report on Form 8-K will be available to purchasers of the notes offered hereby and will be filed, together with the sale and servicing agreement, trust agreement and indenture, with the SEC within fifteen days after the initial issuance of the notes.

DESCRIPTION OF THE NOTES

General

        The Closed-End Mortgage Loan Asset Backed Notes, Series 2004-HC1 will consist of the following classes of notes:

  •
  Class A Notes; and

  •
  Class M Notes.

        The notes will be issued under an indenture among the trust, the indenture trustee, the co-trustee and the administrator. The trust assets will consist of:

  •
  the mortgage loans;

  •
  the assets as from time to time that are identified as deposited in respect of the mortgage loans in the Collection Account (excluding any net earnings thereon) and belonging to the trust;

  •
  property acquired by foreclosure of mortgage loans or deeds in lieu of foreclosure;

  •
  benefits under any applicable insurance policies covering the mortgage loans and/or the mortgaged properties;

  •
  all proceeds of the foregoing; and

  •
  one share of preferred stock of the depositor with limited voting rights. See "Description of the Notes—The Preferred Stock" in this prospectus supplement.

        The Class A Notes and Class M Notes will be issued in minimum denominations of $25,000.00 and integral multiples of $1,000.00 in excess thereof.

Book-Entry Registration

        The notes will be in book-entry form. Persons acquiring beneficial ownership interest in the notes, or beneficial owners, will hold their notes through DTC in the United States, or Clearstream or Euroclear in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems.

        The book-entry notes will initially be registered in the name of Cede & Co., the nominee of DTC. Unless and until definitive notes are issued, it is anticipated that the only noteholder under the indenture will be Cede & Co., as nominee of DTC. Beneficial owners will not be noteholders as that term is used in the indenture. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

        Except as set forth under "Description of the Securities—Form of Securities" in the accompanying prospectus, no person acquiring a beneficial ownership interest in a book-entry note (each, a "beneficial owner") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such book-entry note (a "Definitive Note"). Unless and until Definitive Notes are issued, it is anticipated that the only registered holder of the book-entry notes will be Cede & Co., as nominee of DTC. Note owners will not be Noteholders as that term is used in the indenture. Note owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC. See "Description of Securities—Form of Securities" in the accompanying prospectus.

Glossary of Terms

        "Accrual Period," as to the Class A Notes and Class M Notes, for the initial payment date, is the period from and including the closing date of this offering through and including the day immediately preceding the initial payment date, and for each payment date thereafter, is the period from and including the payment date in the month immediately preceding the month in which the payment date occurs and ending on and including the day immediately preceding the payment date.

        "Additional Principal Reduction Amount," as to any payment date, is an amount equal to the excess, if any, of (a) the Principal Reduction Amount over (b) the Principal Payment Amount.

        "Available Funds Cap," with respect to any payment date, is a per annum rate equal to the product of the weighted average of the net loan rates of each mortgage loan, in each case outstanding as of the first day of the related Collection Period, and a fraction, the numerator of which is 30 and the denominator of which is the number of days in the related Accrual Period.

        "Available Payment Amount," with respect to any payment date, is an amount equal to the sum of (i) the aggregate amount of Principal Collections and Net Interest Collections on the mortgage loans received during the related Collection Period and (ii) any amounts required to be paid by the master servicer in connection with the termination of the trust.

        "Charge Off Amount," as to any Charged Off Mortgage Loan and Collection Period, is an amount equal to the amount of the Principal Balance that the master servicer has charged off on its servicing records during such Collection Period.

        "Class A Formula Rate," with respect to the Class A Notes and any Accrual Period, will be a per annum rate equal to one month LIBOR plus 0.35%.

        "Class A Note Rate," with respect to any payment date and Accrual Period, is the lesser of (a) the Class A Formula Rate and (b) the Available Funds Cap for such payment date.

        "Class A Pro-Rata Percentage" is the fraction, expressed as a percentage, the numerator of which is the initial Note Principal Amount of the Class A Notes and the denominator of which is the aggregate initial Note Principal Amount of the Class A and Class M Notes, such percentage equal to approximately 78.09%.

        "Class A Supplemental Interest Amount," as to any payment date, is an amount equal to the sum of (a) the excess, if any, of (i) interest accrued on the Class A Notes during the related Accrual Period at the Class A Formula Rate over (ii) interest accrued on the Class A Notes during the related Accrual Period at an interest rate equal to the Available Funds Cap; (b) any Class A Supplemental Interest Amount remaining unpaid from prior payment dates; and (c) during the related Accrual Period, interest accrued on the amount in clause (b) at the Class A Formula Rate.

        "Class M Formula Rate," with respect to the Class M Notes and any Accrual Period, will be a per annum rate equal to one month LIBOR plus 0.50%.

        "Class M Note Rate," with respect to any payment date and Accrual Period, is the lesser of (a) the Class M Formula Rate and (b) the Available Funds Cap for such payment date.

        "Class M Pro-Rata Percentage" is the fraction, expressed as a percentage, the numerator of which is the initial Note Principal Amount of the Class M Notes and the denominator of which is the aggregate initial Note Principal Amount of the Class A and Class M Notes, such percentage equal to approximately 21.91%.

        "Class M Supplemental Interest Amount," as to any payment date, is an amount equal to the sum of (a) the excess, if any, of (i) interest accrued on the Class M Notes during the related Accrual Period at the Class M Formula Rate over (ii) interest accrued on the Class M Notes during the related

Accrual Period at an interest rate equal to the Available Funds Cap; (b) any Class M Supplemental Interest Amount remaining unpaid from prior payment dates; and (c) during the related Accrual Period, interest accrued on the amount in clause (b) at the Class M Formula Rate.

        "Collection Period," as to any payment date, is the calendar month immediately preceding the calendar month in which the payment date occurs, except that with respect to the initial payment date, the Collection Period is the period from the cut-off date through August 31, 2004.

        "Contractual Delinquency," a method of determining aging of past due mortgage loans based upon the status of payments under the loan. Delinquency status may be affected by account management policies and practices such as restructure of loans, forbearance agreements, modification arrangements and loan rewrites.

        "Cumulative Loss Percentage," as to any Collection Period on or after the Stepdown Date, is the fraction, expressed as a percentage, obtained by dividing (a) the Cumulative Realized Losses by (b) the aggregate Principal Balances of the mortgage loans as of the cut-off date.

        "Cumulative Loss Percentage Trigger," as to any Collection Period on or after the Stepdown Date, is the corresponding percentage to such Collection Period set forth in the following table.

Collection Period	Cumulative Loss Percentage Trigger	Collection Period	Cumulative Loss Percentage Trigger
37th	10.00%	56th	15.75%
38th	10.00%	57th	15.75%
39th	10.00%	58th	15.75%
40th	10.00%	59th	15.75%
41st	10.00%	60th	15.75%
42nd	10.00%	61st	18.75%
43rd	10.00%	62nd	18.75%
44th	10.00%	63rd	18.75%
45th	10.00%	64th	18.75%
46th	10.00%	65th	18.75%
47th	10.00%	66th	18.75%
48th	10.00%	67th	18.75%
49th	15.75%	68th	18.75%
50th	15.75%	69th	18.75%
51st	15.75%	70th	18.75%
52nd	15.75%	71st	18.75%
53rd	15.75%	72nd	18.75%
54th	15.75%	73rd and thereafter	19.75%
55th	15.75%

        "Cumulative Realized Losses," with respect to the mortgage loans and any Collection Period, is an amount equal to the excess, if any, of (i) the sum of the aggregate Realized Losses on the mortgage loans from the cut-off date through the last day of such Collection Period over (ii) the sum of any Recovered Charge Off Amounts on the mortgage loans from the cut-off date through the last day of such Collection Period.

        "Current Interest," with respect to each class of notes and any payment date, is the aggregate amount of interest accrued at the applicable Note Rate during the preceding Accrual Period on the Note Principal Amount of the related class of notes as of the beginning of the Accrual Period.

        "Extra Principal Payment Amount," as to any payment date, is the lesser of (a) the Monthly Excess Cashflow for such payment date and (b) the Interim Overcollateralization Deficiency, if any, for such payment date.

        "Foreclosure Profit," as to any Liquidated Mortgage Loan, is the amount, if any, by which Net Liquidation Proceeds exceeds the sum of (1) the Principal Balance of the mortgage loan immediately prior to the final recovery of its Liquidation Proceeds, (2) accrued and unpaid interest, including imputed interest on REO mortgage loans, at the applicable mortgage loan rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds and (3) the sum of all related Charge Off Amounts.

        "High Cost Loans" are "high risk loans" or "predatory loans" under any applicable state, federal or local law (or similarly classified loan using different terminology under a law imposing additional legal liability for residential mortgage loans having high interest rates, points and/or fees, as well as provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994).

        "Insurance Proceeds" are proceeds paid by any insurer pursuant to any insurance policy covering a mortgage loan, or by the master servicer, net of any component thereof covering any expenses incurred by or on behalf of the master servicer in connection with obtaining such Insurance Proceeds and exclusive of any portion thereof that is applied to the restoration or repair of the related mortgaged property, released to the borrower in accordance with the master servicer's normal servicing procedures or required to be paid to any holder of a mortgage senior to such mortgage loan.

        "Interest Carry Forward Amount," with respect to any class of the notes for any payment date, is the sum of (a) the amount, if any, by which (i) the sum of the Current Interest and the Interest Carry Forward Amount for such class of notes as of the immediately preceding payment date exceeded (ii) the amount of the actual payments in respect to such amounts made to such class of notes on such preceding payment date, plus (b) interest on such amount calculated for the related Accrual Period at the related Note Rate in effect with respect to such class of notes.

        "Interest Collections," as to any payment date, is the sum, without duplication, of:

  •
  the portion allocable to interest of all scheduled monthly payments on the mortgage loans received during the related Collection Period;

  •
  all Net Liquidation Proceeds actually collected by the master servicer during the related Collection Period (to the extent that such Net Liquidation Proceeds relate to interest);

  •
  the interest portion of the purchase price for any mortgage loan repurchased from the trust pursuant to the terms of the sale and servicing agreement during the related Collection Period;

  •
  the interest portion of all Substitution Adjustment Amounts with respect to the related Collection Period;

  •
  the interest portion of all other unscheduled collections on the mortgage loans received by the master servicer during the related Collection Period, to the extent not previously distributed; and

  •
  the interest portion of all Insurance Proceeds on any mortgage loan collected by the master servicer during the related Collection Period.

        "Interim Overcollateralization Amount," as to any payment date, is the excess, if any, of (x) the aggregate Principal Balance of the mortgage loans as of the last day of the related Collection Period over (y) (i) the outstanding aggregate principal balance of the notes (before taking into account any payments of principal on that payment date) less (ii) the sum of (A) the Principal Collections for such payment date, (B) the Additional Principal Reduction Amount to be paid with respect to such payment date and (C) the Principal Carry Forward Amount for each class of notes to be paid with respect to such payment date.

        "Interim Overcollateralization Deficiency," as to any payment date, is the excess, if any, of (x) the Targeted Overcollateralization Amount for such payment date over (y) the Interim Overcollateralization Amount for such payment date.

        "Liquidated Mortgage Loan," as to any payment date, is any mortgage loan in respect of which the master servicer has determined as of the end of the related Collection Period that all Liquidation Proceeds which it expects to recover on such mortgage loan have been recovered (exclusive of any possibility of a deficiency judgment).

        "Liquidation Expenses" are out-of-pocket expenses (exclusive of overhead) that are incurred by the master servicer in connection with the liquidation of any mortgage loan and not recovered under any insurance policy, such expenses including, without limitation, reasonable legal fees and expenses, any unreimbursed amount expended with respect to the related mortgage loan and any related and unreimbursed expenditures for real estate property taxes, mechanic's liens, title perfection, property management or for property restoration, preservation or insurance against casualty loss or damage.

        "Liquidation Proceeds" are proceeds (including Insurance Proceeds) received during the related Collection Period in connection with the liquidation of any mortgage loan, whether through trustee's sale, foreclosure sale or otherwise, including, but not limited to, walks and short sales.

        "Monthly Excess Cashflow," as to any payment date, is the excess, if any, of (i) Net Interest Collections received during the related Collection Period over (ii) the sum of (x) the Current Interest plus the Interest Carry Forward Amount, if any, for each class of notes for such payment date (after taking into account all payments of interest on that payment date), (y) the Additional Principal Reduction Amount for such payment date and (z) the Principal Carry Forward Amount for each class of notes for such payment date, if any.

        "Net Interest Collections," with respect to any payment date, is an amount equal to the sum, without duplication, of:

  •
  Interest Collections received during the related Collection Period; less

  •
  the servicing fee for the related Collection Period; plus

  •
  Recovered Charge Off Amounts actually collected by the master servicer during the related Collection Period; plus

  •
  to the extent advanced by the master servicer pursuant to the sale and servicing agreement and not previously distributed, the amount of any Skip-A-Pay Advance deposited by the master servicer into the Collection Account with respect to such payment date; less

  •
  the amount of any Skip-A-Pay Reimbursement Amount withdrawn by the master servicer from the Collection Account with respect to such payment date.

        "Net Liquidation Proceeds," as to any Liquidated Mortgage Loan, is an amount equal to the excess, if any, of (x) Liquidation Proceeds over (y) Liquidation Expenses.

        "Note Principal Amount," as of any date of determination, is the initial Note Principal Amount of that note, reduced by the aggregate of all amounts allocable to principal previously paid with respect to that note.

        "Note Rate," is either the Class A Note Rate or the Class M Note Rate, as the context requires.

        "Overcollateralization Amount," with respect to any payment date, is the excess, if any, of (i) the aggregate Principal Balances of the mortgage loans as of the last day of the related Collection Period over (ii) the aggregate Note Principal Amount of the Class A Notes and Class M Notes as of that date, after taking into account the payment to the Class A Notes and Class M Notes of principal on such payment date.

        "Overcollateralization Release Amount," for any payment date, is the amount (but not in excess of the Principal Collections for such payment date) equal to the excess, if any, of (a) the Interim Overcollateralization Amount over (b) the Targeted Overcollateralization Amount.

        "Principal Balance," as to any mortgage loan (other than a Liquidated Mortgage Loan) as of any date of determination, is the principal balance thereof as of the cut-off date, minus the sum of (x) all collections credited against the principal balance of such mortgage loan in accordance with the terms of the related mortgage note and (y) any related Charge Off Amounts credited against the principal balance of such mortgage loan prior to such date. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related mortgage loan immediately prior to the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.

        "Principal Carry Forward Amount," for the Class A Notes or Class M Notes as to any payment date, is the excess, if any, of the amounts by which (a) as to the Class A Notes, the amounts payable as set forth in items (iii), (iv) and (v) under "Description of the Notes—Allocation of Payments on the Mortgage Loans" herein or as to the Class M Notes, the amounts payable as set forth in items (vi), (vii) and (viii) under "Description of the Notes—Allocation of Payments on the Mortgage Loans" herein, as applicable, in each case, as of the preceding payment date, exceeded (b) the amount of the actual payments made on such class on such prior payment date pursuant to those items.

        "Principal Collections," as to any payment date, is the sum, without duplication, of:

  •
  the principal portion of all scheduled monthly payments on the mortgage loans received by the master servicer during the related Collection Period;

  •
  the principal portion of the purchase price for any mortgage loan repurchased from the trust pursuant to the terms of the sale and servicing agreement during the related Collection Period;

  •
  the principal portion of all Substitution Adjustment Amounts with respect to the related Collection Period;

  •
  all Net Liquidation Proceeds allocable to principal (excluding Foreclosure Profits and Recovered Charge Off Amounts) actually received by the master servicer during the related Collection Period;

  •
  the principal portion of all other unscheduled collections on the mortgage loans received by the master servicer during the related Collection Period (including, without limitation, full and partial prepayment of principal made by the borrowers), to the extent not previously paid; and

  •
  the principal portion of all Insurance Proceeds on any mortgage loan collected by the master servicer during the related Collection Period.

        "Principal Payment Amount," as to any payment date, is an amount equal to the Principal Collections for such payment date minus, for payment dates occurring on and after the Stepdown Date and for which a Trigger Event is not in effect, the Overcollateralization Release Amount, if any.

        "Principal Reduction Amount," as to any payment date, is an amount equal to (i) the excess of (a) the aggregate Principal Balance of the mortgage loans as of the first day of a Collection Period over (b) the aggregate Principal Balance of the mortgage loans as of the last day of the Collection Period minus (ii) for payment dates occurring on and after the Stepdown Date and for which a Trigger Event is not in effect, the Overcollateralization Release Amount, if any.

        "Recovered Charge Off Amount," (a) as to any mortgage loan that became a Liquidated Mortgage Loan during a Collection Period, is the amount, if any, by which its Net Liquidation Proceeds that are allocable to principal in accordance with the related mortgage note exceeds its principal balance immediately prior to foreclosure up to an amount of all related Charge Off Amounts, but in no event less than zero and (b) as to any charged off mortgage loan, is an amount equal to the recovery of any prior Charge Off Amount, to the extent collected by the master servicer, or deposited by the master servicer or depositor pursuant to the sale and servicing agreement during any Collection Period, to the extent not previously recovered.

        "REO" is a mortgage property that is acquired by the trust in a foreclosure or by grant of deed in lieu of foreclosure.

        "Stepdown Date," is the later to occur of (i) the payment date in September 2007 and (ii) the first payment date on which the aggregate Principal Balance of the mortgage loans has been reduced to 50% of the cut-off date aggregate Principal Balance of the mortgage loans.

        "Substitution Adjustment Amount," as to any defective mortgage loan or any mortgage loan that the master servicer elects to substitute pursuant to the sale and servicing agreement and the date on which a substitution thereof occurs pursuant to the sale and servicing agreement, is the sum of:

  •
  the excess, if any, of (a) the Principal Balance of such mortgage loan plus any related Charge Off Amount as of the end of the related Collection Period preceding the date of substitution (after the application of any principal payments received on such mortgage loan on or before the date of the substitution of the applicable eligible substitute mortgage loan or loans) over (b) the aggregate Principal Balance of the applicable eligible substitute mortgage loan or loans, plus

  •
  accrued and unpaid interest to the end of such Collection Period computed on a daily basis at the Net Loan Rate on the Principal Balance of such mortgage loan outstanding from time to time.

        "Targeted Overcollateralization Amount," as to any payment date, will be:

  •
  prior to the Stepdown Date, 14.50% of the aggregate Principal Balance of the mortgage loans as of the cut-off date; and

  •
  on and after the Stepdown Date and assuming a Trigger Event is not in effect, the greater of (i) 1.00% of the aggregate Principal Balance of the mortgage loans as of the cut-off date and (ii) 29.00% of the aggregate Principal Balance of the mortgage loans as of the last day of the related Collection Period.

If a Trigger Event is in effect on any payment date on or after the Stepdown Date, the Targeted Overcollateralization Amount for such payment date shall be equal to the Targeted Overcollateralization Amount for the immediately preceding payment date.

        "Trigger Event," is in effect on any payment date on or after the Stepdown Date on which either (a) the Two Payment-Plus Rolling Average equals or exceeds 15%, or (b) the Cumulative Loss Percentage for the preceding Collection Period exceeds the Cumulative Loss Percentage Trigger for such Collection Period.

        "Two Payment-Plus Delinquency Percentage," as to any Collection Period, is (a) the aggregate of the Principal Balances of all mortgage loans that are two or more payments contractually delinquent, including those mortgage loans in bankruptcy, in foreclosure and REO as of the end of such Collection Period over (b) the aggregate Principal Balance of the mortgage loans as of the end of such Collection Period.

        "Two Payment-Plus Rolling Average," as to any payment date, is the average of the applicable Two Payment-Plus Delinquency Percentage for each of the three immediately preceding Collection Periods, provided that for the initial payment date, the Two Payment-Plus Rolling Average shall equal the Two Payment-Plus Delinquency Percentage for the immediately preceding Collection Period and, for the second payment date, the Two Payment-Plus Rolling Average shall equal the average of the Two Payment-Plus Delinquency Percentage for the immediately two preceding Collection Periods.

Payments

        Payments on the notes will be made by the administrator on the 20th day of each month or, if that day is not a business day, then the next succeeding business day, commencing in September 2004. Payments on the notes will be made to the persons in whose names the notes are registered at the close of business on the day prior to each payment date or, following any issuance of definitive notes, at the close of business on the last day of the month preceding the date on which the payment date occurs. See "Description of the Securities—Payments" in the prospectus. Payments will be made by check or money order mailed to the address of the person entitled to the payments as it appears in the note register, or upon written request by a noteholder delivered to the administrator at least five business days prior to the related record date, by wire transfer (but only if such noteholder is DTC or such noteholder is the owner of record of one or more notes having note principal amounts aggregating at least $5,000,000), or by such other means of payment as such noteholder and the administrator shall agree. In the case of DTC registered notes, payments will be made by wire transfer to DTC or its nominee, in amounts calculated as described in this prospectus supplement. However, the final payment relating to the notes (if the notes are no longer DTC registered notes) will be made only upon presentation and surrender thereof at the office or the agency of the administrator specified in the notice to noteholders of the final payment. A business day is any day other than:

  •
  a Saturday or Sunday; or

  •
  a day on which banking institutions or trust companies in the States of New York or Illinois are required or authorized by law to be closed.

Available Payment Amount

        The Available Payment Amount, with respect to any payment date, will be an amount equal to the sum of (a) the aggregate amount of Principal Collections and Net Interest Collections on the mortgage loans received during the related Collection Period and (b) any amounts required to be paid in connection with the termination of the trust.

Interest Payments

        Holders of each class of notes will be entitled to receive interest payments at the note rate on that class on each payment date in the priority and to the extent described in this prospectus supplement. The note rates on the classes of notes are floating based on the one month LIBOR index plus a specified margin and are listed on page S-7 hereof. Interest will accrue on each class of notes from the prior payment date (or the closing date, in the case of the first payment date) to and including the day prior to the current payment date. Interest on the notes relating to any payment date will accrue for the related Accrual Period on the related Note Principal Amount. Interest on the notes will accrue on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. Interest payments on the notes will be funded from principal and interest payments on the mortgage loans.

        The note rates on the notes will be subject to an Available Funds Cap based on a per annum rate equal to the product of the weighted average of the net loan rates of each mortgage loan, which is equal to the loan rate less the rate at which the servicing fee is calculated, outstanding as of the first day of the related Collection Period and a fraction, the numerator of which is 30 and the denominator of which is the number of days in the related Accrual Period. If the Available Funds Cap is less than the LIBOR-based formula rate on any class of the notes, the note rate on that class will be reduced to the Available Funds Cap. Interest not paid as current interest for any class as a result of the Available Funds Cap limitation will be paid at a later priority position in the current payment or will be carried over on a subordinated basis with accrued interest at the then applicable LIBOR-based formula rate and paid in a later payment, to the extent sufficient funds are available therefor. The ratings of the notes do not address the likelihood of the payment of such supplemental interest amounts.

Principal Payments

        Holders of each class of notes will be entitled to receive on each payment date, in the priority and to the extent described in this prospectus supplement, the Principal Payment Amount.

        Payments of principal on the notes on each payment date will be made in accordance with the priorities described below, until the Note Principal Amount for each class of notes has been reduced to zero.

        The master servicer will include borrower prepayments on mortgage loans, Net Liquidation Proceeds and Insurance Proceeds received during the related Collection Period in the Available Payment Amount for the payment date. On the final scheduled payment date for each class of notes, principal will be due and payable on that class of notes in an amount equal to the related Note Principal Amount, if any. In no event will principal payments on any class of notes on any payment date exceed the related Note Principal Amount on that date.

Allocation of Payments on the Mortgage Loans

        On each payment date, the administrator will pay amounts on deposit in the Collection Account to the extent of the Available Payment Amount in the following amounts and order of priority:

  (i)
  to the Class A Notes, the Current Interest plus the Interest Carry Forward Amount with respect to the Class A Notes;

  (ii)
  to the Class M Notes, the Current Interest plus the Interest Carry Forward Amount with respect to the Class M Notes;

  (iii)
  to the Class A Notes, until the Note Principal Amount of such Class A Notes has been reduced to zero, the Class A Pro-Rata Percentage of the Principal Payment Amount;

  (iv)
  to the Class A Notes, the Principal Carry Forward Amount with respect to the Class A Notes;

  (v)
  to the Class A Notes, until the Note Principal Amount of such Class A Notes has been reduced to zero, the Class A Pro-Rata Percentage of the Additional Principal Reduction Amount;

  (vi)
  to the Class M Notes, until the Note Principal Amount of such Class M Notes has been reduced to zero, the Class M Pro-Rata Percentage of the Principal Payment Amount;

  (vii)
  to the Class M Notes, the Principal Carry Forward Amount with respect to the Class M Notes;

  (viii)
  to the Class M Notes, until the Note Principal Amount of such Class M Notes has been reduced to zero, the Class M Pro-Rata Percentage of the Additional Principal Reduction Amount;

  (ix)
  concurrently, to the Class A Notes and to the Class M Notes, until the Note Principal Amount of each such Class A Notes and Class M Notes has been reduced to zero, the

    Class A Pro-Rata Percentage of the Extra Principal Payment Amount to the Class A Notes, and the Class M Pro-Rata Percentage of the Extra Principal Payment Amount to the Class M Notes;

  (x)
  to the Class A and Class M Notes, their pro rata share, according to the outstanding Class A Supplemental Interest Amount and Class M Supplemental Interest Amount, as applicable, of the outstanding Class A Supplemental Interest Amount and Class M Supplemental Interest Amount;

  (xi)
  to the owner trustee on behalf of the trust, an amount sufficient to pay any judgment or settlement affecting the trust; and

  (xii)
  to the holder of the ownership interest in the trust, any remaining Available Payment Amount; provided, however, that on any payment date after the earlier of (i) the date on which the first auction conducted by the indenture trustee following the Note Principal Amount of the Class A and Class M Notes being less than or equal to 15% of the initial Note Principal Amount of the Class A and Class M Notes does not produce any bid at least equal to the required termination purchase price or (ii) the August 2014 payment date, any remaining amount available for payment shall instead be paid concurrently, the Class A Pro-Rata Percentage to the Class A Notes and the Class M Pro-Rata Percentage to the Class M Notes, in reduction of the applicable class or classes' Note Principal Amount thereof.

        To the extent that the Class A Note principal amount has been reduced to zero, then 100% of any applicable amounts described above will be paid to the Class M Notes until the Note Principal Amount of the Class M Notes has been reduced to zero.

        The administrator will make the payments described in the immediately preceding paragraph based on the monthly statement prepared by the master servicer for that payment date, which monthly statement is described under "Description of Securities—Reports to Securityholders" in the prospectus. On or prior to each payment date, the master servicer will make the monthly statement available on its website, which is presently located at "www.household.com/". Persons who are unable to use the master servicer's internet website are entitled to have a paper copy of the statements mailed to them via first class mail by requesting a paper copy in writing. The master servicer may change the way the statements are distributed or otherwise made available in order to make the circulation more convenient and/or more accessible to the holders of the notes. The master servicer will provide timely and adequate notification to the administrator, who will in turn notify the holders of the notes of any change described above.

Maturity

        If the notes remain outstanding on the August 2014 payment date (after taking into account all payments of principal made on such date), the indenture trustee will sell the assets of the trust to accelerate the repayment of all of the accrued interest on and principal of the notes by soliciting at least two bids for the sale of the mortgage loans, and will sell to the highest bidder the number of mortgage loans necessary to generate sufficient sales proceeds to fully repay the principal amount of the notes, together with any unpaid Interest Carry Forward Amount and any unpaid supplemental interest, in each case plus interest accrued thereon at the related formula rate. On the date of sale of the mortgage loans, the indenture trustee or the administrator on its behalf will pay the sales proceeds to the holders of the notes up to such required amount to retire such notes.

        To the extent that the indenture trustee does not receive a bid for the sale of all of the mortgage loans that will generate sales proceeds at least equal to such required amount, the indenture trustee will (i) sell the mortgage loans to the highest bidder, and (ii) pay (or remit to the administrator who will pay) the sales proceeds in accordance with the payment priorities set forth above under "—Allocation of Payments on the Mortgage Loans" and terminate the trust, provided that the holders of not less than 66 2/3% of the Note Principal Amount of all of the notes in the aggregate consent to such action. If the indenture trustee is unable to obtain the required consent of the holders of the notes, the administrator will continue to pay the Available Payment Amount to the holders of the notes on each payment day in accordance with the payment priorities set forth above under "—Allocation of Payments on the Mortgage Loans."

Overcollateralization Provisions

        On the closing date, the Overcollateralization Amount will be $83,003,133, which is initially approximately 11.00% building to 14.50% of the pool balance of the mortgage loans as of the cut-off date.

        On each payment date, the Extra Principal Payment Amount, if any, is applied on that payment date as an accelerated payment of principal on the notes in the manner described above.

        If a Trigger Event is in effect on or after the Stepdown Date, the Targeted Overcollateralization Amount shall be equal to the Targeted Overcollateralization Amount for the immediately preceding payment date and the rate of principal payments on the notes will be affected accordingly.

        In the event that the Targeted Overcollateralization Amount is permitted to decrease or "step down" on a payment date in the future, a portion of the Principal Collections which would otherwise be paid to the holders of the notes on that payment date shall not be paid to the holders of the notes on that payment date. This has the effect of decelerating the amortization of the notes relative to the amortization of the mortgage loans, and of reducing the Overcollateralization Amount. Provided certain conditions are satisfied, this "step down" will occur on the later of the payment date in September 2007 and the first payment date on which the aggregate principal balance of the mortgage loans has been reduced to 50% of the aggregate principal balance of the mortgage loans as of the cut-off date.

Calculation of One Month LIBOR

        The London Interbank Offered Rate or LIBOR with respect to any one month Accrual Period will be established by the administrator and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the LIBOR determination date. Telerate Page 3750 means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be selected by the administrator after consultation with the master servicer as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750, one month LIBOR for the next Accrual Period will be such rate. "LIBOR determination date" means, as to any payment date, the second LIBOR business day before the first day of the related Accrual Period. "LIBOR business day" means a day on which dealings in United States dollars are transacted in the London interbank market.

        If on any LIBOR determination date the offered rate does not appear on Telerate Page 3750, the administrator will request each of four major reference banks in the London interbank market, as selected by the administrator, to provide the administrator with its offered quotation for United States dollar deposits for the upcoming one-month period, commencing on the second LIBOR business day immediately following such LIBOR determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time on such LIBOR determination date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two reference banks provide the administrator with offered quotations, LIBOR on that date will be the arithmetic mean of all such quotations.

        If on that date fewer than two of the reference banks provide the administrator with offered quotations, LIBOR on such date will be the arithmetic mean of the offered per annum rates that three major banks in New York City selected by the administrator quote at approximately 11:00 A.M. in New York City on such LIBOR determination date for one-month United States dollar loans to leading European banks, in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If these New York City quotes are not available, then LIBOR determined on such LIBOR determination date will continue to be LIBOR as then currently in effect on such LIBOR determination date.

        The establishment of LIBOR on each LIBOR determination date by the administrator and the master servicer's calculation of the rate of interest applicable to the notes for the related Accrual Period will (in the absence of manifest error) be final and binding.

Advances

        The master servicer is not obligated to and does not intend to make advances relating to delinquent payments of principal and interest with respect to any mortgage loan included in the mortgage loan pool.

The Preferred Stock

        The trust assets will include one share of preferred stock of the depositor. The preferred stock has a par value of $1.00 and is designated the Class SV Preferred Stock. Issuance of the preferred stock to the trust is intended to prevent the depositor from abusing the protections of the bankruptcy laws and will have no impact on the bankruptcy remoteness of the trust. Under the Certificate of Incorporation of the depositor, the rights of the holders of the preferred stock are limited to (a) voting in the event the depositor desires to institute proceedings to be adjudicated insolvent, consent to the institution of any bankruptcy or insolvency case or petition, make an assignment for the benefit of creditors or admit in writing its inability to pay its debts as they become due and (b) receiving $1.00 upon liquidation of the depositor. The depositor is expected to issue similar shares of preferred stock to other trusts. The unanimous affirmative vote of the holders of the preferred stock and of such similar shares of preferred stock is required to approve any of the depositor's bankruptcy initiatives. Holders of any shares of preferred stock of the depositor have no other rights, such as the right to receive dividends or to vote on any other matter.

        The indenture trustee has the exclusive authority to vote the interest of the trust on the preferred stock. In the indenture, the indenture trustee covenants that it will not transfer the Class SV Preferred Stock to HFC or any affiliate of HFC.

The Indenture Trustee

        U.S. Bank National Association is the indenture trustee under the indenture pursuant to which the notes will be issued. U.S. Bank National Association is a national banking association, and its corporate trust offices are located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604. In the ordinary course of its business, the indenture trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with HFC, the depositor, the sellers and their affiliates.

The Administrator

        HSBC Bank USA, National Association, an affiliate of HFC, the depositor and the sellers, will be the administrator under the indenture, the sale and servicing agreement and the amended and restated trust agreement. HSBC Bank USA, National Association is a national banking association, and its corporate trust office is located at 452 Fifth Avenue, New York, New York 10018.

        Pursuant to the indenture, sale and servicing agreement and amended and restated trust agreement, the administrator will calculate one-month LIBOR for each payment date, and make payments on the notes and distributions to the holder of the ownership interest in the trust. The administrator will maintain the collection account and in accordance with the sale and servicing agreement and upon the master servicer's instructions, invest funds in the collection account in permitted investments.

The Owner Trustee

        The Bank of New York will be the owner trustee under the amended and restated trust agreement. The Bank of New York is a New York banking corporation and its principal office is located at 101 Barclay St., 8W, New York, New York 10286. The owner trustee will perform limited administrative functions under the amended and restated trust agreement. The owner trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee as stated in the amended and restated trust agreement among the depositor, HFC, the owner trustee, the Delaware trustee and the administrator. The owner trustee may appoint a co-trustee to perform certain of its obligations under the amended and restated trust agreement.

The Delaware Trustee

        The Bank of New York (Delaware) with its principal place of business in Delaware, located at 502 White Clay Center, Route 273, Newark, Delaware 19711, will be appointed to act as Delaware trustee for the sole purposes of satisfying Section 3807(a) of the Delaware Statutory Trust Statute.

MATERIAL YIELD AND PREPAYMENT CONSIDERATIONS

General

        The yield to maturity and the aggregate amount of payments on the notes will be affected by the rate and timing of principal payments on the mortgage loans and the amount and timing of borrower defaults and losses on the mortgage loans. The rate of default and losses on mortgage loans with high combined loan-to-value ratios may be greater than that of mortgage loans with low combined loan-to-value ratios. In addition, the yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the trust. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of principal prepayments on the mortgage loans by the borrowers, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to some breaches of representations.

        The timing of changes in the rate of prepayments, liquidations and repurchases of the mortgage loans may, and the timing of defaults and losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described more fully in this prospectus supplement and in the prospectus under "Yield and Prepayment Considerations," no assurance can be given as to the rate or the timing of principal payments on any class of notes.

        A subservicer may allow the refinancing of a mortgage loan, which may be originated by a subservicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of such a refinancing, the new loan would not be included in the trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A subservicer or the master servicer may, from time to time, implement refinancing or modification programs designed to encourage refinancing. The programs may include, without limitation, modifications of existing loans, providing for the Rate Roll Back feature, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower, the timing of an interest rate adjustment or a balloon maturity date or the location of the mortgaged property. In addition, a subservicer or the master servicer may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of those mortgage loans which may be removed from the trust. As a result of these programs, the rate of principal prepayments of the mortgage loans may be higher than would otherwise be the case, and, in some cases, the average credit or collateral quality of the mortgage loans remaining in the trust may decline.

        The mortgage loans in most cases may be prepaid by the borrowers at any time. However, in some circumstances the prepayment of some of the mortgage loans will be subject to a prepayment penalty, which may discourage borrowers from prepaying their mortgage loans during the period during which the prepayment penalty applies.

        Most of the mortgage loans contain due-on-sale clauses. Prepayments, liquidations and purchases of the mortgage loans will result in payments to holders of the Class A Notes and Class M Notes of principal amounts which would otherwise be paid over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing interest rates fell significantly below the interest rates on the fixed-rate mortgage loans, the rate of prepayments, including refinancings, on such loans would be expected to increase. On the other hand, if prevailing interest rates rose significantly above the interest rates on the fixed-rate mortgage loans, the rate of prepayments on such mortgage loans would be expected to decrease.

        The notes are subject to various priorities for payment of principal as described in this prospectus supplement. Payments of principal on classes of the notes will be affected by the rates of prepayment of the mortgage loans as will the weighted average lives of the notes. In addition, the yield to maturity of the notes will depend on whether, to what extent, and the timing with respect to which, any Monthly Excess Cashflow is used to accelerate payments of principal on the notes or any Overcollateralization Release Amount is used to slow payments of principal on the notes. See "Description of the Notes—Overcollateralization Provisions" in this prospectus supplement.

        The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default of mortgage loans secured by second liens is likely to be greater than that of mortgage loans secured by first lien mortgages, particularly in the case of mortgage loans with high combined loan-to-value ratios. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. Furthermore, after the Stepdown Date, if delinquencies on the mortgage loans reach certain levels, a Trigger Event will occur, in which case the Targeted Overcollateralization Amount will not be permitted to decrease, and the rate of principal payments on the notes will be affected accordingly. See "Yield and Prepayment Considerations" in the prospectus. In addition, because borrowers of Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing mortgage loans. See "Risk Factors" in this prospectus supplement.

        To the extent that any losses are incurred on any of the mortgage loans that are not covered by excess interest or a reduction in the Overcollateralization Amount, holders of the notes will bear all risk of the losses resulting from default by borrowers.

        If market interest rates or market yields for securities similar to the notes were to rise, the market value of the notes may decline.

        The rate and timing of principal payments on and the weighted average lives of the notes will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, liquidations and purchases, on the mortgage loans.

        Available Funds Cap.    Each class of notes accrues interest at a formula rate based on the one month LIBOR index plus a specified margin, but is subject to an Available Funds Cap based on net loan rates on the mortgage loans. Interest accrued on any class of the notes in excess of the Available Funds Cap, known as supplemental interest, will be paid to that class only to the extent funds are available after payment of all other amounts payable on the notes as described in this prospectus supplement. No assurance can be given that all supplemental interest amounts will be paid. In addition, the ratings of the notes do not address the likelihood of the payment of supplemental interest amounts.

        The note rates of the notes adjust monthly while the loan rates on the mortgage loans may adjust semiannually, may be fixed or, if modified to include the Rate Roll Back feature, may decline over time. Consequently, in a rising interest rate environment, the amount of supplemental interest payable on the notes may increase. The amount of supplemental interest payable on the notes may also increase if the higher interest rate mortgage loans prepay at a faster rate than the lower interest rate mortgage loans, which will have the effect of reducing the Available Funds Cap.

        To the extent that the formula rate on your notes exceeds the Available Funds Cap at any time while you own those notes, you may not receive all of the interest payments that you expected to receive on those notes, and as a result the yield on your investment may be lower than you anticipated, particularly if you purchased your notes at a price greater than its outstanding principal balance.

        Because the note rates on the notes are subject to the Available Funds Cap, the mortgage loan interest rates (including the periodic and lifetime limitations on interest rate adjustments) may limit increases in the note rates for the notes for extended periods. Accordingly, if market interest rates or market yields for securities similar to the notes were to rise, the market value of the notes may decline.

        In addition, the yield to maturity on each class of the notes will depend on, among other things, the price paid by the holders of the notes and the related note rate. The extent to which the yield to maturity of a note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of notes is purchased at a premium and its principal payments occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. On the other hand, if a class of notes is purchased at a discount and principal payments on that class of notes occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. For additional considerations relating to the yield on the notes, see "Yield and Prepayment Considerations" in the prospectus.

        Senior/Subordinate Classes.    The Class A Notes and Class M Notes are subject to various priorities for payment of interest and principal as described in this prospectus supplement. Losses on defaulted mortgage loans will have the effect of accelerating the amount of principal payable on the notes at times when the Available Payment Amount may be insufficient to make all accelerated principal payments on the notes. As a result, because principal payments on the Class M Notes are subordinate to the principal payments on the Class A Notes, the Class M Notes will be more sensitive to the timing and amounts of losses on mortgage loans than the Class A Notes.

        Final Scheduled Payment Date.    The final scheduled payment date with respect to the notes is February 20, 2034, which date is the payment date immediately following the Collection Period of the latest scheduled maturity date for any mortgage loan.

        The actual final payment date with respect to each class of the notes could occur significantly earlier than the final scheduled payment date for that class because:

  •
  Monthly Excess Cash Flow will be used to make accelerated payments of principal, i.e. Extra Principal Payment Amounts, to the holders of the notes, which payments will have the effect of shortening the weighted average lives of the notes of each class;

  •
  prepayments are likely to occur, which will also have the effect of shortening the weighted average lives of the notes of each class;

  •
  the master servicer may cause a termination of the trust when the aggregate Note Principal Amount is less than or equal to 15% of the initial Note Principal Amount; and

  •
  if the full amount of principal and interest then due on the notes is not paid by the payment date in August 2014, (i) the indenture trustee will begin an auction process for the sale of the remaining mortgage loans, and (ii) upon the closing of any such sale, the trust will use the proceeds from the sale of the mortgage loans to repay in full the principal of and accrued interest on the Class A and Class M Notes. However, if the sale proceeds would be insufficient to repay in full the principal of and accrued interest on the Class A and Class M Notes, only upon the consent of the holders of not less than 66 2/3% of the Note Principal Amount of all of the notes in the aggregate, the indenture trustee will sell the mortgage loans to the highest bidder, pay (or remit to the administrator who will pay) the proceeds in accordance with the payment priorities and terminate the trust.

        Weighted Average Life.    Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in reduction of principal of that security, assuming no losses. The weighted average life of the notes will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

        The prepayment model for fixed rate mortgage loans used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 100% prepayment assumption ("PPA") assumes a constant prepayment rate ("CPR") of 4.6% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 18.4/11% per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter during the life of the mortgage loans, a 100% PPA assumes a CPR of 23% per annum each month. As used in the table below, a 50% PPA assumes prepayment rates equal to 50% of the PPA. Correspondingly, a 150% PPA assumes prepayment rates equal to 150% of the PPA, and so forth. The PPA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

        The prepayment model for adjustable rate mortgage loans used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 100% PPA assumes a CPR of 4.0% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 26/23% per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of the mortgage loans, a 100% PPA assumes a CPR of 30% per annum each month. As used in the table below, a 50% PPA assumes prepayment rates equal to 50% of the PPA. Correspondingly, a 150% PPA assumes prepayment rates equal to 150% of the PPA, and so forth. The PPA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

        The table below regarding percentages of the initial note principal balance of the notes at certain multiples of the related prepayment assumptions has been prepared on the basis of some assumptions as described below regarding the weighted average characteristics of the mortgage loans that are expected to be included in the trust as described under "Description of the Mortgage Loan Pool" in this prospectus supplement and their performance. The tables assume, among other things, that:

    •
    as of the statistical cut-off date, scaled in relation of the aggregate mortgage loan balance on the statistical cut-off date to the aggregate mortgage loan balance on the cut-off date, the mortgage loans have the following characteristics:

MORTGAGE LOANS

Current Principal Balance ($)	Gross Loan Rate (%)	Original Amortization Term (mo)	Original Term To Maturity (mo)	Stated Remaining Term to Maturity (mo)	Margin (%)	Number of Months to Next Coupon Change Date	Rate Change Frequency (mo)	First Period Rate Cap (%)	Period Rate Cap (%)	Maximum Rate (%)	Floor Rate (%)	Index
13,851,148.53	8.176	360	360	341	7.488	5	6	2.860	1.053	14.309	8.106	6-mo LIBOR
209,580,078.19	7.930	360	360	351	7.246	15	6	2.687	1.028	14.099	7.893	6-mo LIBOR
428,922.25	8.943	360	360	355	8.030	19	6	2.407	1.000	15.350	8.468	6-mo LIBOR
213,725,049.85	7.716	360	360	346	7.035	10	6	2.796	1.027	13.802	7.656	6-mo LIBOR
3,334,176.44	7.895	360	360	341	6.482	17	6	2.027	1.285	14.518	7.883	6-mo LIBOR
47,436,887.64	7.633	360	360	346	6.463	22	6	1.835	1.367	14.398	7.588	6-mo LIBOR
92,386,586.82	7.631	360	360	351	6.870	27	6	2.295	1.216	14.105	7.622	6-mo LIBOR
467,402.37	8.303	360	360	355	7.412	31	6	2.801	1.000	14.865	8.123	6-mo LIBOR
80,049.46	8.731	199	120	107	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
21,185,098.82	10.059	360	180	168	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
246,524.35	8.023	360	300	287	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
502,180.53	8.266	115	115	104	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
14,025,570.83	9.206	180	180	169	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
21,293,614.37	9.846	240	240	229	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
819,088.57	9.096	300	300	288	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
115,214,754.14	7.932	360	360	348	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

    •
    with respect to each mortgage loan, the aggregate servicing fee rate will be 0.50% per annum;

    •
    except with respect to the Balloon Loans, the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity;

    •
    none of the sellers, the master servicer or the depositor will repurchase any mortgage loan, as described under "Household Mortgage Services Program—Representations and Warranties Concerning the Mortgage Loans" in the prospectus, and the master servicer does not exercise the option to purchase the mortgage loans and thereby cause a termination of the trust;

    •
    there are no delinquencies or losses on the mortgage loans, and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the respective constant percentages of the prepayment assumption described in the table below;

    •
    there is no interest shortfall in any month;

    •
    the cut-off date is on July 31, 2004;

    •
    payments on the notes will be received on the 20th day of each month, commencing September 20, 2004;

    •
    there are no additional ongoing trust expenses payable out of the trust;

    •
    the notes will be purchased on August 27, 2004;

    •
    the note rate for the Class A and Class M Notes is one month LIBOR plus 0.35% and one month LIBOR plus 0.50%, respectively;

    •
    the rate for one month LIBOR remains constant at 1.61%; and

    •
    the rate for six month LIBOR remains constant at 1.93%.

        The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the table below, which are hypothetical in nature. The table below is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant level of the prepayment assumption until maturity, no losses will be incurred on the mortgage loans, or that all of the mortgage loans will prepay at the same level of the prepayment assumption. Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal payments than indicated in the table below at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity of the mortgage loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial Note Principal Amounts outstanding over time and the weighted average lives of the classes of the notes.

        Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of each class of the notes, and describes the percentages of the initial Note Principal Amount of each class of the notes that would be outstanding after each of the dates shown at various percentages of the prepayment assumption.

Percentages of the Initial Note Principal Balance of the Class A and Class M Notes
at the Following Multiples of the Related Prepayment Assumption

Payment Date	0%	50%	75%	100%	125%	150%	175%
Initial Percentage	100	100	100	100	100	100	100
August 20, 2005	95	82	76	69	63	56	50
August 20, 2006	94	67	55	44	34	25	17
August 20, 2007	93	55	40	27	16	7	0
August 20, 2008	91	44	31	22	15	0	0
August 20, 2009	90	36	24	15	8	0	0
August 20, 2010	88	31	19	10	2	0	0
August 20, 2011	87	26	15	4	0	0	0
August 20, 2012	85	22	10	0	0	0	0
August 20, 2013	83	18	5	0	0	0	0
August 20, 2014	81	15	1	0	0	0	0
August 20, 2015	72	11	0	0	0	0	0
August 20, 2016	63	6	0	0	0	0	0
August 20, 2017	54	3	0	0	0	0	0
August 20, 2018	42	0	0	0	0	0	0
August 20, 2019	33	0	0	0	0	0	0
August 20, 2020	23	0	0	0	0	0	0
August 20, 2021	14	0	0	0	0	0	0
August 20, 2022	4	0	0	0	0	0	0
August 20, 2023	0	0	0	0	0	0	0
August 20, 2024	0	0	0	0	0	0	0
August 20, 2025	0	0	0	0	0	0	0
August 20, 2026	0	0	0	0	0	0	0
August 20, 2027	0	0	0	0	0	0	0
August 20, 2028	0	0	0	0	0	0	0
August 20, 2029	0	0	0	0	0	0	0
August 20, 2030	0	0	0	0	0	0	0
August 20, 2031	0	0	0	0	0	0	0
August 20, 2032	0	0	0	0	0	0	0
August 20, 2033	0	0	0	0	0	0	0
August 20, 2034	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(1)	12.43	4.67	3.25	2.43	1.88	1.37	1.15
Weighted Average Life to Call (years)(1)(2)	12.33	4.43	3.02	2.23	1.72	1.30	1.10

(1)
The weighted average life is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Principal Amount of such note and dividing the results by 12.

(2)
Assumes that the master servicer will exercise its option to purchase the mortgage loans on the payment date following the first payment date on which the Note Principal Amount is less than or equal to 15% of the aggregate initial Note Principal Amount of the offered notes. See "Sale and Servicing Agreement—Termination" in this prospectus supplement.

SALE AND SERVICING AGREEMENT

General

        The assignment of mortgage loans to the trust and matters relating to servicing of the mortgage loans are governed by a sale and servicing agreement among the depositor, the trust, the master servicer, the administrator and the indenture trustee. The material provisions of the sale and servicing agreement are described below. The prospectus also contains additional information regarding the terms and conditions of the sale and servicing agreement and the notes. A form of the sale and servicing agreement is an exhibit to the registration statement filed with the SEC. The sale and servicing agreement for this series will be filed with the SEC on Form 8-K within 15 days of the initial issuance of the notes. The master servicer will provide a prospective or actual noteholder, without charge, on written request, a copy, without exhibits, of the sale and servicing agreement. Requests should be addressed to Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: Corporate Secretary.

The Master Servicer

        HFC, an affiliate of the depositor, will act as master servicer for the notes under the sale and servicing agreement. Responsibilities of HFC will include the receipt of funds from subservicers, the reconciliation of servicing activity, investor reporting and remittances to the administrator to accommodate payments to noteholders. HFC is not obligated to and does not intend to make advances relating to delinquent payments of principal and interest on the mortgage loans.

        For information regarding foreclosure procedures, see "Description of Securities—Realization Upon Defaulted Mortgage Loans" in the prospectus. Servicing and charge off policies and collection practices may change over time in accordance with HFC's business judgment, changes in HFC's portfolio of real estate secured mortgage loans that it services for itself and others, applicable laws and regulations, and other considerations.

        HFC and its subsidiaries have originated closed-end fixed and adjustable rate mortgage loans since 1972. The correspondent mortgage business of HFC has operated under the current model since 1997. HFC acquired a mortgage banker in 1999 and has an interest in another mortgage banker, both of which originate and sell loans in the secondary market. Loans originated by this affiliate may be included in a mortgage pool. As of June 30, 2004, HFC had approximately $103.8 billion in total assets, approximately $88.9 billion in total liabilities and approximately $14.9 billion in shareholder's equity. As of the date of this prospectus supplement, HFC has a commercial paper rating of "A-1" by S&P, "P-1" by Moody's and "F1" by Fitch. HFC has a current long-term debt rating of "A" by S&P, "A1" by Moody's and "A+" by Fitch. For a general description of HFC and its activities, see "Household Mortgage Services Program—General" in the prospectus and "Description of the Mortgage Loan Pool—The Master Servicer" in this prospectus supplement. It is not expected that HFC's direct or indirect parents, Household International, Inc. and HSBC Holdings plc, respectively, will guarantee or support the obligations of HFC.

Possession of Mortgage Loan Documents

        Under the terms of the sale and servicing agreement, so long as HFC's long-term senior unsecured debt is assigned an acceptable minimum rating by at least two of Moody's, S&P and Fitch Ratings (which minimum acceptable ratings currently are at least "Baa3" by Moody's, "BBB-" by S&P and "BBB" by Fitch Ratings), a seller who is an affiliate of HFC will be entitled to maintain possession of the loan documents with respect to the applicable mortgage loans and will not be required to record assignments of the related mortgages either to the depositor or the trust. In the event, however, that possession of any loan documents is required by the master servicer, the master servicer will be entitled to request delivery of the loan documents and to retain them for as long as necessary for servicing purposes. These loan documents will be returned to the applicable seller, unless returned to the related borrower in connection with the payment in full of the related mortgage loan, when possession of these documents is no longer required by the master servicer. HFC's ratings currently exceed the minimum acceptable ratings. In the event that HFC does not satisfy the standards set forth herein or any seller who retained possession of any loan documents ceases to be an HFC affiliate, HFC will cause such seller, within 90 days, to deliver and record assignments of the mortgages for each related mortgage loan in favor of the trust and, within 60 days, to deliver the loan documents pertaining to each mortgage loan to the indenture trustee, unless opinions of counsel satisfactory to the indenture trustee and the rating agencies are delivered to these parties to the effect that recordation of the assignments or delivery of loan documentation is not required in the relevant jurisdictions to protect the interests of the depositor and the trust in the mortgage loans. Under the sale and servicing agreement, the indenture trustee will be appointed attorney-in-fact for the sellers who retain possession of any loan documents with power to prepare, execute and record assignments of the mortgages in the event that the sellers fail to do so on a timely basis. In lieu of delivery of original documentation, the sellers may deliver documents which have been imaged optically upon delivery of an opinion of counsel that the documents do not impair the enforceability or the transfer to the trust of the mortgage loans or the perfection of the trust's security interest in the mortgage loans.

Review of the Mortgage Loans

        In the event the loan documents are required to be delivered to the indenture trustee, the indenture trustee will itself maintain possession of and review documents relating to the mortgage loans, or will appoint one or more custodians under a custodial agreement to do so as the agent of the indenture trustee, which custodian may be the master servicer. There will be no third party review of the documents relating to the mortgage loans prior to delivery of any documents to the indenture trustee.

        In the event the loan documents are delivered to the indenture trustee with regard to any mortgage loan, the indenture trustee or the custodian will hold the documents in trust for the benefit of the noteholders and normally will review the documents within 90 days after receipt. If any document is found to be defective in any material respect, the indenture trustee or the custodian shall notify the master servicer and the depositor. If the depositor or the master servicer cannot cure the defect within 90 days or within any other period specified in the sale and servicing agreement, after notice of the defect is given to depositor, the depositor is required to, not later than 90 days after that notice, or within any other period specified in the sale and servicing agreement, either repurchase the related mortgage loan or any property acquired in respect of it from the trust, or if permitted, substitute for that mortgage loan a new mortgage loan in accordance with the standards described in the sale and servicing agreement. The master servicer will be obligated to enforce this obligation of the depositor, but the obligation is subject to the provisions described under "HFC Servicing Procedures—Realization Upon Defaulted Mortgage Loans" in the prospectus. There can be no assurance that the depositor will fulfill its obligation to purchase any mortgage loan. The obligation to repurchase or substitute for a mortgage loan constitutes the sole remedy available to the noteholders or the indenture trustee for a material defect in a constituent document. Any mortgage loan not purchased or substituted for shall remain in the related trust.

        The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the sale and servicing agreement. Additionally, the depositor will make certain representations and warranties regarding the mortgage loans as of the closing date. Upon a breach of any of these representations of the depositor which materially adversely affect the interests of the noteholders in a mortgage loan, the depositor or master servicer will be obligated either to cure the breach in all material respects or to purchase the mortgage loan or to substitute the mortgage loan with a qualified substitute mortgage loan. Any mortgage loan not purchased or substituted for shall remain in the trust. The depositor and master servicer will indemnify the trust for out-of-pocket financial losses arising out of the breach in any material respect of any representation or warranty of the depositor upon which the trust has relied.

Servicing and Subservicing

        The master servicer is required to service and administer the mortgage loans in accordance with the sale and servicing agreement and in a manner consistent with general industry practice using that degree of skill and attention that the master servicer exercises with respect to comparable mortgage loans that it services for itself or others.

        The duties of the master servicer include collecting and posting all payments, responding to inquiries of borrowers or Federal, state or local government authorities with respect to the mortgage loans, investigating delinquencies, reporting tax information to borrowers in accordance with its customary practices, accounting for collections and furnishing monthly and annual statements to the indenture trustee and the administrator with respect to payments. The master servicer is required to follow its customary standards, policies and procedures in performing the duties as master servicer.

        The master servicer (1) is authorized and empowered to execute and deliver, on behalf of itself, the noteholders and the indenture trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the mortgage loans and with respect to the related mortgaged properties; and (2) may consent to any modification of the terms of any mortgage note not expressly prohibited by the sale and servicing agreement if the effect of any such modification will not materially and adversely affect the security afforded by the related mortgaged property, other than as permitted by the sale and servicing agreement. In certain circumstances, the master servicer will be required to purchase the related mortgage loan if it consents to any such modification.

        Compensation to the master servicer for its servicing activities under the sale and servicing agreement will be paid from interest collections on the mortgage loans on each payment date. The amount of such compensation for each Collection Period is equal to 0.50% per annum of the aggregate principal balances of the mortgage loans outstanding on the first day of such Collection Period. The servicing fee will be paid to the master servicer before payments are made to the noteholders. In addition, the master servicer will retain any benefit from the investment of funds in the Collection Account.

        The master servicer will also be entitled under the sale and servicing agreement to additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges or any other servicing-related fees and similar items.

        The master servicer will pay certain ongoing expenses associated with the trust or incurred in connection with its servicing responsibilities under the sale and servicing agreement. The master servicer will be entitled to reimbursement for specified expenses incurred by it in connection with the liquidation of any mortgage loan, including any costs in restoring any related mortgaged property in connection therewith and the payment of related insurance premiums or taxes, this right of reimbursement being prior to the rights of the noteholders to receive net liquidation proceeds from the related mortgage loan.

        The master servicer will be permitted under the sale and servicing agreement to enter into subservicing arrangements for any servicing and administration of mortgage loans with any institution (including an affiliate) which is in compliance with the laws of each state necessary to enable it to perform its obligations under such subservicing arrangement.

        Notwithstanding any subservicing arrangement, the master servicer will not be relieved of its obligations under the sale and servicing agreement and the master servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the mortgage loans.

Evidence as to Compliance

        The master servicer will be required to deliver to the indenture trustee on or before the last day of March of each year commencing in 2005, an officer's certificate stating, as to each signer thereof, that (1) a review of the activities of the master servicer during the preceding calendar year (or, in the case of the first certificate, since the closing date) and of its performance under the sale and servicing agreement has been made under the officer's supervision, and (2) to the best of the officer's knowledge, based on his/her review, the master servicer has fulfilled all its material obligations under the sale and servicing agreement for that year, or, in the case of the first certificate, since the closing date, or, if there has been a default in the fulfillment of any obligations, specifying each default known to that officer and the nature and status thereof including the steps being taken by the master servicer to remedy the defaults.

        The sale and servicing agreement provides that on or before March 31 of each calendar year, beginning March 31, 2005, the master servicer will have a firm of independent, nationally recognized certified public accountants furnish a report showing that, for the prior calendar year (or, in the case of the first report, since the closing date) the accounting firm has performed procedures in order to provide a report on management's assertion that the servicing of the mortgage loans has been conducted in compliance with the terms and conditions set forth in the sale and servicing agreement related to the servicing of the mortgage loans and the reporting thereof and that assertion is presented fairly.

Collection and Liquidation Practices; Loss Mitigation

        Under the terms of the sale and servicing agreement, until the business day prior to each payment date on which amounts are required to be deposited in the Collection Account, collections on the mortgage loans may be invested in permitted investments, including obligations of the master servicer or any of its affiliates, as long as such investment does not result in a withdrawal or downgrading of the current ratings of the notes. The master servicer may retain and commingle such collections with its own funds at such time as either (A) the short-term debt obligations of the master servicer are rated at least "P-1" by Moody's, "A-1" by S&P and "F1" by Fitch Ratings or (B) the master servicer arranges for and maintains a servicer credit enhancement acceptable in form and substance to each rating agency. In the event the master servicer is entitled to retain and commingle the amounts referred to in the preceding sentence (i) it shall be entitled to retain for its own account any investment income thereon, and any such investment income shall not be subject to any claim of the indenture trustee, administrator or noteholders and (ii) it shall be allowed to reduce the total amount of funds it is required to deposit into the Collection Account on the business day prior to each payment date by the Skip-A-Pay Reimbursement Amount (as defined below) that it is entitled to receive on such payment date. In the event that HFC is not permitted to retain and commingle these amounts with its own funds, it shall deposit these amounts not later than the second business day following receipt in the Collection Account. As of the date of this prospectus supplement, HFC's short-term debt satisfies the rating criteria of each rating agency.

        The master servicer may in its discretion (1) waive any assumption fees, late payment charge, charges for checks returned for insufficient funds, prepayment penalties, if any, or other fees which may be collected in the ordinary course of servicing the mortgage loans, (2) arrange with a borrower a schedule for the payment of delinquent payments on the related mortgage loan, (3) sell the mortgage loan at its fair market value to a third party for collection activity, (4) treat a contractually delinquent mortgage loan as current in accordance with its account management policies and practices, as described above in "Description of the Mortgage Loan Pool—Delinquency and Loss Experience of the Master Servicer's Correspondent Portfolio."

        The master servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the mortgage loans, including waivers, restructures, modifications, payment forbearances, partial forgiveness, rewrites, entering into repayment schedule arrangements, and capitalization of arrearages if the master servicer determines that the action is not materially adverse to the interests of the holders of the notes and is generally consistent with the master servicer's policies with respect to similar loans; and the mortgage loan is in default or if default is imminent. In addition, the master servicer may waive, modify or vary any term of any mortgage loan to reduce the likelihood of prepayment or of default of the mortgage loan, to increase the likelihood of repayment or repayment upon default of the mortgage loan, to increase the likelihood of repayment in full of or recoveries under the mortgage loan, or to otherwise benefit the holders of the notes. The master servicer may not, however, defer the scheduled monthly interest and principal payment on any mortgage loan that is not in default or for which default is not imminent unless (i) the master servicer elects to make a Skip-A-Pay Advance in accordance with the following paragraph or (ii) each rating agency advises in writing that such action will not cause the then current ratings of the notes to be withdrawn, suspended or reduced; provided, however, that the master servicer may not defer the scheduled monthly payment on any mortgage loan in connection with a Skip-A-Pay Advance unless the master servicer determines, in its good faith judgment, that the Skip-A-Pay Advance will be recoverable from future payments on the mortgage loans.

        If during any Collection Period the master servicer deferred the scheduled monthly payment on any mortgage loan by electing to make a Skip-A-Pay Advance, on or before one business day prior to the next payment date, the master servicer will deposit into the Collection Account an amount equal to the Skip-A-Pay Advance for such Collection Period. On each payment date, the master servicer will be entitled to reimburse itself for all previously unreimbursed Skip-A-Pay Advances from funds on deposit in the Collection Account, before making any payments to holders of the notes, up to an amount equal to the Skip-A-Pay Reimbursement Amount on such payment date; provided, however, that the Skip-A-Pay Reimbursement Amount that the master servicer is entitled to receive on such payment date will be reduced by the portion of such amount, if any, that was applied to reduce the amount of funds that the master servicer was required to deposit into the Collection Account on the business day immediately preceding such payment date. "Skip-A-Pay Advance," for any Collection Period in which the master servicer has elected to defer a scheduled monthly interest and principal payment on any mortgage loan that is not in default or (in the judgment of the master servicer) for which a default is not imminent, means the positive result, if any, of the Required Excess Cashflow for the related payment date, minus the Monthly Excess Cashflow for the related payment date. "Skip-A-Pay Reimbursement Amount," as of any payment date, means the positive result, if any, of the Monthly Excess Cashflow for such payment date, minus the Required Excess Cashflow for such payment date. "Required Excess Cashflow," as to any payment date, means 2.50%, divided by 12, multiplied by the outstanding Principal Balance of the mortgage loans as of the first day of the related Collection Period.

        With respect to mortgage loans that come into and continue in default, the master servicer may take a variety of actions including foreclosure on the mortgaged property, writing off the balance of the mortgage loan as bad debt, selling any bad debt to third-party collection sources, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, modifications as described above, or taking an unsecured note. See "HFC Servicing Procedures—Collection and Other Servicing Procedures" and "—Realization Upon Defaulted Mortgage Loans" in the prospectus.

Optional Substitution

        At any time the master servicer has the right, in its sole discretion, to substitute different mortgage loans in the place of any mortgage loans included in the mortgage loan pool. All substitutions made by the master servicer pursuant to this right shall not exceed 2% of the aggregate Principal Balance of the mortgage loans as of the cut-off date. In addition, it is a condition to any such substitution that (i) the mortgage loans being substituted have principal and interest due that is substantially equivalent to the principal and interest then due on the mortgage loans being removed from the trust, and (ii) the master servicer represents and warrants that the substituted mortgage loans meet the required eligibility criteria.

Termination

        On any payment date following the first payment date on which the Note Principal Amount of the Class A and Class M Notes is less than or equal to 15% of the initial Note Principal Amount of the Class A and Class M Notes (after giving effect to payments made on such payment date), the master servicer will have the option to purchase all remaining mortgage loans and other assets in the trust, thereby effecting early retirement of the notes.

        Any purchase of mortgage loans and other assets of the trust shall be made at a price equal to the greatest of:

  (a)
  the sum of: 100% of the unpaid Principal Balance of each mortgage loan, or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to the mortgaged properties has been acquired, plus one month's accrued interest at the net loan rate on the Principal Balance of each mortgage loan;

  (b)
  the aggregate fair market value (as determined by the master servicer) of all of the assets of the trust; and

  (c)
  the sum of: 100% of the Note Principal Amount of the notes, plus any unpaid Interest Carry Forward Amounts and Supplemental Interest Amounts, plus one month's interest on the notes and any unpaid Interest Carry Forward Amounts and Supplemental Interest Amounts at the applicable formula rate.

        Payments on the notes relating to any optional termination will be paid, first, to the notes, in an amount equal to the Note Principal Amount of each class plus one month's interest accrued on those notes at the note rate, plus any previously unpaid accrued note interest and second, except as described in the sale and servicing agreement, to the holder of the ownership interest in the trust.

        If the master servicer does not exercise this purchase option within three months of the payment date on which the purchase option could first be exercised, then on the next succeeding payment date the indenture trustee will begin an auction process to sell the mortgage loans and the other trust assets at the highest possible prices, but the indenture trustee may not sell the trust assets and liquidate the trust unless at least two bids are received and the highest bid would be sufficient to pay the aggregate unpaid Note Principal Amount of the Class A and Class M Notes and all accrued and unpaid interest thereon. If the first auction of the trust assets is not successful because the highest bid received is too low, then the indenture trustee will conduct an auction of the mortgage loans every third month thereafter, until an acceptable bid is received for the trust assets. The first auction and subsequent auctions may not be successful. The master servicer may exercise its purchase option on any payment date after the first payment date described above, unless the indenture trustee has accepted a qualifying bid for the trust assets. If the first auction of the trust assets is not successful because the highest bid received is too low, then on each payment date thereafter, all payments that would otherwise go to the ownership interest in the trust will be used to further reduce the outstanding principal amount of the notes.

        If the full amount of principal and interest then due on the notes is not paid by the payment date in August 2014, (i) the indenture trustee will begin an auction process for the sale of the remaining mortgage loans, and (ii) upon the closing of any such sale, the trust will use the proceeds from the sale of the mortgage loans to repay in full the principal of and the accrued interest on the Class A Notes and Class M Notes. However, if the sale proceeds would be insufficient to repay in full the principal of and the accrued interest on the Class A Notes and Class M Notes, only upon the consent of the holders of not less than 66 2/3% of the Note Principal Amount of all of the notes in the aggregate, the indenture trustee will sell the mortgage loans to the highest bidder, pay (or remit to the administrator, who will pay) the proceeds in accordance with the payment priorities and terminate the trust. On each payment date after the August 2014 payment date, all payments that would otherwise go to the ownership interest in the trust will be used to further reduce the outstanding principal amount of the notes.

THE INDENTURE

        The following summary describes the material terms of the indenture between the trust, the indenture trustee, the co-trustee and the administrator. A form of the indenture is an exhibit to the registration statement filed with the SEC. The indenture for this series will be filed with the SEC on Form 8-K within 15 days of the initial issuance of the notes.

Voting Rights

        Actions may be taken by holders of notes evidencing a specified percentage of the then outstanding Note Principal Amounts. All voting rights will be allocated among all holders of the Class A Notes and Class M Notes in proportion to their then outstanding Note Principal Amounts.

No Petition

        In the indenture, the indenture trustee, the administrator and the noteholders agree that they will not institute against the depositor, or cooperate with or encourage others to institute against the depositor, any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings under United States federal or state bankruptcy laws in connection with any obligations relating to the notes or the indenture.

THE TRUST AGREEMENT

        The trust operations are defined in the amended and restated trust agreement among the depositor, the co-trustee, the owner trustee, HFC, the Delaware trustee and the administrator. A form of the amended and restated trust agreement is an exhibit to the registration statement filed with the SEC. The amended and restated trust agreement for this series will be filed with the SEC on Form 8-K within 15 days of the initial issuance of the notes. The following summary describes all of the material terms of the amended and restated trust agreement.

Amendment

        The amended and restated trust agreement may be amended by the depositor, HFC, the co-trustee, the owner trustee, the Delaware trustee and the administrator, with prior written notice to the Rating Agencies and the indenture trustee, but without the consent of the noteholders, the holder of the ownership interest in the trust or the indenture trustee, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the noteholders or the holder of the ownership interest in the trust; provided, however, that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholders or the holder of the ownership interest in the trust. Any such proposed amendment will be deemed to not adversely affect in any material respect the interests of the noteholders or the holder of the ownership interest if the party requesting the amendment has given each rating agency ten days prior notice and each agency has notified the depositor, owner trustee and indenture trustee in writing that such action will not result in a reduction or withdrawal of the ratings then assigned to the notes. The amended and restated trust agreement may also be amended by the depositor, HFC, the owner trustee, the co-trustee, the Delaware trustee and the administrator with the prior written consent of the Rating Agencies, the indenture trustee, the holders of notes evidencing at least a majority of the outstanding Note Principal Amount and the holder of the ownership interest in the trust for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or modifying in any manner the rights of the noteholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the mortgage loans or distributions that shall be required to be made for the benefit of the noteholders or the holder of the ownership interest in the trust or (ii) reduce the percentage interests required to consent to any such amendment, without the consent of the holders of all the outstanding notes.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

        The following is intended to supplement the discussion under the heading "Material Federal Income Tax Consequences" in the prospectus. Each discussion is a general summary of the material federal income tax consequences of the purchase, ownership and disposition of the notes to investors generally, but does not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax advisor. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing, temporary and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date of this prospectus supplement, all of which are subject to change, possibly with retroactive effect. This information is directed to noteholders who are original purchasers of the notes and who hold the notes as "capital assets" within the meaning of Section 1221 of the Code. This information does not address tax consequences that may be relevant to particular holders subject to special treatment under federal income tax law (e.g., banks, regulated investment companies, life insurance companies, electing large partnerships, dealers in securities or currencies, real estate investment trusts, other financial institutions and taxpayers holding the notes as part of a hedge, straddle, integrated or conversion transaction or whose "functional currency" is not the United States dollar).

        There can be no assurance that the Internal Revenue Service (the "IRS") will not challenge the conclusions reached in this discussion, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Additionally, legislative, judicial and administrative changes may occur, possibly with retroactive effect, potentially affecting the accuracy of the statements set forth herein.

        This summary is directed to prospective initial purchasers of the notes and not to subsequent purchasers of the notes. Prospective purchasers of the notes should consult their own tax advisors concerning the tax consequences under federal income tax law, as well as the tax law of any state, local or foreign jurisdiction, of the purchase, ownership and disposition of the notes.

Characterization of the Notes as "Indebtedness"

        Subject to the exceptions, limitations and qualifications set forth in its opinion, Katten Muchin Zavis Rosenman, special tax counsel to the depositor, has opined that, while there exists no primary legal authority addressing a transaction of exactly this nature, the notes will be characterized as

"indebtedness" for federal income tax purposes. Whether or not a particular instrument, such as a note, constitutes indebtedness for federal income tax purposes, is determined by addressing numerous factors, each of which does not necessarily have equal weight, and no single factor is controlling. The depositor has structured the sale and servicing agreement, the indenture and the notes with the intention that the notes will be characterized and treated under applicable federal, state, and local tax law as indebtedness. Additionally, the depositor, the master servicer, the indenture trustee and each noteholder agree to treat and to take no action inconsistent with the treatment of the notes (or beneficial interests therein) as indebtedness for such purposes. Consistent with and based in part upon such agreement, as well as other factors, Katten Muchin Zavis Rosenman has reached the aforementioned opinion.

        Opinions of counsel are not binding upon the IRS or the courts. If the notes were not treated as indebtedness for federal income tax purposes, the arrangement created by the sale and servicing agreement and the indenture could be characterized (contrary to special tax counsel's opinion described in "—Tax Characterization of the Trust" below) as a "publicly traded partnership" taxable as a corporation if, in any taxable period, less than 90 percent of the trust's gross income were to consist of "qualifying income" as defined by Section 7704(d) of the Code. If the trust were characterized as a publicly traded partnership, it would be subject to federal income tax at corporate income tax rates on the net income it derives from the loans and would not be able to reduce its taxable income by deductions for interest expense on the notes, which would be recharacterized as equity. This characterization could materially reduce the trust's cash available to make payments on the notes.

        If the notes were not treated as indebtedness for federal income tax purposes and the trust was not characterized as a publicly traded partnership taxable as a corporation, the amount, timing and character of income required to be included in the income of the holders of the notes could differ materially from the amount, timing and character of income if the notes were characterized as indebtedness. In this case, certain types of investors may also be subject to limitations on their ability to deduct their respective shares of the trust's expenses, which could cause their net taxable income to exceed their cash payments within a given period. Furthermore, there could be additional adverse tax consequences to tax-exempt organizations and Non-U.S. Persons. The term "U.S. Person means:

  •
  a citizen or resident of the United States,

  •
  a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia, except in the case of a partnership, to the extent provided in Treasury regulations, or any political subdivision thereof, or

  •
  an estate that is described in Section 7701(a)(30)(D) of the Internal Revenue Code, or a trust that is described in Section 7701(a)(30)(E) of the Internal Revenue Code.

        The term "Non-U.S. Person" means any person who is not a U.S. Person.

        A tax-exempt holder of a class of notes recharacterized as equity could realize unrelated business taxable income to the extent of its share of the trust's net income, if any, from rental income and sales of foreclosure property, if such property is treated as inventory by the trust or is subject to a senior mortgage loan. If a Non-U.S. Person holds notes of a class characterized as equity, the Non-U.S. Person would be subject to U.S. withholding tax (generally, at a 35% rate) and return filing requirements on its share of the trust's net income, if any, from rental income and sales of foreclosure property. In addition, corporate Non-U.S. Persons could be subject to a 30% "branch profits tax" on their share of such income.

        Because the trust has two classes of notes, it is possible that (a) one class may be recharacterized as equity while the other retains a debt characterization, or (b) both classes of notes are recharacterized as equity. If only one class of notes were recharacterized as equity interests in the trust, then tax-exempt organizations holding such recharacterized notes would be treated as having

"debt-financed" income from the trust in respect of the class of notes characterized as indebtedness, which would be taxable as "unrelated business taxable income." If both classes of the notes were recharacterized as equity, then tax-exempt organizations holding either class of notes would not be viewed as having debt-financed income, except with respect to their share of the trust's net income, if any, from rental income and sales of foreclosure property subject to a senior mortgage loan. If a Non-U.S. Person holds both classes of notes, and only one class is recharacterized as equity interests in the trust, the Non-U.S. Person could become subject to U.S. withholding tax at a 30% rate on interest paid on the class of notes characterized as indebtedness if the Non-U.S. Person holds 10% or more of the total trust securities that are treated as equity interests (unless an applicable treaty exemption from the withholding tax exists for the Non-U.S. Person).

        The depositor, master servicer and indenture trustee generally intend to treat the notes as debt eligible for a withholding exemption. However, upon any change in law or differing interpretation, Non-U.S. Persons may be subject to U.S. withholding tax. If payments are properly withheld against under the Code, then (i) such withheld payments shall be considered as having been received by holders of the notes for all purposes under the sale and servicing agreement and the indenture and (ii) no person shall have any obligation to reimburse holders of the notes for tax payments so withheld.

        Based on the collateralization of the trust and other factors, the depositor has determined that it is unlikely that the notes will be recharacterized as equity. As such, it is unlikely that payments to the holders would be impaired or that holders who are Non-U.S. Persons would be subject to the potential imposition of withholding tax.

        The remainder of this summary assumes the correctness of tax counsel's opinion as to the tax treatment of the notes as debt.

Tax Characterization of the Trust

        The trust is formed as a non-corporate entity and will not elect to be taxed as a corporation. It is the intention of the depositor, master servicer and the indenture trustee that, solely for federal, state and local income and other tax purposes, the trust will not be treated as an entity separate from the depositor, and that all necessary returns, reports or other forms will be filed in a manner consistent with this tax characterization. The trust will not be classified as an "association" taxable as a corporation for federal income tax purposes because it is formed as a non-corporate entity and will not elect to be taxed as a corporation. Assuming the ownership interest in the trust is treated as the sole equity interest in the trust and, as required by the trust agreement, is held solely by a single owner, such ownership interest will be treated as an interest in a "disregarded" entity and the trust, subject to the discussion on "taxable mortgage pools" below, will be treated as mere division of the owner. The trust, as a "disregarded entity," will not be subject to any federal income tax.

        If any class of the notes were recharacterized as equity interests in the trust and, in any taxable period, more than 10% of the trust's gross income were not "qualifying income" as defined by Section 7704(d) of the Code, the trust would be recharacterized as a publicly traded partnership taxable as a corporation, which would result in certain adverse consequences described in "Characterization of the Notes as "Indebtedness" above. Based on limitations on the operations of the trust and information concerning the loans provided by the depositor contained in this prospectus supplement, special tax counsel to the depositor is of the opinion that, in any taxable period, at least 90% of the trust's gross income would consist of "qualifying income" and thus, the trust should not be classified as a publicly traded partnership taxable as a corporation for federal income tax purposes.

        With respect to debt obligations backed by mortgage loans, such as the notes, that are issued in two or more maturities by an entity such as the trust, the entity may be classified as a "taxable mortgage pool" under the rules of Section 7701(i) of the Code. A taxable mortgage pool is taxable as a corporation for federal income tax purposes and may not be included within a consolidated return.

However, debt obligations are not considered to have two or more maturities for this purpose if their maturities would differ only because of an unequal allocation of credit risk. The maturities of the notes differ only because of an unequal allocation of credit risk. Therefore, the trust, in the opinion of the special tax counsel to the depositor, will not be characterized as a "taxable mortgage pool" for federal income tax purposes.

Taxation of the Holders of Notes

        Based on their anticipated offering prices, it is expected that the notes will not be issued with original issue discount. Consequently, interest on the notes will be recognized in income, as ordinary income, for each noteholder as received or accrued in accordance with its normal method of accounting.

        If there was more than a remote likelihood that a lack of funds available to the trust on any payment date would require interest payments on any class of notes to be deferred, then all future interest payments on such class of notes would be treated as original issue discount. A U.S. person must include original issue discount in income on a constant yield to maturity basis, whether or not it receives a cash payment on any payment date. However, the depositor has determined that the likelihood of interest being deferred is remote for this purpose. Therefore, each holder of the notes will recognize interest income in respect of the notes when received or accrued according to the noteholders regular method of tax accounting. The foregoing notwithstanding, if, in fact, the trust ever materially defers more than a de minimis portion of an interest payment on a class of notes, holders of the affected class of notes must thereafter accrue income on the notes under the constant yield-to-maturity method, regardless of their method of accounting.

        Non-U.S. Persons.    Distributions on the notes to a beneficial owner that is not a U.S. Person and has provided the required certification of beneficial ownership generally will be exempt from U.S. federal income and withholding taxes.

        Miscellaneous.    For a summary of the rules relating to the tax consequences of original issue discount, market discount, premium, realized losses, and a sale or exchange with respect to the notes, please refer to the text accompanying the appropriate subheadings in the prospectus under the heading "Material Federal Income Tax Consequences."

        The notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code, nor as "real estate assets" under Section 856(c)(4)(A), formerly Section 856(c)(5)(A) of the Code. In addition, interest on the notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The notes will not be "qualified mortgages" for REMICs within the meaning of Section 860G(a)(3) of the Code.

        The preceding discussion of certain United States federal income tax considerations is for general information only and is not tax advice. Each prospective investor is urged to consult its own tax advisor regarding the particular United States federal, state, and local tax consequences, and the foreign tax consequences, of purchasing, holding, and disposing of the notes, including the consequences of any proposed change in applicable laws.

State Tax Considerations

        In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the notes offered hereunder. State tax law may differ substantially from the federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Investors holding notes recharacterized as equity interests in the trust may have adverse state and local tax consequences including tax liabilities and return filing requirements in states from which the trust derives income. Therefore, prospective investors should consult their own tax advisors with respect to the various state tax consequences of investments in the notes offered hereunder.

METHOD OF DISTRIBUTION

        Subject to the terms and conditions of an underwriting agreement, dated August 20, 2004, the underwriters named below have agreed to purchase and the depositor has agreed to sell the Class A Notes and the Class M Notes. It is expected that delivery of the notes will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about August 27, 2004, against payment therefor in immediately available funds.

Underwriter	Class A	Class M	Total
Citigroup Global Markets Inc.	$104,886,200	$29,428,600	$134,314,800
Credit Suisse First Boston LLC	$104,886,200	$29,428,600	$134,314,800
HSBC Securities (USA) Inc.	$104,886,200	$29,428,600	$134,314,800
Banc of America Securities LLC	$104,886,200	$29,428,600	$134,314,800
Morgan Stanley & Co. Incorporated	$104,886,200	$29,428,600	$134,314,800
Total	$524,431,000	$147,143,000	$671,574,000

        HSBC Securities (USA) Inc. is an affiliate of the depositor, HFC and the administrator.

        In connection with the notes, the underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes if any of the notes are purchased thereby.

        The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the notes is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the SEC.

        The depositor has been advised that the underwriters propose initially to offer the notes to the public at the respective offering prices set forth on the cover hereof and to certain dealers at such prices less a selling concession not to exceed the percentage of the notes' denomination set forth below, and that the underwriters may allow and such dealers may re-allow a discount not to exceed the percentage of the notes' denomination set forth below.

Class of Note	Selling Concession	Reallowance Discount
Class A	0.1350%	0.0675%
Class M	0.2100%	0.1050%

        Until the distribution of the notes is completed, the rules of the SEC may limit the ability of the underwriters to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. These transactions may consist of bids and purchases for the purpose of pegging, fixing or maintaining the price of such classes of notes.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

        Neither the depositor nor the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the depositor nor the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        In the ordinary course of its business one or more of the underwriters and its or their affiliates have provided, and in the future may provide, investment banking and commercial banking services to the depositor, the sellers, the master servicer and their affiliates.

        The underwriting agreement provides that the depositor will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify the depositor, against some civil liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

        There is currently no secondary market for the notes. The underwriters intend to make a secondary market in the notes but are not obligated to do so. There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue. The notes will not be listed on any securities exchange.

        This prospectus supplement and the accompanying prospectus may be used by HSBC Securities (USA) Inc., an affiliate of HFC Mortgage Funding Corporation III and HFC, in connection with offers and sales of the notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. In a market-making transaction, HSBC Securities (USA) Inc. may resell a note it has acquired from another holder after the original offering and sale of the notes. Resales of this kind may occur in the open market or may be privately negotiated, in each case either at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSBC Securities (USA) Inc. may act as principal or agent, including as agent for both counterparties in a transaction in which HSBC Securities (USA) Inc. does not act as principal. HSBC Securities (USA) Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of the depositor and HFC may also engage in transactions of this kind and may use this prospectus supplement and the accompanying prospectus for this purpose. Neither HSBC Securities (USA) Inc. nor any other affiliate of the depositor or HFC has an obligation to make a market in the notes and may discontinue any market-making activities at any time without notice in its sole discretion.

        Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. If you are purchasing notes from HSBC Securities (USA) Inc., or another affiliate of the depositor and HFC, you may assume that you are purchasing the notes in a market-making transaction unless your confirmation of sale indicates otherwise.

        The primary source of information available to investors concerning the notes will be the monthly statements discussed in the prospectus under "Description of the Securities—Reports to Securityholders," which will include information as to the outstanding principal amounts of the notes. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the notes will be available on an ongoing basis. The limited nature of this information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

LEGAL MATTERS

        Certain legal matters relating to the notes will be passed upon for the depositor by Patrick D. Schwartz, Vice President and Deputy General Counsel—Corporate and Assistant Secretary of Household International, Inc., the parent of the depositor and the master servicer, and by Katten Muchin Zavis Rosenman, special counsel to the depositor and special tax counsel to the trust. Mr. Schwartz is a full-time employee and an officer of Household International, Inc. and beneficially owns, and holds options to purchase, equity securities of HSBC Holdings plc, the parent of Household International, Inc. Certain legal matters will be passed upon for the underwriters by Mayer, Brown, Rowe & Maw LLP.

RATINGS

        It is a condition to the issuance of the Class A Notes that they be rated Aaa by Moody's and AAA by S&P and Fitch, and to the issuance of the Class M Notes that they be rated Aa2 by Moody's and AA by S&P and Fitch.

        The ratings assigned by Moody's, S&P and Fitch to the notes address the likelihood of the receipt by noteholders of payments required under the indenture. These ratings take into consideration the credit quality of the mortgage loan pool, structural and legal aspects associated with the notes, and the extent to which the payment stream in the mortgage loan pool is adequate to make payments required under the notes. Ratings on the notes by Moody's, S&P and Fitch do not, however, constitute a statement regarding the likelihood or rate of principal prepayments or the likelihood of payment of any Supplemental Interest Amounts.

        The ratings assigned by Moody's, S&P and Fitch to the notes address the likelihood of the receipt by noteholders of all payments to which they are entitled under the transaction structure. These ratings reflect their analysis of the riskiness of the underlying mortgage loans and the structure of the transaction described in the operative documents. Ratings by Moody's, S&P and Fitch do not address the effect on the notes' yield attributable to prepayments or recoveries on the underlying mortgage loans.

        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the notes.

LEGAL INVESTMENT

        The notes will not be "mortgage related securities" for purposes of SMMEA. Institutions whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the notes are subject to restrictions on investment, capital requirements or otherwise. See "Legal Investment Matters" in the prospectus.

        One or more classes of the notes may be viewed as "complex securities" under TB 13a, which applies to thrift institutions regulated by the OTS.

        The depositor makes no representations as to the proper characterization of any class of the notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of the notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the notes constitutes a legal investment or is subject to investment, capital or other restrictions.

        See "Legal Investment Matters" in the prospectus.

EMPLOYEE BENEFIT PLAN CONSIDERATIONS

        A fiduciary of any plan subject to ERISA or Section 4975 of the Internal Revenue Code, or any insurance company, whether through its general or separate accounts, or any other person investing Plan Assets of any plan (as defined under "Employee Benefit Plan Considerations—Plan Assets Regulations" in the prospectus) should carefully review with its legal advisors whether the purchase or holding of the notes could give rise to a violation of ERISA's fiduciary standards of care or a nonexempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code. Because of the characteristics of the notes, including the expectation that the notes will constitute indebtedness under applicable local law, and will, in the opinion of tax counsel, be treated as debt for federal income tax purposes, it is expected that they will not constitute "equity interests" for purposes of the Plan Assets Regulations, which are described in "Employee Benefit Plan Considerations—Plan Assets Regulations" in the prospectus. This expectation might not be realized in certain circumstances, such as if the trust were to suffer significant losses. Nevertheless, the acquisition or holding of notes by or on behalf of a plan could give rise to a prohibited transaction under ERISA or Section 4975 of the Code if the depositor, the sellers, the master servicer, any servicer, the trust, the owner trustee, the indenture trustee, the Delaware trustee, the administrator, the underwriters, the co-trustee, a holder of 50% more of the ownership interest in the trust and certain other persons with relations to the plan, or any of their respective affiliates is or becomes a "party in interest" under ERISA (or a "disqualified person" under the Code).

        A number of prohibited transaction class exemptions issued by the United States Department of Labor might apply to exempt a prohibited transaction arising by virtue of the purchase of a note by or on behalf of, or with "Plan Assets" of a plan, i.e., Prohibited Transaction Class Exemption ("PTCE") 96-23 (class exemption for transactions determined by In-House Asset Managers), PTCE 95-60 (class exemption for certain transactions involving insurance company general accounts), PTCE 91-38 (class exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 84-14 (class exemption for plan asset transactions determined by Qualified Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan Noteholder or, even if it were to apply, that the available exemptive relief would apply to all transactions involving the applicable trust fund. In particular, these exemptions may not provide relief for prohibited transactions that result when, as discussed in the prospectus, the trust assets are deemed to be plan assets. Each employee benefit plan (as defined in Section 3(3) of ERISA) and each plan (as defined in section 4975(e)(1) of the Code) that is subject to Title I of ERISA or Section 4975 of the Code, and each person investing on behalf of or with plan assets of such an employee benefit plan or plan, that acquires a note shall be deemed to represent, by its acceptance of the note, that its acquisition and holding of the note are eligible for, and satisfy all requirements for, exemptive relief under PTCE 96-23; PTCE 95-60; PTCE 91-38; PTCE 90-1; PTCE 84-14, or a similar exemption.

        Furthermore, because the depositor, the sellers, the master servicer, any servicer, the indenture trustee, the owner trustee, the Delaware trustee, the administrator, the underwriters, the co-trustee, any holder of 50% or more of the ownership interest in the trust or an affiliate thereof may receive certain benefits in connection with a sale of the notes, if any of these parties:

  •
  has investment discretion with respect to the investment of plan assets,

  •
  has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the plan assets, or

  •
  is an employer maintaining or contributing to the plan,

        an investment of those plan assets in the trust could violate the fiduciary self-dealing prohibitions of Section 406(b) of ERISA and Section 4975(c) of the Internal Revenue Code. A party in interest or a disqualified person who engages in a prohibited transaction will likely be subject to excise taxes or other significant liabilities under ERISA and Section 4975 of the Internal Revenue Code. Accordingly, a fiduciary of such plan considering an investment in the notes should consult with its counsel.

        The sale of any of the notes to a plan is in no respect a representation by the depositor, the sellers, the indenture trustee, the owner trustee, the Delaware trustee, the administrator, the master servicer, any servicer, the underwriters, the co-trustee, any holder of 50% or more of the ownership interest in the trust or an affiliate thereof that such an investment meets all relevant legal requirements relating to investments by plans generally or any particular plan or plan assets, or that such an investment is appropriate for plans generally or any particular plan or plan assets.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

        Except in some limited circumstances, the globally offered Household Mortgage Loan Trust 2004-HC1, Closed-End Mortgage Loan Asset Backed Notes, Series 2004-HC1: Class A and Class M Notes, will be available only in book-entry form. Investors in the notes may hold these notes through any of DTC, Clearstream or Euroclear. The notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, i.e., seven calendar day settlement.

        Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between Clearstream customers or Euroclear and DTC participants holding the notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.

        Beneficial owners of the notes that are Non-U.S. Persons will be subject to U.S. withholding taxes unless the beneficial owners meet some requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

        All notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the notes will be represented through financial institutions acting on their behalf as participants and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers and participants, respectively, through their relevant depositary which in turn will hold these positions in their accounts as DTC participants.

        Investors electing to hold their notes through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. The notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

        Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any notes where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage loan asset-backed securities issues in same-day funds.

        Trading between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream customers and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC Participant Sellers and Clearstream Customer Purchasers or Euroclear Participant Purchasers. When the notes are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the relevant depositary, to receive the notes against payment. Payment will include interest accrued on the notes from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the notes. After settlement has been completed, the notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. The securities credit will appear the next day, European time, and the cash debt will be back-valued to, and the interest on the notes will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

        Clearstream customers and Euroclear participants will need to provide the funds necessary to process same-day funds settlement to the respective clearing systems. The most direct means of providing the funds is to pre-position funds for settlement, either from cash on hand or from existing lines of credit, as would be done for any settlement occurring within Clearstream or Euroclear. Under this approach, a purchaser may take on credit exposure to Clearstream or Euroclear until the notes are credited to its account one-day later. Alternatively, if Clearstream or Euroclear has extended a line of credit to a purchaser, Clearstream customers or Euroclear participants can elect not to pre-position funds and instead to finance settlement by drawing upon that line of credit. Under this procedure, Clearstream customers or Euroclear participants purchasing the notes would incur overdraft charges for one day, assuming they cleared the overdraft when the notes were credited to their accounts. However, interest on the notes would accrue from the value date. Therefore, in many cases the investment income on the notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds. Because settlements occur during New York business hours, DTC participants can employ their usual procedures for crediting notes to the applicable European depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

        Trading between Clearstream Customer Sellers or Euroclear Participant Sellers and DTC Participant Purchasers. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which notes are to be transferred by the applicable clearing system, through the applicable depositary, to a DTC participant. The seller must send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the applicable depositary, to credit the notes to the DTC participant's account against payment. Payment will include interest accrued on the notes from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of a given month, payment will include interest accrued to and excluding the first day of the following month. Payment will be reflected in the account of the Clearstream customer or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account will be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its clearing system and elects to draw on that line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred during that one-day period. If settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Clearstream or Euroclear and purchase notes from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

  •
  borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

  •
  borrowing the notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the notes sufficient time to be reflected in the Clearstream or Euroclear account in order to settle the sale side of the trade; or

  •
  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

Material U.S. Federal Income Tax Documentation Requirements

        A beneficial owner of the notes holding these securities through DTC, Clearstream or Euroclear if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

  •
  each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

  •
  the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

        Exemption for U.S. Persons (Form W-9).    U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification). By providing such form, U.S. Persons that are individuals will also be exempt from backup withholding, unless the IRS notifies the applicable intermediary that withholding is required.

        Exemption for Non-U.S. Persons (Form W-8BEN).    Beneficial owners of the notes that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by submitting a completed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or any successor form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be submitted within 30 days of the change.

        Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN).    A Non-U.S. Person residing in a country that has a tax treaty with the United States can obtain an exemption from the withholding tax or reduced tax rate, depending on the treaty terms, by submitting a completed Form W-8BEN or any successor form. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively provides a revised Form W-8BEN or any successor form. Form W-8BEN may be submitted by noteholders or their agents.

        Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI).    A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by submitting a completed Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or any successor form.

        Exemption for Foreign Intermediaries, Partnerships and Trusts (Form W-8IMY).    Non-U.S. Persons that are intermediaries, partnerships or trusts generally must submit IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding), accompanied by the applicable IRS Forms W-8BEN or W-9 for each of its beneficial owners to obtain a reduced withholding rate or exemption from withholding.

        U.S. Federal Income Tax Reporting Procedure.    The holder of a note or, in the case of a Form W-8BEN or a Form W-8ECI filer, his or her agent, submits the appropriate form to the person through whom it holds the security, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the end of the third calendar year following the calendar year in which it was provided, or until such earlier time that the information on the form is no longer valid.

        This summary does not address all aspects of U.S. Federal income tax withholding that may be relevant to foreign beneficial owners of the notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the notes.

PROSPECTUS

Mortgage Loan Asset Backed Securities
(Issuable in Series)

Household Finance Corporation
Master Servicer

Household Mortgage Funding Corporation III
Depositor

         The depositor may periodically offer under this prospectus and prospectus supplement notes and certificates in one or more series. Each series of securities will be issued in one or more classes and will be paid only from the assets of a trust formed by the depositor.

The Trust Assets

         The prospectus supplement will describe the specific assets of the trust and the sellers from whom the assets are acquired. The assets of each trust may include:

  •
  one or more pools of closed-end or revolving mortgage loans secured by first and junior liens on one- to four-family properties;

  •
  mortgage- and asset-backed securities referred to in this prospectus as the pooled securities;

  •
  all monies due under the above assets;

  •
  funds or accounts established for the trust;

  •
  one or more forms of credit enhancement; and

  •
  other types of assets, as described in the related prospectus supplement.

         Please carefully consider our discussion of some of the risks of investing in the securities under "Risk Factors" beginning on page 1.

        This prospectus and the accompanying prospectus supplement may be used by HSBC Securities (USA) Inc., or other affiliates of the depositor, in connection with offers and sales of securities in market-making transactions. If you are purchasing these securities from HSBC Securities (USA) Inc., or another affiliate of the depositor, you may assume that you are purchasing these securities in a market-making transaction unless your confirmation of sale indicates otherwise.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

August 20, 2004

Important Notice About Information Presented in this
Prospectus and the Accompanying Prospectus Supplement

        We provide information to you about each series of securities in two separate documents:

  •
  this prospectus, which provides general information, some of which may not apply to a particular series of securities; and

  •
  the accompanying prospectus supplement for a particular series, which describes the specific terms of that series of securities.

        If the description of securities in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on that information in the prospectus supplement.

        We may use this prospectus and the accompanying prospectus supplement in connection with the initial offering and sale of mortgage loan asset backed securities. This prospectus and prospectus supplement may also be used by HSBC Securities (USA) Inc., and other of our affiliates, in market-making transactions, as described under the heading "Methods of Distribution."

        You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional Information," "Reports to Securityholders" and "Incorporation of Certain Information by Reference" in this prospectus. Unless otherwise specified in the related prospectus supplement, you can request information incorporated by reference from Household Mortgage Funding Corporation III by calling us at (702) 243-1579 or writing to us at 1111 Town Center Drive, Las Vegas, Nevada 89144, attn: Corporate Secretary. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

        Some capitalized terms used in this prospectus are defined in the attached Glossary.

i

Reserve Funds	36
Swaps and Yield Supplement Agreements	36
Purchase Obligations	37
Maintenance of Credit Enhancement	37
Reduction or Substitution of Credit Enhancement	38
THE DEPOSITOR	38
HOUSEHOLD FINANCE CORPORATION	39
THE AGREEMENTS	40
Servicing and Administration	40
Evidence as to Compliance	40
Certain Matters Regarding the Master Servicer and the Depositor	41
Master Servicer Termination Events; Rights Upon Master Servicer Termination Event	42
Events of Default; Rights Upon Event of Default	43
Amendment	44
Termination; Retirement of Securities	45
The Trustee	46
Duties of the Trustee	46
Resignation of Trustee	47
YIELD AND PREPAYMENT CONSIDERATIONS	47
LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED MATTERS	52
General	53
Cooperative Loans	53
Tax Aspects of Cooperative Ownership	54
Foreclosure on Mortgage Loans	55
Foreclosure on Shares of Cooperatives	56
Rights of Redemption	58
Anti-Deficiency Legislation and Other Limitations on Lenders	58
Environmental Legislation	60
Enforceability of Certain Provisions	61
Applicability of Usury Laws	62
Alternative Mortgage Instruments	62
Servicemembers Civil Relief Act	63
Forfeitures in Drug and RICO Proceedings	64
Junior Mortgages; Rights of Senior Mortgagees	64
Enforceability of Prepayment and Late Payment Fees	65
Equitable Limitations on Remedies	65
Consumer Protection Laws	66
Negative Amortization Loans	66
Texas Home Equity Loans	67
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	67
General	67
REMICs	68
FASIT	87
Grantor Trust Securities	91
Debt Securities	93
Partnership Interests	99
Backup Withholding and Information Reporting	101
Foreign Investors	102
STATE TAX CONSIDERATIONS	103
EMPLOYEE BENEFIT PLAN CONSIDERATIONS	103

ii

Plan Assets Regulations	104
Prohibited Transaction Exemptions	105
Amendment to Exemption for Funding Accounts and Notional Principal Contracts	107
Insurance Company General Accounts	109
Representation from Investing Plans in Certain Instances	109
Exempt Plans	110
Tax Exempt Investors	110
Consultation with Counsel	110
LEGAL INVESTMENT MATTERS	111
USE OF PROCEEDS	112
METHODS OF DISTRIBUTION	112
LEGAL MATTERS	113
FINANCIAL INFORMATION	113
ADDITIONAL INFORMATION	114
REPORTS TO SECURITYHOLDERS	114
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	114
GLOSSARY	115

iii

INTRODUCTION

        As used in this prospectus, the terms "trust", "trust assets", "series", "pool", "prospectus supplement", "certificates", "notes" and "securities" are considered to apply, unless the context indicates otherwise, to one specific trust, mortgage loan pool and series of securities, as appropriate.

RISK FACTORS

        You should carefully consider the following risk factors prior to any purchase of the securities.

The Securities Are Not Suitable Investments for All Investors	The securities are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The offered securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.
Limited Liquidity May Result in Delays in Liquidations or Lower Returns
There will be no market for the securities of any series prior to its issuance, and there can be no assurance that a secondary market will develop, or if it does develop, that it will provide holders with liquidity of investment or that any market will continue for the life of the securities. One or more underwriters, as specified in the prospectus supplement, may expect to make a secondary market in the securities, but they have no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities and the price you receive may be less than that which is offered for a comparable liquid security.
Payment on Securities Are Limited to the Trust Assets
The securities will be payable solely from the trust assets, including if applicable any amounts available due to any credit enhancement. There will be no recourse to the depositor or any other person for any default on the securities or any failure to receive distributions on the securities. If payments from the trust assets become insufficient to make payments on the securities, no other assets would be available for payment of the deficiency and you could experience a loss.

In addition, as specified in the prospectus supplement, trust assets and any funds remaining after making all payments due on the securities and other required payments may be released or remitted to the depositor, the master servicer, the provider of any enhancement or any other entitled person and will not be available for making payments to securityholders.
Please refer to "The Trusts—Assignment of Trust Assets."

Credit Enhancement May Be Insufficient To Cover Losses
Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of securities, the amount of the enhancement, if any, will be limited as described in the prospectus supplement. The available enhancement may decline or be depleted before the securities are paid in full, and as a result, you may suffer losses. For example, credit enhancement may be insufficient in cases of greater than anticipated losses or where the enhancement provider is unable to meet its obligations.
Please refer to "Description of Credit Enhancement."
Timing and Rate of Prepayments May Result in Lower Yield
The yield to maturity experienced by a holder of securities may be affected by the rate of payment of principal of the trust assets. An investor who purchases a security at a discount may realize a lower yield if prepayments are less than anticipated. Conversely, an investor who purchases a security at a premium may realize a lower yield if prepayments are greater than anticipated. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:
• the extent of prepayments on the trust assets, which prepayments may be influenced by a variety of factors,
• the manner of allocating principal payments among the classes of securities as specified in the prospectus supplement and
•
the exercise by the entitled party of any right of optional termination. Prepayments may also result from repurchases of these assets due to rewrites or to material breaches of the depositor's or the master servicer's warranties.

Since borrowers generally can prepay their loans at any time, the rate and timing of principal payments on the securities are highly uncertain. Generally, when market interest rates increase, borrowers are less likely to prepay their loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the rates on your securities. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the rate of your securities.
Please refer to "Description of the Securities—Weighted Average Life of the Securities."

Timing of Distributions May Result in Lower Yield
Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.
Please refer to "Description of the Securities—Payments of Interest."
Junior Liens May Result in Losses In Foreclosure Proceedings
With respect to mortgage loans in the trust fund that are secured by junior liens, the proceeds from related liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of the junior mortgage only to the extent that the claims of senior mortgagees have been satisfied in full, including any related foreclosure costs and any prior statutory liens. If the remaining proceeds are insufficient to pay the balance of the junior mortgage and enhancement is not available to cover the losses, then:
• there will be a delay in distributions to you while a deficiency judgment against the borrower is sought; and
• you may incur a loss if a deficiency judgment cannot be obtained.

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default.
Please refer to "Legal Aspects of the Mortgage Loans—Junior Mortgages; Rights of Senior Mortgages."
Decrease in Value of Mortgaged Property Would Disproportionately Affect Junior Lienholders
There are several factors that could adversely affect the value of properties so that the outstanding balance of the related mortgage loans, together with any senior financing on the properties, would equal or exceed the value of the properties. Among the factors that could adversely affect the value of the properties are an overall decline in the residential real estate market in the areas in which the properties are located or a decline in the general condition of the properties as a result of failure of borrowers to adequately maintain the properties or of natural disasters or other events that are not necessarily covered by insurance, including earthquakes, floods and civil disturbances, such as riots. That type of decline could extinguish the value of a junior interest in property before having any effect on the related senior interest. If a decline in value occurs, the rates of delinquencies, foreclosure and losses on the affected mortgage loans may increase, resulting in losses in the securities.

Costs for Cleaning Environmentally Contaminated Property May Result In Losses
Under state and federal laws, an environmentally contaminated property may give rise to a lien on the property in connection with the costs of cleanup. These laws may also impute liability for cleanup costs to the lender under certain circumstances, even if the environmental damage was caused by a prior owner. Any lien or costs attached to a contaminated property could result in a loss to securityholders.
Please refer to "Legal Aspects of the Mortgage Loans—Environmental Legislation."
State and Federal Laws May Limit Ability to Collect on Loans
Federal and state laws regulate interest rates and other charges and require disclosures. In addition, other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts involved, violations may limit collections on the loans. In some cases, the borrower may be entitled to a refund of amounts previously paid and rescission of the loan and could subject the trust to damages and administrative enforcement.
Please refer to "Legal Aspects of the Mortgage Loans."
Rating of the Securities Does Not Assure Payment
It will be a condition to the issuance of the offered securities that they be rated in one of the four highest rating categories by each rating agency identified in the prospectus supplement. The ratings of the securities will be based on, among other things, the adequacy of the value of the trust assets and any enhancement. The rating should not be deemed a recommendation to purchase, hold or sell the securities, particularly since the ratings do not address market price or suitability for an investor. There is no assurance that the ratings will remain in effect over the life of the securities, and they may be lowered or withdrawn.
Liquidation Value of Trust Assets May Be Insufficient to Satisfy All Claims Against Trust Assets
There is no assurance that the market value of the trust assets at any time will equal the principal amount of the securities. In addition, under any situation in which the trust assets are required to be sold, the proceeds will be used to cover administrative costs before being used to make payments on the securities. The net proceeds may be insufficient to pay the principal and interest on the securities.
Distributions and Rights of Investors May be Adversely Affected by Insolvency of the Depositor
If the depositor were to become insolvent, a receiver or conservator for, or a creditor of, the depositor may attempt to reclaim the loans. Even if such an attempt were unsuccessful, it could result in delays in distributions to you.

THE TRUSTS

General

        The trust relating to each series will issue either certificates or notes, or a combination of certificates and notes. Certificates will represent undivided interests in the assets of the trust. Notes will be secured by the pledge of the assets of the trust. In either case, the securities will be entitled to payment from the assets of the trust or other assets pledged for the benefit of the securityholders, as specified in the prospectus supplement, and will not be entitled to payments in respect of assets of any other trust established by the depositor. Prior to the initial offering of a series of securities, a trust will have no assets or liabilities. No trust is expected to engage in any activities other than acquiring, managing and holding of the related trust assets and the related proceeds thereof, issuing securities and making payments on the securities and related activities. The trust assets for each series will consist of some or all of the following:

  •
  the mortgage loans, and the related mortgage documents, or interests in them, exclusive of, if specified in the prospectus supplement, any Excluded Spread or other interest retained by the depositor or any of its affiliates in each mortgage loan;

  •
  mortgage- and asset-backed securities, which are referred to in this prospectus as the pooled securities;

  •
  payments and collections derived from the mortgage loans or pooled securities due after the related cut-off date, as from time to time are required to be deposited in the collection account;

  •
  property acquired by foreclosure of the mortgage loans or deeds in lieu of foreclosure;

  •
  the benefits under insurance policies covering the mortgage loans and/or the mortgaged properties;

  •
  any combination, if applicable, of a financial guaranty insurance policy, special hazard insurance policy, letter of credit, bankruptcy bond, reserve fund, interest rate exchange and yield supplement agreement, surety bond or other type of credit enhancement as described under "Description of Credit Enhancement;"

  •
  one share of preferred stock of the depositor having limited voting rights;

  •
  other types of assets, as described in the related prospectus supplement; and

  •
  proceeds from any of the above.

        Household Finance Corporation, (referred to herein as "HFC") the master servicer, will service the trust assets, either directly or through its affiliates, pursuant to a pooling and servicing agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement between the depositor, the owner trustee, an indenture trustee and the master servicer with respect to a series consisting of notes, and will receive a fee for such services. A copy of the agreement with respect to each series of securities will be filed in a report on Form 8-K with the Securities and Exchange Commission within fifteen days of the initial issuance of each series of securities. See "Household Mortgage Services Program". With respect to mortgage loans serviced by the master servicer through an affiliate, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing such mortgage loans.

Assignment of Trust Assets

        Each mortgage loan will be selected by the depositor for inclusion in a mortgage loan pool from among those transferred by the sellers to the depositor. Mortgage loans may have been originated by (a) an affiliate of the depositor or (b) by unaffiliated banks, savings and loan associations, mortgage bankers, investment banking firms and other correspondent mortgage loan originators ("correspondents"). All mortgage loans will be purchased by affiliates of the depositor ("sellers"), which will include subsidiaries of HFC. In most instances, the mortgage loans will also be sub-serviced by the sellers. The depositor will acquire the mortgage loans from the sellers and transfer the mortgage loans to the trust. Pooled securities acquired by the depositor will have been acquired in secondary market purchases from unaffiliated parties. The pooled securities will previously have been: (1) offered and distributed to the public pursuant to an effective registration statement or (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of the securities at the time of sale nor an affiliate of the depositor at any time during the three preceding months; provided, a period of two years (or such other time period provided in Rule 144(k)) of the Securities Act has elapsed since the later of the date the securities were acquired from the issuer or an affiliate of the issuer.

        At the time of issuance of a series of securities, the depositor will cause the mortgage loans or pooled securities and any other assets being included in the trust to be assigned without recourse to the trustee or its nominee, which may be a custodian. Principal and interest received after the cut-off date on or with respect to the mortgage loans and pooled securities will be assigned to the trust. However, principal and interest due on or before the cut-off date, any Excluded Balance, Excluded Spread and additional fees and charges, will not be assigned to the trust. The trustee will, concurrently with the assignment, deliver a series of securities to the depositor in exchange for the trust assets. Each mortgage loan or pooled security will be identified in a schedule appearing as an exhibit to the Agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan as of the cut-off date, as well as information with respect to the interest rate, the maturity of the mortgage note and the combined LTV ratio at origination or modification.

        If specified in the prospectus supplement, and subject to the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc., which are referred to together as MERS, assignments of the mortgages for some or all the mortgage loans in the trust may be registered electronically through Mortgage Electronic Registration Systems, Inc., or the MERS® System. With respect to mortgage loans registered through the MERS System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

        The loan documents relating to the mortgage loan may include:

  •
  the mortgage note, and any modification or amendment made to the mortgage note, endorsed without recourse either in blank or to the order of the trustee or its nominee;

  •
  the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable UCC financing statements;

  •
  an assignment of the mortgage in recordable form, or evidence that the mortgage is held for the trustee through the MERS System or, with respect to a Cooperative Loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements; and

  •
  if applicable, any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related Agreement.

        As provided in the prospectus supplement, subservicers affiliated with HFC will be entitled to maintain possession of the loan documents with respect to each mortgage loan and will not be required to record an assignment of the mortgage to the trustee. In the event, however, that possession of any loan documents is required by the master servicer, the master servicer will be entitled to request delivery of the loan documents and to retain them for as long as necessary for servicing purposes. These loan documents will be returned to the applicable subservicer, unless returned to the borrower in connection with the payment of the mortgage loan, when possession of these documents is no longer required by the master servicer.

        In the event that HFC does not satisfy the standards set forth in the prospectus supplement or any of the subservicers ceases to be an HFC affiliate, the subservicer will record assignments of the mortgages for each related mortgage loan in favor of the trustee (other than mortgages held under the MERS System), and deliver the loan documents pertaining to each mortgage loan to the trustee, unless opinions of counsel satisfactory to the trustee, the rating agencies and any credit enhancer are delivered to these parties to the effect that recordation of the assignments or delivery of loan documentation is not required in the relevant jurisdiction to protect the interests of the depositor and the trustee in the mortgage loans. Under each Agreement, the trustee will be appointed attorney-in-fact for the subservicers with power to prepare, execute and record assignments of the mortgages in the event that the subservicers fail to do so on a timely basis. In lieu of delivery of original documentation, the subservicers may deliver documents which have been imaged optically upon delivery of an opinion of counsel that the documents do not impair the enforceability or the transfer to the trust of the mortgage loans.

        In the event assignments will be recorded and documents delivered to the trustee, the assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. Except as provided above or in the prospectus supplement, assignments of the mortgage loans to the trustee will be recorded in the appropriate public recording office. In the event that the depositor cannot deliver the mortgage or any assignment with evidence of recording because of a delay caused by the public recording office, the depositor will deliver or cause to be delivered to the trustee or the custodian a true and correct photocopy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee or the custodian the mortgage or assignment with evidence of recording indicated on the mortgage or assignment after receipt from the public recording office or from the related subservicer.

The Mortgage Loans

        Each mortgage loan will either be:

  •
  a loan where the principal amount is advanced in full at origination, known as a closed-end loan; or

  •
  a home equity revolving line of credit, known as a revolving credit loan.

        As specified in the prospectus supplement, each trust will consist primarily of mortgage loans secured by first or junior liens on:

  •
  attached or detached single-family dwelling units;

  •
  two- to four-family dwelling units;

  •
  individual condominiums;

  •
  cooperatives apartments;

  •
  townhouses and duplexes;

  •
  row houses;

  •
  individual units in planned-unit developments and modular pre-cut/panelized housing, known as modular housing;

  •
  manufactured homes that are permanently affixed to the real property on which they are located; and

  •
  the fee, leasehold or other interests in the underlying real property.

        The mortgaged properties will be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico and may include vacation and second homes. As specified in the prospectus supplement, a mortgage loan pool may contain Cooperative Loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used in this prospectus, unless the context indicates otherwise, "mortgage loans" includes Cooperative Loans, "mortgaged properties" includes shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, "mortgage notes" includes Cooperative Notes and "mortgages" includes deeds of trust and security agreements with respect to Cooperative Notes. In connection with a series of securities backed by revolving credit loans, if the prospectus supplement indicates that the mortgage loan pool consists of certain balances of the revolving credit loans, then the term "mortgage loans" in this prospectus refers only to those balances.

        Mortgaged properties consisting of modular housing—also known as pre-assembled, pre-fabricated, sectional or pre-built homes—are factory built and constructed in two or more three-dimensional sections, including interior and exterior finish, plumbing, wiring and mechanical systems. Upon completion, the modular home is transported to the property site to be joined together on a permanent foundation.

        Mortgaged properties consisting of manufactured homes must be legally classified as real estate, have the wheels and axles removed and be attached to a permanent foundation and may not be located in a mobile home park. The manufactured homes will also have certain other characteristics as specified in the related prospectus supplement.

Pooled Securities

        Trust assets may include mortgage- or asset-backed securities issued by either private entities or by governmental entities, such as Ginnie Mae, Freddie Mac, Fannie Mae, the Federal Housing Administration and the Veterans Administration. The underlying assets of these pooled securities will be substantially similar to the trust assets described in this prospectus. The prospectus supplement will describe the material characteristics of the pooled securities and the material characteristics of the underlying assets.

Mortgage Loan Characteristics

        Each mortgage loan will be selected by the depositor for inclusion in a mortgage loan pool from among those transferred by the sellers to the depositor. Mortgage loans may have been originated by (a) an affiliate of the depositor or (b) by unaffiliated banks, savings and loan associations, mortgage bankers, investment banking firms and other correspondent mortgage loan originators. All mortgage loans will be purchased and, in most instances, sub-serviced by the sellers. The depositor will acquire the mortgage loans from the sellers and transfer the mortgage loans to the trust. The prospectus supplement will specify the extent that the mortgage pool is composed of mortgage loans acquired from correspondents and by affiliates of the depositor. The specific characteristics of the mortgage loans are described in the prospectus supplement. The characteristics of the mortgage loans included in the final pool will not deviate from the characteristics described in the prospectus supplement by more than five percent (5%) by aggregate principal balance as of the cut-off date.

        Any seller or HFC may retain or acquire: (1) any Excluded Balance with respect to any revolving credit loan included in any home equity loan pool, or (2) any loan secured by a mortgage senior or subordinate to any mortgage loan included in any mortgage loan pool.

        A mortgage loan pool may include mortgage loans that have been modified. Any given modification may include conversion from an adjustable interest rate to a fixed interest rate or other changes in the related mortgage note. If a mortgage loan is a modified mortgage loan, references to origination shall be deemed to be references to the date of modification.

        The composition and characteristics of a mortgage loan pool containing revolving credit loans may change from time to time as a result of any Draws made under the related credit line agreements after the related cut-off date that are included in the mortgage loan pool.

        As to each mortgage loan, the combined LTV ratio generally will be the ratio, expressed as a percentage, of:

  •
  the sum of (1) the original financed principal balance or the credit limit, as applicable, and (2) the principal balance of any related senior mortgage loan at origination of the mortgage loan, divided by

  •
  the appraised value of the related mortgaged property or a Statistical Valuation.

        The appraised value for any mortgage loan will be the appraisal used in connection with the origination of the mortgage loan provided that the appraisal was obtained within six months of origination; and provided further that in the case of a refinance loan closed within six months of the purchase of the related mortgaged property, the purchase price of such property will be used.

        The depositor will assign the mortgage loans and any pooled securities to the trustee for the benefit of the holders of the securities of a series. The depositor's assignment of the mortgage loans will be without recourse. See "The Trusts—Assignment of Trust Assets." The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related series servicing agreement. These include its purchase obligations as described in this prospectus under "Household Mortgage Services Program—Representations and Warranties Concerning the Mortgage Loans," and "HFC Servicing Procedures" and "The Trusts—Assignment of Trust Assets," and its option to make certain Advances, if applicable, in the event of delinquencies in payments on or with respect to the mortgage loans in amounts described in this prospectus under "Description of the Securities—Advances," or under the terms of any pooled securities, as specified in the prospectus supplement. The option of the master servicer to make Advances will be limited to amounts which the master servicer believes ultimately would be reimbursable out of the proceeds of liquidation of the mortgage loans or any other amounts that would otherwise be payable to securityholders. See "Description of the Securities—Advances."

        The proceeds of the mortgage loans may be used by the borrower to purchase or improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

        A mortgaged property securing a mortgage loan may be subject to the senior liens of one or more conventional mortgage loans at the time of origination and may be subject to one or more junior liens at the time of origination or thereafter. The depositor will not require that the mortgage loans be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan.

Closed-End Loans

        Unless specified below or in the prospectus supplement, all of the closed-end loans will be of one or more of the following types of mortgage loans:

  •
  fixed-rate, fully-amortizing loans;

  •
  loans that bear a fixed interest rate for some initial period that convert to fully-amortizing ARM loans;

  •
  fully-amortizing ARM loans, which may include ARM loans that are convertible to fixed rate loans;

  •
  Balloon Loans;

  •
  Cooperative Loans or modified mortgage loans; or

  •
  similar mortgage loans with other payment characteristics as described in the related prospectus supplement.

        Fixed-rate, fully-amortizing closed-end loans will generally provide for level monthly payments of principal and interest and terms to maturity of 5, 10, 15, 20, 25 or 30 years at origination or modification as specified in the related prospectus supplement.

        Fully-amortizing ARM loans will generally have an original or modified term to maturity of not more than 30 years with an interest rate which usually adjusts initially after a specified period subsequent to the initial payment date and thereafter at either one-month, three-month, six-month, one-year or other intervals, with corresponding adjustments in the amount of monthly payments, over the term of the mortgage loan to equal the sum of a fixed percentage described in the related mortgage note, or gross margin, and an index. The prospectus supplement will describe the relevant index and the highest, lowest and weighted average gross margin with respect to the ARM loans in the mortgage loan pool. The prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum interest rate at the time of any adjustment. A pool may contain mortgage loans subject to a variety of indices including:

  •
  the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year;

  •
  the weekly auction average investment yield of U.S. Treasury bills of six months;

  •
  the daily Prime Rate as published in The Wall Street Journal;

  •
  the cost of funds of member institutions for a specified Federal Home Loan Bank;

  •
  the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement; or

  •
  the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

        An ARM loan may have an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the interest rate, and as a result of the introductory rate, interest payments on the securities may initially be lower than expected. This type of loan is known as a teaser loan. Commencing on their first adjustment date, the interest rates on the teaser loans will be based on the applicable index and gross margin. An ARM loan may allow the borrower to convert the adjustable rates on the mortgage loans to a fixed rate at some point during the life of such mortgage loans, usually, not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the prospectus supplement, upon any conversion, the depositor or HFC will purchase the converted mortgage loan as described in the prospectus supplement. Alternatively, if specified in the prospectus supplement, the depositor, HFC or another party specified therein may agree to act as remarketing agent with respect to the converted mortgage loans and, in its capacity, use its best efforts to arrange for the sale of converted mortgage loans under specified conditions. Upon the failure of any party so obligated to purchase any converted mortgage loan, the inability of any remarketing agent to arrange for the sale of the converted mortgage loan and the unwillingness of the remarketing agent to exercise any election to purchase the converted mortgage loan for its own account, the mortgage loan pool will thereafter include both fixed rate and adjustable rate mortgage loans. If specified in the prospectus supplement, the inclusion of a converted mortgage loan in a mortgage loan pool may adversely affect the securityholders by restricting adjustment of the related payment rates to the extent intended by the adjustable payment rate.

        As specified in the prospectus supplement, a portion of the closed-end loans underlying a series of securities may be Simple Interest Mortgage Loans. Other closed-end loans may be Actuarial Mortgage Loans or precomputed loans, both of which provide for fixed monthly payments of principal and interest, which are determined at origination of the mortgage loan.

        Each monthly payment for a Simple Interest Mortgage Loan consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the mortgage loan multiplied by the applicable monthly interest rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the mortgage loan. Generally, as payments are received under a Simple Interest Mortgage Loan, the amount received is applied first to interest accrued to the date of payment and then to pay any unpaid late charges, and if permitted by law, to other fees and expenses, if any, and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Mortgage Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater portion of the payment allocated to interest if that payment is made on its scheduled due date. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date or does not make a monthly payment pursuant to an agreement with the master servicer to defer a scheduled monthly payment for one month, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a Simple Interest Mortgage Loan is made prior to its scheduled due date, the principal balance of the mortgage loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the mortgage loan will amortize more slowly than scheduled. If a Simple Interest Mortgage Loan is prepaid, the borrower is required to pay interest only to the date of prepayment. Any remaining unpaid principal is payable on the final maturity of the mortgage loan. By contrast, the date on which a payment is made on an Actuarial Home Equity Loan or precomputed loan would not affect the portion of such payment that is applied to interest.

Revolving Credit Loans

        The revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. Interest on each revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle and the billing cycle generally will be the calendar month preceding a due date. Each revolving credit loan will have an interest rate that is either fixed or subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly. The interest rate on each revolving credit loan will equal the sum of the index on the day specified in the mortgage note, and the gross margin specified in the related mortgage note, which may vary under certain circumstances. The interest rate on each revolving credit loan will be subject to a maximum rate specified in the mortgage note and the maximum rate permitted by applicable law. The index for the mortgage loans in a mortgage loan pool will be specified in the prospectus supplement and may include one or more of the indices described above under "—Closed-End Loans."

        Unless specified in the prospectus supplement, each revolving credit loan will have a term to maturity of not more than 30 years. The borrower for each revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may require a substantial principal payment. The borrower for each revolving credit loan may make a Draw under the related credit line agreement at any time during the Draw Period. Unless specified in the prospectus supplement, the Draw Period will not be more than 15 years. Unless specified in the prospectus supplement, with respect to each revolving credit loan, if the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period. The maximum amount of any Draw with respect to any revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Unless specified in the prospectus supplement, Draws made after the related cut-off date will be included in the mortgage loan pool. The borrower for each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note. Minimum payments pay no less than the interest due on a monthly basis.

        Unless specified in the prospectus supplement, with respect to each revolving credit loan:

  •
  the finance charge for any billing cycle generally will be equal to interest accrued on the average daily principal balance of the mortgage loan for the billing cycle at the related interest rate;

  •
  the account balance on any day generally will be the aggregate of the unpaid principal of the revolving credit loan outstanding at the beginning of the day, plus all related Draws funded on that day and outstanding at the beginning of such day, plus any Additional Charges, that are due on the mortgage loan minus the aggregate of all payments and credits that are applied to the repayment of any Draws on such day; and

  •
  the "principal balance" on any day usually will be the related account balance minus the sum of any unpaid finance charges and Additional Charges that are due on the revolving credit loan.

        Payments made by or on behalf of the borrower for each mortgage loan generally will be applied, first, to any unpaid finance charges that are due on the revolving credit loan, second, to any unpaid late charges, and if permitted by law, additional fees and expenses, if any, and third, to any principal outstanding.

        Each revolving credit loan may be prepaid in full or in part at any time (subject to payment of prepayment penalties where permissible), and during the Draw Period the borrower will have the right to make a Draw in an amount up to the available credit limit on the mortgage loan. The mortgage note or mortgage related to each revolving credit loan will usually contain a customary "due-on-sale" clause.

        As to each revolving credit loan, the borrower's rights to make Draws during the Draw Period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including a material adverse change in the borrower's financial circumstance or a non-payment default by the borrower. However, as to each revolving credit loan, the suspension or reduction usually will not affect the payment terms for previously drawn balances. In the event of default under a revolving credit loan, at the discretion of the master servicer, the revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes:

  •
  the borrower's failure to make any payment as required;

  •
  any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

  •
  fraud or material misrepresentation by a borrower in connection with the loan.

Allocation of Revolving Credit Loan Balances

        With respect to any series of securities backed by revolving credit loans, the trust may include either:

  •
  the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date; or

  •
  the Trust Balance of each revolving credit loan.

        Unless the context otherwise requires, all references to home equity loans in this prospectus shall refer to the Trust Balances of any revolving credit loans, if applicable. The prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated between the Trust Balance and any Excluded Balance. Typically, the provisions may provide that principal payments made by the borrower will be allocated between the Trust Balance and any Excluded Balance either:

  •
  on a pro rata basis;

  •
  first to the Trust Balance until reduced to zero, then to the Excluded Balance;

  •
  first to the Excluded Balance, then to the Trust Balance until reduced to zero;

  •
  in accordance with other specified priorities; and

the provisions will provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any Realized Losses, will be allocated between the Trust Balance and any Excluded Balance either:

  •
  on a pro rata basis;

  •
  first to the Trust Balance until reduced to zero, then to the Excluded Balance;

  •
  first to the Excluded Balance, then to the Trust Balance until reduced to zero; or

  •
  in accordance with other specified priorities.

        Even where a trust initially includes the entire principal balance of the revolving credit loans, the series servicing agreement may provide that after a specified date or upon the occurrence of specified events, the trust may not include balances attributable to additional Draws made thereafter. The prospectus supplement will describe these provisions as well as the allocation provisions that would be applicable.

HOUSEHOLD MORTGAGE SERVICES PROGRAM

General

        HFC and its subsidiaries have originated closed-end fixed and adjustable rate mortgage loans since 1972. The correspondent mortgage business of HFC has operated under the current operating model since 1997. In 1999, HFC acquired a mortgage banker that originates and sells mortgage loans in the secondary market. Loans originated by this affiliate may be included in a mortgage pool.

        Each mortgage loan will be selected by the depositor for inclusion in a mortgage loan pool from among those transferred by the sellers to the depositor. Mortgage loans may have been originated by (a) an affiliate of the depositor or (b) by unaffiliated banks, savings and loan associations, mortgage bankers, investment banking firms and other correspondent mortgage loan originators. All mortgage loans will be purchased by the sellers. In most instances, the mortgage loans will also be sub-serviced by the sellers. The depositor will acquire the mortgage loans from the sellers and transfer the mortgage loans to the trust. The prospectus supplement will specify the extent that the mortgage pool is composed of mortgage loans acquired from correspondents and by affiliates of the depositor. Mortgage loans may be purchased by one or more of the following methods:

  •
  one or more purchases from correspondents, which may occur simultaneously with the issuance of the securities or which may occur over an extended period of time; or

  •
  one or more purchases from affiliated sellers.

        Mortgage loans purchased from correspondents are acquired pursuant to agreements relating to ongoing purchases of mortgage loans by sellers. The depositor may issue one or more classes of securities to a seller as consideration for the purchase of the mortgage loans securing such series of securities, if so described in the accompanying prospectus supplement.

Correspondent Lending Program

        Correspondent lenders are approved to sell loans to the sellers upon satisfaction of a centralized screening process that evaluates, among other things, origination experience, financial stability, quality and regulatory compliance controls, insurance coverage and the quality and integrity of management.

        The credit performance of mortgage loans purchased from each correspondent is evaluated regularly. Periodic reviews of correspondents' regulatory compliance and quality controls are also conducted. In addition, HFC maintains a quality control program that samples purchased mortgage loans each month to monitor correspondent's regulatory compliance and origination practices.

Underwriting Guidelines

        Generally, all mortgage loans are manually re-underwritten under the Household Underwriting Guidelines ("Household Guidelines") by HFC or a third-party contractor prior to purchase, except for an occasional opportunistic bulk-purchase pool. Underwriting approval authority is tiered based upon loan amount, debt-to-income ratio and combined loan-to-value ratio.

        The Household Guidelines are generally not as strict as Fannie Mae and Freddie Mac prime guidelines with regard to, among other things, the mortgagor's credit standing and repayment ability. Mortgagors who qualify under the Household Guidelines generally have payment histories and debt-to-income ratios that would not satisfy Fannie Mae and Freddie Mac prime guidelines and may have a record of derogatory credit items such as outstanding judgments or prior bankruptcies. The Household Guidelines establish the maximum permitted combined loan-to-value ratio for each loan type based upon these and other risk factors.

        The Household Guidelines are revised periodically based on prevailing conditions in the residential mortgage market. The Household Guidelines are intended to evaluate primarily the borrower's ability to repay the mortgage loan in accordance with its terms and secondarily the value and adequacy of the related mortgaged property as collateral. On a case-by-case basis, HFC may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category or other guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to: mortgage payment history, debt-to-income ratio, disposable income, combined loan-to-value ratio, stable employment and time in residence at the applicant's current address.

        The mortgage loans will fall predominantly within the following documentation categories established by HFC: Full Documentation Program, Self-Employed No Income Qualifier ("NIQ"), and Salaried No Income Qualifier ("NIV"). In addition to single family residences, certain of the mortgage loans will have been underwritten (in many cases, as described above, subject to exceptions for compensating factors) in accordance with programs established by HFC for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, modular, panelized, or prefabricated homes that are situated on permanent foundations, two-to-four-family properties and other property types.

        Under the Household Guidelines, HFC verifies the loan applicant's eligible sources of income for Full Documentation Program loans, calculates the amount of income from eligible sources indicated on the loan application, reviews mortgage payment history and, except with respect to loans originated by HFC's affiliated mortgage banker, the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the related mortgaged property for compliance with the Household Guidelines. The Household Guidelines are applied in accordance with procedures that comply with applicable federal and state laws and regulations and require, among other things, an appraisal of the related mortgaged property that conforms to Uniform Standards of Professional Appraisal Practice.

        The Household Guidelines generally permit mortgage loans with combined loan-to-value ratios of up to 100% (lower in the case of non-owner occupied and certain stated income mortgage loans or loans made to borrowers with blemished credit histories); although the combined loan-to-value ratio may be as much as 115% in limited circumstances.

        The Household Guidelines require that the documentation accompanying each mortgage loan application received from substantially all of HFC's correspondent sellers generally include, among other things, lender's credit reports on the related applicant from a minimum of two credit repositories. The documentation received from the remaining correspondent sellers may include only one report. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments and assigns a FICO score with respect to the applicant's creditworthiness. In the case of purchase money loans, HFC generally validates the source of funds for the down payment. In the case of mortgage loans originated under the Full Documentation category, the Household Guidelines require documentation of income which may consist of: (1) a verification of employment form covering a specified time period which varies with the combined loan-to-value-ratio of the property, (2) recent pay stub and a minimum of one tax return or W-2, (3) verification of deposits and/or (4) bank statements. In the case of loans originated under the NIQ and NIV categories, the Household Guidelines require (1) that income be stated on the application (accompanied by proof of self-employment in the case of self-employed individuals), (2) that the lender conduct a telephonic verification of employment in the case of salary or hourly employees and (3) that stated income be consistent with the type of work listed on the application.

        The general collateral requirements in the Household Guidelines specify that each appraisal include a market data analysis based on recent sales of comparable homes in the area. The general collateral requirements in the Household Guidelines specify conditions and parameters relating to zoning, land-to-improvement ratio, special hazard zones, neighborhood property value trends, whether the property site is isolated, whether the property site is close to commercial businesses, whether the property site is rural, city, or suburban, whether the property site is typical for the neighborhood in which it is located and whether the property site is sufficient in size and shape to support all improvements.

        HFC requires that all mortgage loans be secured by liens on real property. In addition, HFC requires title insurance on all mortgage loans that are secured by a first lien and on all mortgage loans over $100,000 that are secured by a second lien. HFC also requires that fire and extended coverage casualty insurance be maintained on the related mortgaged property in an amount equal to the lesser of full replacement value or the balance of the mortgage loan and any senior lien on such mortgaged property. HFC confirms that fire and extended coverage casualty insurance is in force at the time of origination of the mortgage loan, regardless of lien position, and uses a third-party service to monitor coverage on first lien mortgage loans. In addition, HFC requires that flood insurance, where applicable, be in place at the time of origination and uses a third-party service to monitor flood insurance on the affected properties. HFC also uses a third-party tax service to monitor the payment of property taxes on all mortgage loans that are secured by a first lien.

        Under the Household Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted combined loan-to-value ratio, loan amount, and allowed use of loan proceeds, given the borrower's mortgage payment history, the borrower's consumer credit history, the borrower's liens/charge-offs/bankruptcy history, the documentation type and other factors. HFC's risk categories are guidelines only; and a limited number of exceptions are made on a case-specific basis.

Representations and Warranties Concerning the Mortgage Loans

        The sellers will make certain limited representations and warranties with respect to the mortgage loans. However, mortgage loans purchased from certain unaffiliated entities may be purchased with very limited or no representations and warranties. HFC and the depositor will not assign to the trustee for the benefit of the securityholders any of the representations and warranties made by a mortgage loan seller regarding mortgage loans sold by it or any remedies provided for any breach of those representations and warranties. Accordingly, unless the accompanying prospectus supplement discloses that additional representations and warranties are made by the mortgage loan seller or other person for the benefit of the securityholders, the only representations and warranties that will be made for the benefit of the securityholders will be the limited representations and warranties of the depositor and HFC described below.

        The depositor will make a number of representations and warranties to the trustee regarding the mortgage loans. The assignment of the mortgage loans to the trustee will be without recourse, except in the event of a breach of one of these representations or warranties. The material representations and warranties state that the schedule of mortgage loans is correct, all material loan documentation exists and is available for inspection, not more than a specified amount of loans are delinquent, and that the mortgage loans were originated in accordance with applicable law.

        If a breach of any representation or warranty occurs in respect of a mortgage loan that materially and adversely affects the interests of the securityholders in the mortgage loan, the depositor may be obligated to purchase, or cause to be purchased, the unqualified mortgage loan from the trust.

        To a limited extent, the depositor may substitute a qualifying replacement mortgage loan for an unqualified mortgage loan rather than repurchase it.

        The master servicer will be required to enforce the purchase or substitution obligations for the benefit of the trustee and the securityholders, following the practices it would employ in its good faith business judgment if it were the owner of the mortgage loan. The foregoing will constitute the sole remedy available to securityholders and the trustee for a breach of representation.

HFC SERVICING PROCEDURES

General

        HFC, as master servicer, will be responsible for servicing the mortgage loans as agent for the trust. Certain affiliates of the master servicer may perform the servicing activities of the master servicer in accordance with the master servicer's policies and procedures for servicing mortgage loans ("subservicers"). The subservicers are in most instances also the seller of the mortgage loans it subservices. HFC or the subservicers may engage non-affiliated third party servicers to perform certain servicing activities, including foreclosure services. Ultimately, however, HFC will remain responsible for the servicing of the mortgage loans, irrespective of any arrangements with affiliates. The policies and practices described below are those employed by HFC with respect to mortgage loans purchased from correspondent lenders by HFC and its affiliates.

        With respect to mortgage loans, HFC's general policy is to initiate foreclosure on the mortgaged property only after the mortgage loan is more than two months delinquent, any notices required by law have been sent to the borrower and the foreclosure is authorized by operating management. Foreclosure proceedings may be terminated if the delinquency is cured. However, under certain circumstances, HFC may elect not to commence foreclosure if (1) the borrower's default is due to special circumstances which are temporary and are not expected to last beyond a specified period or (2) there is no expected economic benefit from the pursuit of foreclosure taking into account the expected costs of foreclosure and property restoration and management.

        HFC determines the delinquency status of a mortgage loan on the basis of contractual delinquency, which is a method of determining delinquency status based on the status of payments due under the mortgage loan. The delinquency status of a mortgage loan may be affected by HFC's account management policies and practices for the collection of mortgage loans purchased from correspondent lenders. Under these policies and practices, HFC may treat a contractually delinquent mortgage loan as current based upon indicia or criteria that in its judgment evidence a probability of continued payment. All delinquent amounts, however, will remain due and owing by the borrower. Mortgage loans of borrowers in bankruptcy proceedings will be restructured in accordance with law and with a view to maximize recovery of the remaining mortgage loan balance including any deficiencies. HFC's account management practices are under continual review to determine if they achieve the purposes of maintaining and improving customer relationships, maximizing collections and avoiding foreclosure if reasonably possible. The prospectus supplement will contain a description of HFC's current account management practices.

        HFC's policy with respect to charged-off amounts is to generally recognize losses on past due accounts when HFC takes title to the property in foreclosure proceedings or a settlement with the borrower is reached. Amounts of the loan balance which HFC may charge off will generally be computed by comparing the estimated fair market value of the related mortgaged property to the amount of any senior indebtedness and any unpaid property taxes, realized or forecasted foreclosure expenses and other related expenses (the "Senior Indebtedness Expenses"). Property value may be determined by:

  •
  a drive-by appraisal;

  •
  a full interior/exterior appraisal; or

  •
  an opinion rendered by a local real estate broker chosen by HFC.

        To the extent the property value, less the Senior Indebtedness Expenses (the "Net Property Value") is less than the amount of the loan balance at the time of foreclosure, HFC will charge-off the loan balance to the Net Property Value. Further write-downs may be taken from time-to-time based upon HFC's current estimate of Net Property Value, which are recorded as REO expenses in operating expenses. Once the mortgaged property has been liquidated, any difference between the Net Property Value and the sale proceeds is recognized as a gain or loss on sale in operating expense.

Payments on Mortgage Loans; Deposits to Collection Account

        The master servicer will deposit or will cause to be deposited into the Collection Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date and any other amounts retained by the seller, as specifically contained in the related Agreement, which generally will include the following:

  •
  payments on account of principal of the mortgage loans or on the pooled securities comprising trust assets;

  •
  payments on account of interest on the mortgage loans or on the pooled securities comprising trust assets, net of the portion of each payment retained by the master servicer, if any, as its servicing or other compensation;

  •
  Liquidation Proceeds, net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances, if any, made by the related subservicer, including Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any insurance and described in the prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the borrower in accordance with the master servicer's normal servicing procedures;

  •
  proceeds of any mortgage loan in the trust purchased, or, in the case of a substitution, certain amounts representing a principal adjustment, by the master servicer, the depositor, any subservicer or seller or any other person under the terms of the Agreement. See "Household Mortgage Services Program—Representations and Warranties Concerning the Mortgage Loans," and "Description of the Securities—Assignment of Trust Assets"; and

  •
  any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the Collection Account, as described below.

        Notwithstanding the foregoing, until the business day prior to each payment date on which amounts are required to be deposited in the Collection Account, HFC may retain and commingle such amounts with its own funds so long as (1) no event of default under the Agreement shall have occurred and be continuing and (2) either (A) the short-term debt obligations of HFC are acceptable to the rating agencies, as specified in the prospectus supplement or (B) HFC arranges for and maintains a servicer credit enhancement acceptable in form and substance to each rating agency; provided, however, that amounts permitted to be retained and commingled pursuant to this subclause (B) shall not exceed the amount available under the servicer credit enhancement. In the event HFC is entitled to retain and commingle the amounts referred to in the preceding sentence, it shall be entitled to retain for its own account any investment income thereon, and any investment income shall not be subject to any claim of the trustee or securityholders. In the event that HFC is not permitted to retain and commingle these amounts with its own funds, it shall deposit these amounts not later than the second business day following receipt in the Collection Account.

        The Collection Account must be an account maintained with a depository institution satisfactory to the rating agencies rating the securities.

        Unless otherwise set forth in the prospectus supplement, not later than the business day preceding each payment date, the master servicer will deposit into the Collection Account, in immediately available funds, the amount to be distributed to securityholders on the payment date. The master servicer or the trustee will also deposit or cause to be deposited into the Collection Account:

  •
  the amount of any Advances on closed-end loans, if applicable, made by the master servicer as described in this prospectus under "—Advances";

  •
  any payments under any letter of credit, financial guaranty insurance policy, credit derivative and any amounts required to be transferred to the Collection Account from a reserve fund, as described under "Description of Credit Enhancement" below;

  •
  any amounts required to be paid by the master servicer out of its own funds due to the operation of a deductible clause in any blanket insurance policy maintained by the master servicer to cover hazard losses on the mortgage loans as described under "—Hazard Insurance and Related Claims" below; and

  •
  any other amounts as described in the related Agreement.

        Any amounts received by the master servicer in connection with a transaction that the trust is not entitled to (such as Excluded Spread or an Excluded Balance) will not be deposited in the Collection Account and will not be available to make payments on the related series of securities.

        Funds on deposit in the Collection Account may be invested in Permitted Investments maturing, in general, not later than the business day preceding the next payment date. Unless otherwise specified in the prospectus supplement, all income and gain realized from any investment will be for the account of the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any investment must be deposited in the Collection Account by the master servicer out of its own funds upon realization of the loss.

Withdrawals from the Collection Account

        The master servicer may, from time to time, make withdrawals from the Collection Account for certain purposes, as specifically contained in the related Agreement, which will include the following:

  •
  to reimburse itself or any subservicer for Advances, if applicable, or for Servicing Advances as to any mortgaged property out of late payments, Insurance Proceeds, Liquidation Proceeds or collections on the mortgage loan with respect to which those Advances or Servicing Advances were made;

  •
  to pay to itself or any subservicer unpaid servicing fees and subservicing fees out of payments or collections of interest on each mortgage loan;

  •
  to pay to itself as additional servicing compensation any investment income on funds deposited in the Collection Account, and, if so provided in the Agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the Agreement;

  •
  to pay to itself, a subservicer, HFC, the depositor or the seller all amounts received with respect to each mortgage loan purchased, repurchased or removed under the terms of the Agreement and not required to be distributed as of the date on which the related purchase price is determined;

  •
  to pay the depositor or its assignee, or any other party named in the related prospectus supplement all amounts allocable to the Excluded Spread, if any, out of collections or payments which represent interest on each mortgage loan, including any mortgage loan as to which title to the underlying mortgaged property was acquired;

  •
  to reimburse itself or any subservicer for any Nonrecoverable Advance, subject to any limitations set forth in the Agreement as described in the prospectus supplement;

  •
  to reimburse itself or the depositor for certain other expenses incurred for which it or the depositor is entitled to reimbursement, or against which it or the depositor is indemnified under the Agreement;

  •
  to withdraw any amount deposited in the Collection Account that was not required to be deposited in the Collection Account;

  •
  to pay to itself or any subservicer for the purchase of any Draws made on the revolving credit loans, if applicable;

  •
  to make deposits to the Funding Account in the amounts and in the manner provided in the Agreement, if applicable; and

  •
  to clear the Collection Account of amounts relating to the corresponding mortgage loans in connection with the termination of the trust under the Agreement.

Collection and Other Servicing Procedures

        The master servicer will have the option to allow an increase in the credit limit applicable to any revolving credit loan in certain limited circumstances. The master servicer will have an unlimited ability to consent to such increases provided that the following conditions are met:

  •
  a new appraisal is obtained;

  •
  the new combined LTV ratio is less than or equal to the original combined LTV ratio;

  •
  verification of employment, which may be verbal, is obtained; and

  •
  the payment history of the related borrower is within HFC's underwriting parameters.

        If the conditions in the preceding sentence are not met, the master servicer will permit increases only upon satisfaction of conditions described in the prospectus supplement.

        The master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the Agreement and any insurance policy or other credit enhancement, and subject to applicable laws and regulations, follow the collection procedures which shall be normal and usual in its general mortgage servicing activities with respect to mortgage loans comparable to the mortgage loans in the mortgage loan pool. Consistent with the foregoing, the master servicer may in its discretion, provided that the insurance coverage for the mortgage loan or any coverage provided by any alternative credit enhancement will not be adversely affected, (1) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment penalties, if any, or other fees that may be collected in the ordinary course of servicing the mortgage loans, (2) arrange with a borrower a schedule for the payment of delinquent payments on the related mortgage loan, (3) sell the mortgage loan at its fair market value to a third party for collection activity or (4) treat a contractually delinquent mortgage loan as current in accordance with its account management policies and practices described above under "—General". With respect to any series of securities as to which the trust includes pooled securities, the master servicer's servicing and administration obligations will be governed by the terms of those pooled securities.

        In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may engage in a wide variety of account management practices including restructures, waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, rewrites and capitalization of arrearages rather than proceeding with foreclosure. In making this determination, the estimated Realized Loss that might result if the mortgage loan were liquidated would be taken into account. These modifications may have the effect of reducing the interest rate or extending the final maturity date of the mortgage loan. Any modified mortgage loan may remain in the trust, and the reduction in collections resulting from a modification may result in reduced payments of interest or other amounts on, or may extend the final maturity of, one or more classes of the securities.

        In connection with any significant partial prepayment of a mortgage loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original interest rate. Re-amortization of a mortgage loan shall not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes and such loan is an asset of a trust for which a REMIC election has been made.

        In any case in which property subject to a mortgage loan, other than an ARM loan described below, is being conveyed by the borrower, the master servicer, directly or through a subservicer, shall in most cases be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause, but only if the exercise of the rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the master servicer or subservicer is prevented from enforcing the due-on-sale clause under applicable law or if the master servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related borrower to avoid enforcement of the due-on-sale clause, the master servicer or subservicer may enter into an assumption and modification agreement with the person to whom that property has been or is about to be conveyed, under which that person becomes liable under the mortgage note subject to certain specified conditions. The original borrower may be released from liability on a mortgage loan if the master servicer or subservicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. An ARM loan may be assumed if that ARM loan is by its terms assumable and if, in the reasonable judgment of the master servicer or the subservicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption. If a borrower transfers the mortgaged property subject to an ARM loan without consent, the ARM loan may be declared due and payable. Any fee collected by the master servicer or subservicer for entering into an assumption or substitution of liability agreement will be retained by the master servicer or subservicer as additional servicing compensation unless otherwise set forth in the prospectus supplement. See "Legal Aspects of Mortgage Loans and Related Matters—Enforceability of Certain Provisions" in this prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be altered. Borrowers may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the related subservicer may approve this type of request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that the approval will not adversely affect the security for, and the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or the subservicer for processing this type of request will be retained by the master servicer or subservicer as additional servicing compensation.

Special Servicing and Special Servicing Agreements

        The Agreement for a series of securities may name a special servicer, which will be responsible for the servicing of certain delinquent mortgage loans. The special servicer may have discretion to extend relief to certain borrowers whose payments become delinquent. The special servicer may be permitted to grant a period of temporary indulgence to a borrower or may enter into a repayment plan providing for repayment of arrearages by the borrower, in each case without the prior approval of the master servicer or the subservicer. Other types of forbearance may require the approval of the master servicer or subservicer, as applicable.

        In addition, the master servicer may enter into various agreements with holders of one or more classes of subordinate securities or of a class of securities representing interests in one or more classes of subordinate securities. Under the terms of these agreements, the holder may, with respect to certain delinquent mortgage loans:

  •
  instruct the master servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer which will be available for payment to securityholders in the event that liquidation proceeds are less than they otherwise may have been had the master servicer acted under its normal servicing procedures;

  •
  instruct the master servicer to purchase the mortgage loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the mortgage loans to the holder, in which case any subsequent loss with respect to the mortgage loans will not be allocated to the securityholders;

  •
  become, or designate a third party to become, a subservicer with respect to the mortgage loans so long as the master servicer has the right to transfer the subservicer rights and obligations of the mortgage loans to another subservicer at any time, or the holder or its servicing designee is required to service the mortgage loans according to the master servicer's servicing guidelines; or

  •
  the prospectus supplement may provide for the other types of special servicing arrangements.

Realization Upon Defaulted Mortgage Loans

        With respect to a mortgage loan in default, the master servicer or the related subservicer may take a variety of actions. They may foreclose upon the mortgaged property, write off the balance of the mortgage loan or the Trust Balance as bad debt, take a deed in lieu of foreclosure, accept a short sale, permit a short refinancing, or arrange for a repayment plan or a modification as described above. In connection with this decision, the master servicer or the related subservicer will, following usual practices in connection with senior and junior mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with the foreclosure to determine whether a foreclosure proceeding is appropriate. To the extent that a mortgage loan is a junior mortgage loan, following any default thereon, unless foreclosure proceeds for that mortgage loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that the mortgage loan will be written off as bad debt with no foreclosure proceeding. In the event that title to any mortgaged property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be assigned to the trustee or to its nominee on behalf of securityholders and held by the subservicer, if an affiliate of HFC.

        For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title, before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect, and, in the case of an ARM loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date, so long as the REO Mortgage Loan is considered to remain in the trust. If a REMIC election has been made with respect to the trust, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the Agreement, any income, net of expenses and other than gains described below received by the subservicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Collection Account upon receipt and will be available at that time to the extent provided in the Agreement, for making payments to securityholders.

        With respect to a mortgage loan in default, the master servicer may pursue foreclosure or similar remedies subject to any senior loan positions and certain other restrictions pertaining to junior loans as described under "Legal Aspects of Mortgage Loans and Related Matters—Foreclosure on Mortgage Loans" concurrently with pursuing any remedy for a breach of a representation and warranty. Upon final liquidation, the mortgage loan will be removed from the related trust. The master servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to that mortgage loan thereafter incurred will be reimbursable to the master servicer, or any subservicer, from any amounts otherwise distributable to the related securityholders, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan. Upon foreclosure of a revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances and Excluded Balances as described in the prospectus supplement.

        Upon the final liquidation thereof, or upon the election to treat a loan as finally liquidated, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the securityholders will bear the loss. Under HFC's policies, any gain realized will be remitted to the related borrower. For a description of the master servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement" and "—Hazard Insurance and Related Claims."

        The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its employees and other persons acting on behalf of the master servicer in connection with its activities under the Agreement. The master servicer may be subject to restrictions under the Agreement with respect to the refinancing of a lien senior to a mortgage loan on the related mortgaged property.

Hazard Insurance and Related Claims

        Unless specified in the prospectus supplement, at the time each mortgage loan is underwritten by HFC, each mortgage loan other than a Cooperative Loan, will be covered by a hazard insurance policy, as described below. The following summary, as well as other pertinent information included elsewhere in this prospectus, does not describe all terms of a hazard insurance policy. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers. The descriptions of any insurance policies described in this prospectus or the prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

        Unless otherwise specified in the prospectus supplement, the Agreement may require the master servicer to cause to be maintained, for each mortgaged property that secures a first mortgage loan, a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Coverage generally will be in an amount equal to the lesser of:

  •
  100% of the insurable value of the improvements, or guaranteed replacement; or

  •
  the sum of the outstanding balance of the mortgage loan plus the outstanding balance on any mortgage loan senior to the mortgage loan.

        The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy or upon the extent to which information in this regard is furnished to the master servicer by borrowers or subservicers.

        As described above, all amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, will be deposited in the Collection Account. The Agreement provides that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the Collection Account all amounts which would have been deposited therein but for such clause.

        Unless otherwise specified in the prospectus supplement, the master servicer may also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy.

        Since the amount of hazard insurance that borrowers are required to maintain on the improvements securing the mortgage loans may decline as the principal balances owing decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement—Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against, including losses caused by the application of the co-insurance clause described in the preceding paragraph.

DESCRIPTION OF THE SECURITIES

General

        The securities will be issued in series. The notes will be issued under an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates will be issued under a pooling and servicing agreement, a form of which also has been filed as an exhibit to the registration statement. A series may consist of both notes and certificates. The term "Agreement" is used in this prospectus to refer to, with respect to a series of certificates, the pooling and servicing agreement, and with respect to a series of notes or notes and certificates, the indenture, the trust agreement and the sale and servicing agreement, as the context requires. The Agreements for each Series will be filed with the SEC as an exhibit to a Form 8-K within 15 days of the date the securities are first issued.

        The following summaries, together with additional summaries under "The Agreements" in this prospectus, describe all of the material provisions in the Agreements common to each series of securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions are incorporated by reference as part of the summaries.

        Each series of securities will consist of one or more classes of securities, one or more of which may be:

  •
  compound interest securities,

  •
  fixed interest securities,

  •
  variable interest securities,

  •
  planned amortization class securities,

  •
  targeted amortization class securities,

  •
  accretion directed securities,

  •
  zero coupon securities,

  •
  principal only securities,

  •
  interest only securities, or

  •
  participation securities.

        A series may also include one or more classes of subordinate securities.

        Unless the prospectus supplement specifies that the securities will be issued as fully registered physical certificates or notes, each class of the securities will be issued in book-entry form.

Payments

        Payments of principal and/or interest, as applicable, on each class of securities entitled thereto will be made on each payment date either by the trustee, the master servicer acting on behalf of the trustee or a paying agent appointed by the trustee. Payments will be made to the persons who are registered as the holders of the securities at the close of business on the day prior to each payment date or, if the securities are no longer book-entry, to the persons in whose names the securities are registered at the close of business on the last business day of the preceding month, or the record date. Payments will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has so notified the trustee, the master servicer or the paying agent, as the case may be, and the applicable Agreement provides for that form of payment, or by check mailed to the address of the person entitled thereto as it appears on the security register. The final payment in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee specified in the notice to securityholders. Payments will be made to each securityholder in accordance with the holder's percentage interest in a particular class, which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of that class.

        On the day of the month specified in the prospectus supplement as the determination date, the master servicer will determine the amounts of principal and interest which will be passed through to securityholders on the succeeding payment date. Prior to the close of business on the business day succeeding each determination date, the master servicer will furnish a statement to the trustee setting forth, among other things, the amount to be distributed on the next succeeding payment date.

Payments of Interest

        The securities entitled to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described in the prospectus supplement. Interest on a class of securities will be payable on the payment date and in the priority specified in the prospectus supplement. The rate of interest on the securities may be fixed or variable or may change based on changes in the characteristics of the trust assets. Principal only securities will be entitled to either nominal or no interest payments. Any interest on zero coupon securities that is not paid on a payment date will accrue and be added to the principal balance. Unless otherwise specified in the prospectus supplement, interest on the securities will be calculated on the basis of either a 360-day year consisting of twelve 30-day months or the actual number of days in the related interest period and a 360-day year.

Payments of Principal

        On each payment date, principal payments will be made to those securityholders entitled to principal, to the extent set forth in the prospectus supplement. The principal payments will be made in accordance with the prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority described in the prospectus supplement.

        Interest only securities are entitled to either nominal or no principal payments. Interest only securities may be assigned a notional amount, but that value will be used primarily for the calculation of interest payments and will not represent the right to receive any payments allocable to principal.

Final Scheduled Payment Date

        The final scheduled payment date with respect to each class of notes is the date by which the principal of the class of notes will be fully paid. With respect to each class of certificates, the final scheduled payment date will be the date on which the entire aggregate principal balance of the class of certificates is expected to be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. The final scheduled payment date for each class of securities will be specified in the prospectus supplement.

        The actual final payment date of the securities of a series will depend primarily upon the rate of principal payment of the mortgage loans and any pooled securities in the trust. Since payments on the trust assets, including prepayments, will be used to make payments in reduction of the outstanding principal amount of the securities, it is likely that the actual final payment date of any class will occur earlier, and may occur substantially earlier, than its final scheduled payment date. No assurance can be given as to the actual prepayment experience with respect to the trust assets. See "Weighted Average Life of the Securities".

Special Redemption

        If specified in the prospectus supplement, in some cases, one or more classes of securities may be subject to special redemption, in whole or in part, if a determination is made that the amount of interest that will accrue on the trust assets will be less than the amount of interest that will accrue on the securities. In that event, the trustee will redeem the principal amount of securities that will cause the available interest amount to equal the amount of interest that will accrue on the securities outstanding after the redemption.

Optional Redemption, Purchase of Trust Assets or Securities, Termination of Trust

        The depositor or the master servicer may, at its option, redeem, in whole or in part, one or more classes of notes or purchase one or more classes of certificates of any series, on any payment date under the circumstances, if any, specified in the prospectus supplement. Alternatively, if specified in the prospectus supplement, the depositor, the master servicer, or another entity designated in the prospectus supplement may, at its option, cause an early termination of a trust by repurchasing all of the trust assets from the trust. The redemption, purchase or repurchase price will be described in the prospectus supplement. In the event that a REMIC election has been made, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

        In addition, the prospectus supplement will describe any other circumstances under which securityholders could be fully paid significantly earlier than if payments were based solely on the payment experience of the trust assets.

Weighted Average Life of the Securities

        Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be paid to the investor. The weighted average life of a security will typically be influenced by the rate at which the amount financed under the loans or the loans underlying the pooled securities, as applicable, included in the trust is paid, which may be in the form of scheduled amortization or prepayments.

        Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities and the percentage of the original principal amount of each class of securities that would be outstanding on specified payment dates based on the assumptions stated in the prospectus supplement.

        There is, however, no assurance that prepayments on the trust assets will conform to any level of any prepayment standard or model specified in the prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

        The rate of prepayments of conventional mortgage loans and other receivables has fluctuated significantly in recent years. If prevailing interest rates fall significantly below the interest rates on the loans or the loans underlying the pooled securities, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In addition, the weighted average life of the securities may be affected by the varying interest rates and maturities of the loans or underlying loans. If any loans or underlying loans have actual term-to-stated maturity of less than those assumed in calculating the final scheduled payment date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled payment dates, even in the absence of prepayments.

Form of Securities

        Unless the prospectus supplement specifies that the securities will be issued as fully registered physical certificates or notes, each class of the securities will be issued in book-entry form.

        Persons acquiring ownership interests in the securities will hold their securities through the Depository Trust Company, or DTC in the United States, or, Clearstream or Euroclear, in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The securities issued in book-entry form via one of these facilities will be registered in the name of Cede & Co., the nominee of DTC.

        Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and JP Morgan Chase will act as depositary for Euroclear. Beneficial owners will not be securityholders as that term is used in the Agreement. Beneficial owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations, and DTC.

        The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of that book-entry security will be recorded on the records of the applicable depository, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a participant of DTC, and the records of Clearstream or Euroclear, as appropriate.

        Payments on the securities and transfers of the securities take place through book-entry notations. The trustee makes payments to the holding depository, which in turn makes payments to its participants. The participants will then, in turn, credit the payments to the accounts of beneficial owners either directly or through indirect participants. Consequently, beneficial owners of the book-entry securities may experience delay in their receipt of payments. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

        Transfers of the securities are made similarly through book-entry notations. Each beneficial owner instructs its financial intermediary of the transaction, and the information is eventually passed onto the holding depository. Each financial intermediary and the depository will note the transaction on its records and either debit or credit the account of the selling and purchasing beneficial owners. Payments and transfers between DTC participants, Clearstream participants and Euroclear participants will occur in accordance with the rules and operating procedures of each depository. For information on transfers between depositories, see "Annex I—Global Clearance, Settlement and Tax Documentation Procedures" at the end of the prospectus supplement.

        Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant (as defined herein) to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        DTC has advised the depositor as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities and effect transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movements of securities. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access of the DTC system is available to others such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

        Clearstream Banking is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream holds securities for its participants, or participating organizations, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a licensed bank, Clearstream is regulated by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

        Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and the risk from transfers of securities and cash that are not simultaneous. Transactions may be settled in any of 32 currencies, including United States dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. On December 31, 2000, Euroclear Bank S.A./N.V. was launched and replaced Morgan Guaranty Trust Company of New York as the operator of and banker to the Euroclear system. Euroclear Bank has capital of approximately EUR 1 billion. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters specified in the prospectus supplement. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Monthly and annual reports with respect to the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co., to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

        It is expected that DTC will advise the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities and the Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry securities. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a security holder under the Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of its participants, with respect to some securities which conflict with actions taken with respect to other securities.

        Definitive securities will be issued to beneficial owners of the book-entry securities, or their nominees, rather than to DTC, only if: (a) DTC or the issuer advised the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the issuer or the trustee is unable to locate a qualified successor, (b) the issuer, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of default under the Agreement, beneficial owners having percentage interests aggregating not less than 51% of the principal balance of the book-entry securities advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners.

        Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustees will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global security or securities representing the book-entry securities and instructions for re-registration, the indenture trustee will issue and authenticate definitive securities, and the Agreement trustee will recognize the holders of the definitive securities as holders under the Agreement.

        Although, DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

Excluded Spread

        The depositor, the master servicer or any of their affiliates, or any other entity as may be specified in the related prospectus supplement may retain or be paid a portion of interest due with respect to the related mortgage loans or pooled securities. The payment of any portion of interest in this manner will be disclosed in the prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that any specified entity is otherwise entitled to receive with respect to the mortgage loans or pooled securities. Any of these payments generated from the mortgage loans or pooled securities will represent Excluded Spread. The interest portion of a Realized Loss and any partial recovery of interest in respect of the mortgage loans or pooled securities will be allocated between the owners of any Excluded Spread and the securityholders entitled to payments of interest as provided in the applicable Agreement.

Advances

        If specified in the prospectus supplement, the master servicer may agree to make Advances, either out of its own funds, funds advanced to it by subservicers or funds being held in the Collection Account for future payment, for the benefit of the securityholders, on or before each payment date, which were delinquent as of the close of business on the business day preceding the determination date on the mortgage loans in the mortgage loan pool, but only to the extent that the Advances would, in the judgment of the master servicer, be recoverable out of late payments by the borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. As specified in the prospectus supplement with respect to any series of securities as to which the trust assets include pooled securities, the master servicer's advances will be under the terms of the pooled securities, as may be supplemented by the terms of the Agreement, and may differ from the provisions relating to Advances described in this prospectus.

        Advances are intended to maintain a regular flow of payments to related securityholders. Advances do not represent an obligation of the master servicer to guarantee or insure against losses. If Advances have been made by the master servicer from cash being held for future payment to securityholders, those funds will be required to be replaced on or before any future payment date to the extent that funds in the Collection Account on that payment date would be less than payments required to be made to securityholders. Any Advance will be reimbursable to the master servicer out of recoveries on the related mortgage loans for which those amounts were advanced, including, for example, late payments made by the related borrower, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement or proceeds of any mortgage loan purchased by the depositor, HFC, a subservicer or a seller under the circumstances described above. These Advances will also be reimbursable from cash otherwise distributable to securityholders, including the holders of senior securities, if applicable, to the extent that the master servicer shall determine that any Advances previously made are not ultimately recoverable as described above. With respect to any senior/subordinate series, so long as the related subordinate securities remain outstanding and subject to limitations with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary

Losses, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the subordinate securities, if any. The master servicer may also make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced will be reimbursable to the master servicer to the extent permitted by the Agreement.

        The master servicer's option to make Advances may be supported by another entity, the trustee, a financial guaranty insurance policy, a letter of credit or other method as may be described in the Agreement. In the event that the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related securities or if any collateral supporting that obligation is not performing or is removed under the terms of any agreement described in the related prospectus supplement, the securities may also be downgraded.

Funding Account

        If specified in the prospectus supplement, the Agreement or other agreement may provide for the transfer by the sellers of additional mortgage loans to the related trust after the closing date for the related securities. Additional mortgage loans will be required to conform to the requirements contained in the Agreement providing for the transfer. As specified in the prospectus supplement, the transfer may be funded by the establishment of a Funding Account. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the mortgage loans in respect of principal will be deposited in the Funding Account to be released to the depositor as additional mortgage loans are transferred. Unless otherwise specified in the prospectus supplement, a Funding Account will be required to be maintained as an Eligible Account, all amounts in the Funding Account will be required to be invested in Permitted Investments and the amount held in the Funding Account shall be a percentage of the aggregate outstanding principal balance of the securities as specified in the prospectus supplement. All transfers as to amounts representing proceeds of the sale of the securities and as to amounts representing principal collections on the mortgage loans will be made as specified in the prospectus supplement. Amounts set aside to fund those transfers, whether in a Funding Account or otherwise, and not so applied within the period of time as described in the prospectus supplement will be deemed to be principal prepayments and applied in the manner described in the prospectus supplement.

Reports to Securityholders

        On each payment date, the master servicer will forward or cause to be forwarded to each securityholder of record a statement or statements with respect to the trust setting forth the information described in the Agreement. Except as otherwise provided in the Agreement, this information will include the following, as applicable:

  •
  the aggregate amount of interest collections and principal collections for the related collection period;

  •
  the amount, if any, of the payment allocable to principal;

  •
  the amount, if any, of the payment allocable to interest, and the amount, if any, of any shortfall in the amount of interest and principal;

  •
  the aggregate unpaid principal balance of the mortgage loans at the end of the related collection period;

  •
  the outstanding principal balance or notional amount of each class of securities after giving effect to the payment of principal on the payment date;

  •
  based on the most recent reports furnished by subservicers, the number of mortgage loans in the related mortgage loan pool that are delinquent one month, two months and three months or more, which includes mortgage loans that are in foreclosure, and the aggregate principal balances of these groups of mortgage loans;

  •
  the book value of any property acquired by the trust through foreclosure or grant of a deed in lieu of foreclosure;

  •
  the balance of the reserve fund, if any, at the close of business on the payment date;

  •
  the percentage of the outstanding principal balance of the senior securities, if applicable, after giving effect to the payments on the payment date;

  •
  the amount of coverage under any letter of credit or other form of credit enhancement covering default risk as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;

  •
  if applicable, the Realized Loss amount at the end of the related collection period; and

  •
  with respect to any series of securities as to which the trust includes pooled securities, any additional information as required under the Agreement.

        Each amount set forth in the first two items in the list above will be expressed as a dollar amount per single security. As to a particular class of securities, a "single security" will evidence a percentage interest obtained by dividing $1,000 by the initial principal balance or notional balance of all the securities of that class, except as otherwise provided in the Agreement. In addition to the information described above, reports to securityholders will contain any other information as is described in the applicable Agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers and the master servicer and losses borne by the trust.

        In addition, to the extent described in the Agreement, within a reasonable period of time after the end of each calendar year, the master servicer will furnish a report to each person that was a holder of record of any class of securities at any time during that calendar year. The report will include information as to the aggregate of amounts reported under the first two items in the list above for that calendar year.

DESCRIPTION OF CREDIT ENHANCEMENT

        Credit support with respect to each series of securities may be comprised of one or more of the components described below. Each component may have a dollar limit and will generally provide coverage with respect to Realized Losses, which may include Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

        Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of securities is exhausted, the securityholders will bear all further non-insured risks.

        The prospectus supplement will include a description of:

  •
  the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

  •
  any conditions to payment under the related credit enhancement not otherwise described in this prospectus;

  •
  the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

  •
  the material provisions of any agreement relating to the credit support.

        Additionally, the prospectus supplement will describe information with respect to the issuer of any third-party credit enhancement. The Agreement or other documents may provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer.

        The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage thereunder do not describe all terms thereof but will reflect all relevant terms thereof material to an investment in the securities. Forms of the instruments were filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Financial Guaranty Insurance Policy

        If specified in the prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. Unless specified in the prospectus supplement, a financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the depositor or the master servicer to purchase or substitute for a defective mortgage loan and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. Unless specified in the prospectus supplement, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Letters of Credit

        If any component of credit enhancement as to any series of securities is to include a letter of credit, the letter of credit bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The letter of credit bank, the amount available under the letter of credit with respect to each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be provided in the prospectus supplement. On or before each payment date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Collection Account with respect to the coverage provided thereby. The letter of credit may also provide for the payment of Advances.

Special Hazard Insurance Policies

        Any special hazard insurance policy will, subject to limitations described in the prospectus supplement, if any, protect the related securityholders from Special Hazard Losses, which are:

  •
  losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable; and

  •
  losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies. See "HFC Servicing Procedures—Hazard Insurance and Related Claims."

        A special hazard insurance policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials, except under certain circumstances, nuclear reaction, chemical contamination or waste by the borrower. Aggregate claims under a special hazard insurance policy will be limited to the amount contained in the Agreement and will be subject to reduction as contained in the Agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the master servicer.

        Coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of special hazard coverage other than a special hazard insurance policy or by means of a representation of the depositor or HFC.

Bankruptcy Bonds

        In the event of a personal bankruptcy of a borrower, a bankruptcy court may establish a Deficient Valuation. The amount of the secured debt could then be reduced to that value, and, thus, the holder of the first and junior liens would become unsecured creditors to the extent the outstanding principal balance of those loans exceeds the value assigned to the mortgaged property by the bankruptcy court. In addition, Debt Service Reductions can result from a bankruptcy proceeding. See "Legal Aspects of Mortgage Loans and Related Matters—Anti-Deficiency Legislation and Other Limitations on Lenders."

Subordination

        A senior/subordinate series of securities will consist of one or more classes of senior securities and one or more classes of subordinate securities, as described in the prospectus supplement. With respect to any senior/subordinate series, the total amount available for payment on each payment date, as well as the method for allocating the available amount among the various classes of securities included in the series, will be described in the prospectus supplement.

        Realized Losses will be allocated to the subordinate securities of the series in the order specified in the prospectus supplement until the outstanding principal balance of each specified class has been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior securities. If the series includes more than one class of senior securities, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise described in the prospectus supplement. The respective amounts of specified types of losses, including certain Special Hazard Losses, Fraud Losses and Bankruptcy Losses, that may be borne solely by the subordinate securities may be limited to a specified amount. In this case, any excess of these amounts would be allocated on a pro rata basis among all outstanding classes of securities. Generally, any allocation of a Realized Loss to a security will be made by reducing the outstanding principal balance thereof as of the payment date following the calendar month in which the Realized Loss was incurred.

        As described above, the outstanding principal balance of any security will be reduced by all amounts previously distributed on that security in respect of principal and by any Realized Losses allocated thereto. If there are no Realized Losses or prepayments of principal on any of the mortgage loans, the respective rights of the holders of securities of any series to future payments generally would not change. However, to the extent described in the prospectus supplement, holders of senior securities may be entitled to receive a disproportionately large amount of principal payments, prepayments or Excess Interest received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage ownership interest evidenced by the subordinate securities in the trust, with a corresponding decrease in the Senior Percentage. As a result, the availability of the subordination provided by the subordinate securities will be preserved. In addition, as described above, certain Realized Losses generally will be allocated first to subordinate securities by reduction of the outstanding principal balance thereof, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust.

        If so provided in the Agreement, the master servicer may be permitted, under some circumstances, to purchase any mortgage loan that is three or more months delinquent in payments of principal and interest at the purchase price. Any Realized Loss incurred in connection with any mortgage loan will be allocated among the then outstanding securityholders of the related series in the same manner as Realized Losses on mortgage loans that have not been purchased.

        To the extent provided in the prospectus supplement, certain amounts otherwise payable on any payment date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described in the prospectus supplement.

        With respect to any senior/subordinate series, the terms and provisions of the subordination may vary from those described above. Any variation and any additional credit enhancement will be described in the prospectus supplement.

Overcollateralization

        Excess Interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent Excess Interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the prospectus supplement. In addition, the initial outstanding balance of the mortgage loans held in any trust may exceed the initial principal balance of any related series of securities, thereby creating overcollateralization and additional protection to the securityholders, as specified in the prospectus supplement. Furthermore, if specified in the prospectus supplement, Draws made after the related cut-off date under a revolving credit loan may be included in the mortgage loan pool relating to a series of securities, thereby creating overcollateralization and additional protection to the securityholders.

Cross Support

        The beneficial ownership of separate groups of assets included in a trust may be evidenced by separate classes of the series of securities. In that case, credit support may be provided by a cross support feature that requires that payments be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust. The prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

        The coverage provided by one or more forms of credit support may apply concurrently to two or more related trusts. If applicable, the prospectus supplement will identify the trusts to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trusts.

Corporate Guarantees

        Deficiencies in amounts otherwise payable on the securities or certain of their classes may be covered by corporate guarantees provided by one or more corporate entities, which may be affiliated with HFC. These guarantees may cover timely payments of interest or full payments of principal or both on the basis of a schedule of principal payments set forth in or determined in the manner specified in the prospectus supplement.

Reserve Funds

        If specified in the prospectus supplement, the depositor will deposit or cause to be deposited in an account or reserve fund any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement and related Agreement. In the alternative or in addition to that deposit a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related securities, from the Excess Spread or otherwise. A reserve fund for a series of securities which is funded over time by depositing therein a portion of the interest payment on each mortgage loan may be referred to as a "spread account" in the prospectus supplement and Agreement. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related securities, Excess Spread or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. With respect to any series of securities as to which credit enhancement includes a letter of credit, if specified in the prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund.

        Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes. Unless otherwise provided in the prospectus supplement, any of this type of reserve fund will not be deemed to be part of the trust assets. A reserve fund may provide coverage to more than one series of securities. Reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each payment date, amounts in a reserve fund in excess of any amount required to be maintained may be released from the reserve fund and will not be available for further application to the securities.

        The trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the securityholders. These delays could adversely affect the yield to investors on the related securities.

        Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from those investments will be credited to the reserve fund for the series, and any loss resulting from those investments will be charged to the reserve fund. However, the reinvestment income may be payable to the master servicer or another service provider as additional compensation.

Swaps and Yield Supplement Agreements

        The trustee on behalf of the trust may enter into Swaps and other Yield Supplement Agreements. An interest rate Swap is an agreement between two counterparties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate Swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

        Yield Supplement Agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trust and one or more counterparties. The terms of any derivative product agreement and any counterparties will be described in the prospectus supplement.

        There can be no assurance that the trust will be able to enter into or offset Swaps or enter into Yield Supplement Agreements or derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the Swaps and Yield Supplement Agreements may provide for termination under certain circumstances, there can be no assurance that the trust will be able to terminate a Swap or Yield Supplement Agreement when it would be economically advantageous for the trust to do so.

Purchase Obligations

        Some types of mortgage loans and some classes of securities may be subject to a purchase obligation that would become applicable on one or more specified dates, upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure will be described in the prospectus supplement. A purchase obligation with respect to mortgage loans may apply to those mortgage loans or to the securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee and will be payable solely to the trustee for the benefit of the securityholders. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relates.

Maintenance of Credit Enhancement

        If credit enhancement has been obtained for a series of securities, the master servicer will be obligated to exercise its reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the required term unless coverage thereunder has been exhausted through payment of claims or otherwise, or a substitution is made, or as otherwise described below under "—Reduction or Substitution of Credit Enhancement." The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw any applicable credit enhancement.

        The master servicer or another entity specified in the related prospectus supplement may agree to timely pay the premiums for each financial guaranty insurance policy, special hazard insurance policy or bankruptcy bond, as applicable. In the event the related insurer ceases to be a "qualified insurer" because it ceases to be qualified under applicable law to transact the insurance business or coverage is terminated for any reason other than exhaustion of that coverage, the master servicer will use its best reasonable efforts to obtain from another qualified insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of the original policy or bond. If the cost of the replacement policy is greater than the cost of the policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the securities associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the securityholders.

Reduction or Substitution of Credit Enhancement

        The amount of credit support provided with respect to any series of securities and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the Agreement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the securityholders but upon the written assurance from the rating agencies that the then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the securities may be downgraded to a corresponding level, and, unless specified in the prospectus supplement, neither the master servicer nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the securities. The master servicer will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of securities is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or any other person that is entitled thereto. Any released assets and any amount by which the credit enhancement is reduced will not be available for payments in future periods.

THE DEPOSITOR

        The depositor was incorporated under the laws of the State of Delaware on May 21, 2002 and is a wholly-owned special purpose subsidiary of HFC. The depositor was organized for the limited purposes of engaging in the type of transactions described herein and other similar transactions (some of which have already been entered into by the depositor) and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither HFC's nor the depositor's board of directors intends to change the business purpose of the depositor. The depositor does not have, nor is it expected in the future to have, any significant assets. The depositor's principal executive office is located at 1111 Town Center Drive, Las Vegas, Nevada 89144. The securities do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of securities will be limited to representations and warranties made by the depositor or as otherwise provided in the prospectus supplement.

HOUSEHOLD FINANCE CORPORATION

        Household Finance Corporation will act as the master servicer for the mortgage loans. The master servicer was incorporated in Delaware in 1925, as successor to an enterprise which was established by the same ownership in 1878. The address of its principal executive office is 2700 Sanders Road, Prospect Heights, Illinois 60070. The master servicer is a subsidiary of Household International, Inc., which was acquired by HSBC Holdings plc, a public limited company incorporated in England and Wales ("HSBC"), on March 28, 2003. The HSBC Group, headquartered in London, England, is one of the largest banking and financial services organizations in the world. HSBC has listings on the London Stock Exchange, The Stock Exchange of Hong Kong, Euronext Paris and the New York Stock Exchange.

        The master servicer and its subsidiaries offer a diversified range of financial services. The principal product of the master servicer's consumer financial services business is the making or purchasing of real estate loans secured by first or junior liens, sales finance loans and other unsecured loans to consumers in the United States. Loans are made through branch lending offices under the brands "HFC" and "Beneficial," and through direct mail, correspondent originators, telemarketing and the Internet. The master servicer also acquires portfolios of open-end and closed-end, secured and unsecured loans.

        A banking subsidiary of the master servicer also offers both MasterCard* and Visa* credit cards to residents throughout the United States, primarily through strategic affinity partnerships. Through its subsidiaries, the master servicer also purchases and services revolving charge card accounts originated by merchants. The accounts result from consumer purchases of goods and services from the originating merchant. Closed-end sales contracts are also directly originated.

        A subsidiary of the master servicer also makes loans for the purchase of new and used vehicles. Installment contracts are secured by the vehicles and those contracts are purchased from franchised dealers. Through this subsidiary, the master servicer also lends directly to customers through direct mail solicitations, Internet applications and alliance relationship referrals. The master servicer also operates a refund anticipation loan program. These loans are marketed through offices of H&R Block Tax Services, Inc., Jackson Hewitt and other tax preparation services throughout the U.S.

        Where permitted by law, the master servicer offers credit life, credit accident, health and disability insurance to its customers. This insurance is generally written directly by, or reinsured with, one of the master servicer's insurance affiliates.

        The master servicer is not subject to legal proceedings which are expected to have a material impact on its business or financial condition, taken as a whole.

        The subservicers may be wholly-owned subsidiaries of HFC that are licensed to make and service real estate secured loans in the states in which the mortgage loans are originated. These companies originate home equity and mortgage loans and, in some cases, other types of consumer loans from branch offices located in the states in which they are licensed to do business.

*
Visa and MasterCard are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.

THE AGREEMENTS

        Set forth below is a description of the material provisions of the Agreements that are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Servicing and Administration

        The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the prospectus supplement. As compensation for its servicing duties, a subservicer or, if there is no subservicer, the master servicer will be entitled to a monthly servicing fee as described in the prospectus supplement, which may vary under certain circumstances from the amounts described in the prospectus supplement. Some subservicers may also receive additional compensation in the amount of all or a portion of the interest due and payable on the applicable mortgage loan which is over and above the interest rate specified at the time the depositor or HFC, as the case may be, committed to purchase the mortgage loan. See "HFC Servicing Procedures." In addition, the master servicer or a subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit which may accrue as a result of the investment of funds in the Collection Account, unless specified in the prospectus supplement or in a subservicing account, as the case may be. In addition, certain reasonable duties of the master servicer may be performed by an affiliate of the master servicer who will be entitled to reasonable compensation therefor from the trust.

        The master servicer, or, if specified in the Agreement, the trustee on behalf of the applicable trust, will pay or cause to be paid certain ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the Agreement, including, without limitation, payment of any fee or other amount payable in respect of certain credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the security registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers under limited circumstances. In addition, the master servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds including Insurance Proceeds.

Evidence as to Compliance

        Each Agreement will provide for delivery on or before a specified date in each year to the trustee of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled in all material respects the minimum servicing standards set forth in the Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any obligation, the statement shall specify each known default and the nature and status. The statement may be provided as a single form making the required statements as to more than one Agreement.

        Each Agreement will also provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the depositor and the trustee to the effect that, on the basis of an examination by that firm, the servicing of mortgage loans under agreements, including the related Agreement, was conducted substantially in compliance with the minimum servicing standards described in the related audit guide—to the extent that procedures in that audit guide are applicable to the servicing obligations described in those agreements—except for significant exceptions or errors in records that shall be reported in the statement. In rendering its statement the firm may rely, as to the matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the related audit guide described above, rendered within one year of the statement, of firms of independent public accountants with respect to those subservicers which also have been the subject of that type of examination.

        Copies of the annual statement of an officer of the master servicer may be obtained by securityholders without charge upon written request to the master servicer, at the address indicated in the monthly statement to securityholders.

Certain Matters Regarding the Master Servicer and the Depositor

        The Agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of its duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

        Each Agreement will also provide that, except as described below, neither the master servicer, the depositor nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the securityholders for any action taken or for refraining from the taking of any action in good faith under the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the related series of securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that the master servicer and the depositor will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in their discretion undertake any of these actions which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this event, the legal expenses and costs of an action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the master servicer or the depositor, as the case may be, will be entitled to reimbursement out of funds otherwise distributable to securityholders.

        Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the Agreement, provided that the person meets the requirements set forth in the Agreement. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights and delegate its duties and obligations under an Agreement to any person reasonably satisfactory to the depositor and the trustee and meeting the requirements set forth in the related Agreement. In the case of any assignment, the master servicer will be released from its obligations under such Agreement, exclusive of liabilities and obligations incurred by it prior to the time of assignment.

Master Servicer Termination Events; Rights Upon Master Servicer Termination Event

        As specified in the prospectus supplement, master servicer termination events under the applicable Agreement for a series include:

  •
  any failure by the master servicer to make a required deposit to the Collection Account, to distribute to the holders of any class of securities any required payment which continues unremedied for five business days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 51% of the aggregate percentage interests constituting that class;

  •
  any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which materially and adversely affects the interests of securityholders and continues unremedied for 60 days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of any class of securities evidencing not less than 51% of the aggregate percentage interests constituting that class; and

  •
  some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and certain actions by the master servicer indicating its insolvency or inability to pay its obligations.

        A master servicer termination event under the terms of any pooled securities included in any trust will not constitute a master servicer termination event under the Agreement.

        So long as a master servicer termination event remains unremedied under the applicable Agreement, either the depositor or the trustee may and at the direction of the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust the trustee shall, by written notification to the master servicer, the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the applicable Agreement, other than any right of the master servicer as securityholder and other than the right to receive servicing compensation, expenses for servicing the mortgage loans during any period prior to the date of termination and any other reimbursements, of amounts the master servicer is entitled to withdraw from the Collection Account, whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the Agreement, other than the obligation to purchase mortgage loans under some circumstances, and will be entitled to similar compensation arrangements.

        In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $50,000,000 to act as successor to the master servicer under the Agreement, unless otherwise set forth in the agreement. Pending this appointment, the trustee is obligated to act in this capacity. The trustee and its successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the Agreement.

        No securityholder will have any right under an Agreement to institute any proceeding with respect to the Agreement unless:

  •
  the holder previously has given to the trustee written notice of default and the continuance thereof;

  •
  the holders of securities of any class evidencing not less than 51% of the aggregate percentage interests constituting that class:

  •
  have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder; and

  •
  have offered to the trustee reasonable indemnity; and

  •
  the trustee has neglected or refused to institute any proceeding of this sort for 60 days after receipt of the request and indemnity. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of securities covered by the Agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Events of Default; Rights Upon Event of Default

        Events of default under the pooling and servicing agreement or the indenture for a series of securities include:

  •
  a default in the payment of any interest on any security that, when it becomes due and payable, continues for a period of five days;

  •
  a default in the payment of the outstanding principal balance of a class of securities of that series on the scheduled maturity date of the class, that continues for a period of five days;

  •
  failure to perform any covenant or agreement of the trust made in the pooling and servicing agreement or indenture which has a material adverse effect on securityholders or any credit enhancer, which continues for a period of 60 days after notice is given to the trust by the trustee or to the trust and the trustee by the holders of at least 51% in principal amount of the securities then outstanding;

  •
  events of insolvency, bankruptcy, receivership or liquidation of the trust; or

  •
  any other events of default provided with respect to the securities of that series.

        If there is an event of default due to late payment or nonpayment of interest or principal on a security, interest will continue to accrue on the principal and the overdue interest at the applicable interest rate on the security until the overdue principal and interest is paid.

        If an event of default for a series occurs and continues, the trustee may, and at the direction of securityholders of that series representing at least 66 2/3% of the aggregate outstanding principal amount of the securities of that series shall, declare the principal of the securities to be immediately due and payable. The declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the then outstanding securities.

        If the securities are accelerated following an event of default in that series, the trustee may institute proceedings to collect amounts due or foreclose on property comprising trust assets or exercise remedies as a secured party. If the trustee determines that the trust assets will not provide sufficient funds for the payment of principal and interest on the securities as the payments would become due, the trustee may sell, liquidate or otherwise dispose of the trust assets, if it obtains the consent of holders of 66 2/3% of the outstanding principal amount of the securities in that series. If the trustee has not made a determination that the trust assets will not provide sufficient funds for the payment of principal and interest on the securities as the payments would become due, the trustee may sell, liquidate or otherwise dispose of the trust assets only if all securityholders consent.

        If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the trust documents at the request or direction of any of the holders of the securities, if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the trust documents, the holders of at least 66 2/3% of the aggregate outstanding principal amount of the outstanding securities will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee, and the holders of a majority in principal amount of the securities then outstanding may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the trust documents that cannot be modified without the waiver or consent of all the holders of the outstanding securities. No holder of a security of a series will have the right to institute any proceeding under the indenture, unless:

  •
  the holder previously has given the trustee written notice of a continuing event of default;

  •
  the holders of not less than 25% of the aggregate principal balance of all outstanding securities of a series have made written request to the trustee to institute the proceeding in its own name as trustee;

  •
  the holder or holders have offered the trustee reasonable indemnity against costs, expenses and liabilities to be incurred in complying with the request;

  •
  the trustee has for 60 days failed to institute the proceeding; and

  •
  no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority of the aggregate principal balance of all outstanding securities of a series. In addition, the trustee and the security owners, by accepting a beneficial interest in the securities, will covenant that they will not at any time, institute against the trust or the depositor, or join in any institution against the trust or the depositor of, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Amendment

        Each pooling and servicing agreement, sale and servicing agreement and indenture may be amended by the depositor, the master servicer and the trustee, without the consent of the related securityholders:

  •
  to cure any ambiguity;

  •
  to correct or supplement any provision which may be inconsistent with any other provision or to correct any error;

  •
  to add to the duties of the depositor, the trustee or master servicer;

  •
  to add any other provisions with respect to matters or questions arising under the Agreement or related credit enhancement;

  •
  to add or amend any provisions of the Agreement as required by a rating agency in order to maintain or improve the rating of the securities;

  •
  to comply with any requirement imposed by changes in accounting policies that do not materially impact the certificates or notes; or

  •
  to comply with any requirements imposed by the Code;

provided that any amendment other than those to comply with changes in accounting policies or requirements of the Code, will not adversely affect in any material respect the interests of any securityholders, as evidenced by an opinion of counsel. Any other amendment shall be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each rating agency rating the securities that the amendment will not cause the rating agency to reduce the then current rating.

        The Agreement may also be amended by the depositor, the master servicer and the trustee, with the consent of the holders of securities of each class affected thereby evidencing, in each case, not less than 51% of the aggregate percentage interests constituting that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the related securityholders, except that no amendment of this type may without the consent of 100% of the affected securities:

  •
  reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a security of any class;

  •
  impair the right of any securityholder to institute suit for the enforcement of the provisions of the Agreement; or

  •
  reduce the percentage of securities of any class the holders of which are required to consent to any amendment of this type.

        Notwithstanding the foregoing, if a REMIC or FASIT election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to an Agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC or FASIT, as the case may be.

Termination; Retirement of Securities

        The primary obligations created by the Agreement for each series of securities, other than certain limited payment and notice obligations of the trustee and the depositor, respectively, will terminate upon the payment to the related securityholders of all amounts held in the Collection Account or by the master servicer and required to be paid to these securityholders following the earlier of:

  •
  the final payment or other liquidation or disposition, or any advance with respect thereto, of the last mortgage loan or pooled security subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan; and

  •
  the purchase, as specified in the prospectus supplement, by the master servicer, the depositor or the holder of the REMIC residual securities—see "Material Federal Income Tax Consequences" below—from the trust for a series of all remaining mortgage loans and pooled securities and all property acquired in respect of the mortgage loans.

        In addition to the foregoing, the master servicer or the depositor may have the option to purchase, in whole but not in part, the securities specified in the prospectus supplement in the manner described in the prospectus supplement. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer or the depositor, the mortgage loans may be sold, thereby effecting a retirement of the securities and the termination of the trust, or the securities so purchased may be held or resold by the master servicer or the depositor. In addition, if so specified and as described in the prospectus supplement, the Agreement may provide for one or more auctions of the trust property if the purchase option is not exercised. Written notice of termination of the Agreement will be given to each securityholder, and the final payment will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable Agreement, a penalty may be imposed upon the securityholders based upon the fee that would be forgone by the master servicer because of the termination.

        Any purchase of mortgage loans and property acquired from the mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, the depositor or, if applicable, the holder of the REMIC residual securities at the price specified in the prospectus supplement. The exercise of that right will effect early retirement of the securities of that series, but the right of any entity to purchase the mortgage loans and related property will be subject to the criteria set forth in the prospectus supplement. Any early termination may adversely affect the yield to holders of certain classes of those securities. If a REMIC or FASIT election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC or FASIT, as the case may be.

The Trustee

        The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including HFC. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust relating to a series of securities. In the event of an appointment of that type, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to the series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee. The agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment; provided that the trustee shall continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

        The trustee makes no representations as to the validity or sufficiency of the Agreement, the securities or of any trust asset or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the servicer under the Agreement.

        The trustee may be held liable for its failure to act in accordance with the standard of care specified in the prospectus supplement; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Resignation of Trustee

        The trustee for a series may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after giving notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

        The trustee may also be removed at any time:

  •
  if the trustee ceases to be eligible to continue as trustee under the Agreement,

  •
  if the trustee becomes insolvent, or

  •
  by the securityholders evidencing over 50% of the aggregate voting rights of the securities in the trust upon written notice to the trustee and to the depositor.

        Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

YIELD AND PREPAYMENT CONSIDERATIONS

        The yield to maturity of a security will depend on the price paid by the holder for the security and the interest payment rate on any security entitled to payments of interest, which rate may vary if specified in the prospectus supplement. The yield to maturity will also depend on the rate and timing of principal payments, including payments in excess of required installments, prepayments or terminations, liquidations and repurchases, on the mortgage loans, the rate and timing of Draws in the case of revolving credit loans and the allocation of principal payments to reduce the principal balance of the security or notional amount thereof, if applicable.

        The amount of interest payments on mortgage loans and pooled securities distributed, or accrued in the case of deferred interest or accrual securities, to holders of a class of securities entitled to payments of interest will be calculated on the basis of that class's specified percentage of each payment of interest, or accrual in the case of accrual securities, and will be expressed as a fixed, adjustable or variable payment rate payable on the outstanding principal balance or notional amount of that security, or any combination of the payment rates, calculated as described in this prospectus and in the prospectus supplement. See "Description of the Securities—Payments." Holders of strip securities or a class of securities having a payment rate that varies based on the weighted average interest rate of the underlying mortgage loans and pooled securities will be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the strip securities, as applicable.

        The effective yield to maturity to each holder of securities entitled to payments of interest will be below that otherwise produced by the applicable payment rate and purchase price of the security to the extent that interest accrues on each mortgage loan during the calendar month or a period preceding a payment date instead of through the day immediately preceding the payment date.

        A class of securities may be entitled to payments of interest at a variable or adjustable interest payment rate, or any combination of those payment rates, as specified in the prospectus supplement. A variable interest payment rate may be calculated based on the Net Mortgage Rate of the mortgage loans or certain balances thereof for the month preceding the payment date, by reference to an index or otherwise. The aggregate payments of interest on a class of securities, and the yield to maturity, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only and, in the case of securities evidencing interests in ARM loans, by changes in the Net Mortgage Rates on the ARM loans. The yield on the securities will also be affected by liquidations of mortgage loans following borrower defaults and by purchases of mortgage loans in the event of rewrites or certain breaches of representations made in respect of the mortgage loans, or conversions of ARM loans to fixed rate loans. See "Household Mortgage Services Program—Representations and Warranties Concerning the Mortgage Loans" and "Description of the Trusts—Assignment of Trust Assets" above. In addition, if the index used to determine the interest payment rate for the securities is different than the index applicable to the mortgage rates, the yield on the securities will be sensitive to changes in the index related to the payment rate and the yield on the securities may be reduced by application of a cap on the payment rate based on the weighted average of the Net Mortgage Rates or any other formulas as may be described in the prospectus supplement.

        In general, if a security is purchased at a premium over its face amount and payments of principal on the security occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a security is purchased at a discount from its face amount and payments of principal on the security occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. If strip securities are issued evidencing a right to payments of interest only or disproportionate payments of interest, a faster than expected rate of principal payments on the mortgage loans, net of Draws if applicable, will negatively affect the total return to investors in any securities. The yield on a class of strip securities that is entitled to receive payments of interest only will nevertheless be affected by any losses on the related mortgage loans because of the effect on the timing and amount of payments. In some circumstances, rapid principal payments on the mortgage loans, net of Draws if applicable, may result in the failure of their holders to recoup their original investment. If strip securities are issued evidencing a right to payments of principal only or disproportionate payments of principal, a slower than expected rate of principal payments on the mortgage loans, net of Draws if applicable, could negatively affect the anticipated yield on those strip securities. In addition, the total return to investors of securities evidencing a right to payments of interest at a rate that is based on the weighted average Net Mortgage Rate of the mortgage loans from time to time will be adversely affected by principal payments on mortgage loans with interest rates higher than the weighted average interest rate on the mortgage loans. In general, mortgage loans with higher interest rates or gross margins are likely to prepay at a faster rate than mortgage loans with lower interest rates or gross margins. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with an interest payment rate that fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of principal payments on the related mortgage loans, net of Draws if applicable, than other classes of securities.

        The timing of changes in the rate of principal payments on a security may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a payment of principal on a security, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

        Unless otherwise specified in the related prospectus supplement, prepayments in full or final liquidations of closed-end loans will reduce the amount of interest distributed in the following month to holders of securities entitled to payment of interest. See "Description of the Securities—Principal and Interest on the Securities." Unless otherwise specified in the related prospectus supplement, a partial prepayment of principal of a closed-end loan is applied to reduce the outstanding principal balance thereof as of the first day of the month in which the partial prepayment is received. As a result, the effect of a partial prepayment on a closed-end loan will usually be to reduce the amount of interest distributed to holders of securities in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable interest payment rate or Net Mortgage Rate, as the case may be, on the prepaid amount. See "Description of the Securities—Payments on Mortgage Loans; Deposits to Collection Account." Neither full nor partial principal prepayments on closed-end loans will be distributed until the payment date in the month following receipt.

        The rate and timing of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the related securities. There can be no assurance as to the rate of losses or delinquencies on any of the mortgage loans. To the extent that any losses are incurred on any of the mortgage loans that are not covered by the applicable credit enhancement, holders of securities of the series evidencing interests in the related mortgage loan pool or certain classes thereof will bear all risk of those losses resulting from default by borrowers. Even where the applicable credit enhancement covers all losses incurred on the mortgage loans, the effect of losses may be to increase prepayment experience on the mortgage loans, thus reducing average weighted life and affecting yield to maturity.

        With respect to some mortgage loans, including ARM loans, the interest rate at origination may be below the rate that would result from the sum of the then-applicable index and gross margin. Under the applicable underwriting standards, borrowers under mortgage loans typically will be qualified on the basis of the interest rate in effect at origination, and are usually qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any mortgage loan may thus be dependent on the ability of the borrower to make larger interest payments following the adjustment of the interest rate.

        Except for certain programs under which the Draw Period is less than the full term thereof or under which a Draw will result in an extension of the maturity date and the related amortization period, required minimum monthly payments are generally equal to or not significantly larger than the amount of interest currently accruing thereon, and therefore are not expected to significantly amortize the outstanding principal amounts of those mortgage loans prior to maturity, which amounts may include substantial Draws recently made. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a revolving credit loan. Alternatively, a pool of closed-end mortgage loans may include Balloon Loans which require a single payment at maturity. These mortgage loans pose a greater risk of default than fully-amortizing mortgage loans, because the borrower's ability to make such a substantial payment at maturity will generally depend on the borrower's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. Neither the depositor nor any of its affiliates will be obligated to refinance or repurchase any mortgage loan or to sell any mortgaged property, unless that obligation is specified in the related prospectus supplement.

        For any mortgage loans secured by junior mortgages, any inability of the borrower to pay off its balance may also affect the ability of the borrower to obtain refinancing at any time of any related senior mortgage loan, thereby preventing a potential improvement in the borrower's circumstances. Furthermore, if specified in the prospectus supplement, under the applicable Agreement the master servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the borrower's circumstances or result in a prepayment or default under the corresponding junior mortgage loan.

        In addition to the borrower's personal economic circumstances, a number of factors, including homeowner mobility, job transfers, changes in the borrower's housing needs, the borrower's net equity in the mortgaged property, changes in the value of the mortgaged property, national and regional economic conditions, enforceability of due-on-sale clauses, prevailing market interest rates, servicing decisions, solicitations and the availability of mortgage funds, seasonal purchasing and payment habits of borrowers or changes in the deductibility for federal income tax purposes of interest payments on mortgage loans, may affect the rate and timing of principal payments or Draws, if applicable, on the mortgage loans. There can be no assurance as to the rate of principal payments on the mortgage loans, and there can be no assurance of the rate of Draws on revolving credit loans. The rate of principal payments and the rate of Draws, if applicable, may fluctuate substantially from time to time. In most cases, home equity loans are not viewed by borrowers as permanent financing. Accordingly, closed-end home equity loans may experience a higher rate of prepayment than conventional mortgage loans. On the other hand, for revolving credit loans, due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for those loans may be much more volatile than for typical closed-end mortgage loans.

        The yield to maturity of the securities of any series, or the rate and timing of principal payments or Draws, if applicable, on the related mortgage loans, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the mortgage loans were originated. For example, revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former provisions, because of the relative ease of making new Draws. Additionally, hybrid amortizing revolving credit loans may provide that future Draws will result in an extension for a predetermined period of the maturity date and the related amortization period of the mortgage loan. A pool of hybrid amortizing revolving credit loans may be likely to remain outstanding for a longer period of time with a higher aggregate principal balance than a pool of revolving credit loans with a fixed term to maturity. Furthermore, revolving credit loans may provide for interest rate changes on a daily or monthly basis, or may have gross margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by revolving credit loans with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate closed-end mortgage loan pools.

        The yield to maturity of the securities of any series, or the rate and timing of principal payments, or Draws if applicable, on the related mortgage loans and corresponding payments on the securities, will also be affected by the specific terms and conditions applicable to the securities. For example, if the index used to determine the interest payment rates for a series of securities is different from the index applicable to the interest rates of the underlying mortgage loans, the yield on the securities may be reduced by application of a cap on the interest payment rates based on the weighted average of the interest rates. Depending on applicable cash flow allocation provisions, changes in the relationship between the two indexes may also affect the timing of certain principal payments on the securities, or may affect the amount of any overcollateralization or the amount on deposit in any reserve fund, which could in turn accelerate the payment of principal on the securities. For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. For a series of securities backed by the Trust Balances of revolving credit loans, the specific provisions applicable to the allocation of payments, Draws and losses on the revolving credit loans between the Trust Balances and the Excluded Balances thereof will also have a significant effect on the rate and timing of principal payments on the securities. See "The Trusts—Revolving Credit Loans" in this prospectus.

        For a series of securities backed by revolving credit loans, as a result of the payment terms of the mortgage loans or of the security provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a mortgage loan pool may exceed the aggregate payments with respect to principal on the revolving credit loans for the related period.

        Unless otherwise specified in the prospectus supplement, other than certain ARM loans, all revolving credit loans and all closed-end loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the mortgage loan upon sale or certain transfers by the borrower of the underlying mortgaged property. The master servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. An ARM loan is generally assumable under specific conditions if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage loan and, in the reasonable judgment of the master servicer or the related subservicer, the security for the ARM loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties may affect the weighted average life of the related series of securities. See "HFC Servicing Procedures—Collection and Other Servicing Procedures" and "Legal Aspects of Mortgage Loans and Related Matters—Enforceability of Certain Provisions" for a description of provisions of the Agreement and legal developments that may affect the prepayment experience on the mortgage loans.

        In addition, certain pooled securities included in a mortgage loan pool may be backed by underlying mortgage loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to a certain extent, depend on the interest rates on the underlying mortgage loans.

        A subservicer or the master servicer may, from time to time, implement refinancing or modification programs designed to encourage refinancing. A subservicer or the master servicer, including an affiliate of the master servicer, may also aggressively pursue refinancing or loan modification programs that could require little or no cost and significantly decrease documentation from the borrower. These programs may include, without limitation, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower, the location of the mortgaged property, or the subservicer's or master servicer's judgment as to the likelihood of a borrower refinancing. In addition, subservicers or the master servicer may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage loan pool. As a result of these programs, with respect to the mortgage loan pool underlying any trust:

  •
  the rate of principal prepayments of the mortgage loans in the mortgage loan pool may be higher than would otherwise be the case;

  •
  the average credit or collateral quality of the mortgage loans remaining in the mortgage loan pool may decline; and

  •
  the weighted average interest rate on the mortgage loans that remain in the trust may be lower, thus reducing the rate of prepayments on the mortgage loans in the future.

        In addition, a subservicer may allow the refinancing of a mortgage loan by accepting prepayments and permitting a new loan or contract secured by a mortgage on the same property, which may be originated by the subservicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of this type of refinancing, the new loan or contract would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan.

        If the Agreement for a series of securities provides for a Funding Account or other means of funding the transfer of additional mortgage loans to the related trust, as described under "Description of the Securities—Funding Account" in this prospectus, and the trust is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for this purpose may be applied as principal payments on one or more classes of securities of that series.

        Although the interest rates on revolving credit loans and ARM loans will be subject to periodic adjustments, these adjustments typically:

  •
  as to ARM loans, will not increase or decrease the interest rates by more than a fixed percentage amount on each adjustment date;

  •
  will not increase the interest rates over a fixed maximum rate during the life of any revolving credit loan or ARM loan; and

  •
  will be based on an index, which may not rise and fall consistently with prevailing market interest rates, plus the related gross margin, which may vary under some circumstances, and which may be different from margins being used at the time for newly originated adjustable rate mortgage loans.

        As a result, the interest rates on the revolving credit loans or ARM loans in any mortgage loan pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans or lines of credit, and accordingly, the rate of principal payments and Draws, if applicable, may be lower or higher than would otherwise be anticipated. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current interest rates on revolving credit loans or ARM loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of principal payments or Draws, if applicable, on the mortgage loans during any period or over the life of any series of securities.

        With respect to any index used in determining the interest payment rates for a series of securities or interest rates of the underlying mortgage loans, a number of factors affect the performance of the index and may cause the index to move in a manner different from other indices. To the extent that the index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to the rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, the index may remain higher than other market interest rates which may result in a higher level of prepayments on the mortgage loans, which adjust in accordance with the index, than of mortgage loans which adjust in accordance with other indices.

        Under some circumstances, the master servicer, the depositor or the holders of the residual securities may have the option to purchase the mortgage loans in a trust, thus resulting in the early retirement of the related securities. See "The Agreements—Termination; Retirement of Securities."

LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED MATTERS

        The following discussion contains summaries of various legal aspects of mortgage loans that are general in nature. Because those legal aspects are governed in part by state law, and laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

General

        The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the real property encumbered by the mortgage, deed of trust or deed to secure debt. Those instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to those instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the borrower, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note and an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties:

  •
  the trustor, who is the borrower-homeowner;

  •
  the beneficiary, who is the lender; and

  •
  a third-party grantee called the trustee.

        Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, typically with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in certain deed of trust transactions, the directions of the beneficiary.

Cooperative Loans

        The mortgage loans for a specific series of securities may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related corporation, or Cooperative, that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges.

        Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage, or mortgages, on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as borrower or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

        An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

  •
  arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

  •
  arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

        In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

        Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender typically takes possession of the share security and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "—Foreclosure on Shares of Cooperatives" below.

Tax Aspects of Cooperative Ownership

        In general, a "tenant-stockholder", as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of various interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. In the event that this type of Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgage Loans

        Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial trustee's or grantee's, as applicable, sale under a specific provision in the deed of trust or a deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or a deed to secure debt, in some states, prior to a sale the trustee, or grantee, as applicable, must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to the sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

        In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

        Foreclosure of a mortgage generally is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

        In the case of foreclosure under a mortgage, a deed of trust or a deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential third-party buyer at the sale might have in determining the exact status of title, and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the borrower's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In some states, there is a statutory minimum purchase price which the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See "Description of Credit Enhancement."

        A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the borrower is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees to avoid foreclosure. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See "Description of the Securities—Realization Upon Defaulted Mortgage Loans" in this prospectus.

Foreclosure on Shares of Cooperatives

        The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

        In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

        The recognition agreement provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender typically cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

        Recognition agreements also provide that in the event the lender succeeds to the tenant-stockholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

        Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

        In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York Uniform Commercial Code, or the UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

        Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is responsible for the deficiency. See "—Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Rights of Redemption

        In some states, after sale under a deed of trust or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

Anti-Deficiency Legislation and Other Limitations on Lenders

        Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee, if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

        In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

        Finally, in other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee, or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

        Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in various circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

        In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by permitting the borrower to pay arrearages over a number of years.

        Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. In most cases, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. In a case under federal bankruptcy law, the lender is precluded from foreclosing or taking other collection or enforcement action without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral. The priority of the loan may be subordinated to bankruptcy court-approved financing. Payments made on the loan during the 90 days preceding the bankruptcy filing may have to be returned to the borrower as avoidable preferences. Additionally, the bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed bankruptcy plans. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

        A number of tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt, or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

        Some of the mortgage loans originated on or after October 1, 1995, may be High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable for all claims and subject to all defenses arising under these provisions that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

Environmental Legislation

        Under the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold evidence of ownership primarily to protect a security interest in the facility.

        The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

        CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

        Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that these cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, a number of federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property usually are subordinated to this type of Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to this type of Environmental Lien could be adversely affected.

        Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make any of these evaluations prior to the origination of the secured contracts. Neither the depositor nor the master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

Enforceability of Certain Provisions

        The mortgage loans in most cases contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, subject to a number of exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

        The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, various transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

        The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

        Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In a number of states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher interest rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

        In foreclosure actions, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt, or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or a grantee under a deed to secure debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Applicability of Usury Laws

        Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, provides that state usury limitations shall not apply to various types of residential first mortgage loans, including cooperative loans originated by various lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

        Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for mortgage loans as set forth in the related prospectus supplement.

        Unless otherwise described in the related prospectus supplement, the depositor will represent that each mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

        Alternative mortgage instruments, including adjustable rate mortgage loans and adjustable rate cooperative loans, and early ownership mortgage loans originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII provides that, notwithstanding any state law to the contrary:

  •
  state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks;

  •
  state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

  •
  all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

        Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

        In December 2002, the OTS published a rule that eliminates the ability of state chartered housing creditors to claim preemption under the Garn-St Germain Act for prepayment penalties and late fees. The rule became effective on July 1, 2003.

Servicemembers Civil Relief Act

        Under the terms of the Servicemembers Civil Relief Act, as amended, or the Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. In addition, under the Relief Act, such a borrower may have the maturity of any mortgage loan incurred prior to military service extended, the payments lowered, and the payment schedule adjusted for a period of time after the completion of military service. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military.

        Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on those mortgage loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances and may not be covered by the applicable form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under a number of circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Forfeitures in Drug and RICO Proceedings

        Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

        A lender may avoid forfeiture of its interest in the property if it establishes that its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Junior Mortgages; Rights of Senior Mortgagees

        The mortgage loans or pooled securities included in the trust for a series will be secured by mortgages or deeds of trust which may be junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in a number of cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

        The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

        Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the borrower to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the borrower to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the borrower. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

        The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

        When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may, in limited circumstances, create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is disadvantaged by the borrower's additional burden. Third, if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

Enforceability of Prepayment and Late Payment Fees

        Forms of notes, mortgages, deeds to secure debt and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

        In addition, under federal bankruptcy law, prepayment fees and late payment fees may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Equitable Limitations on Remedies

        In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, including the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

        Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. Some mortgage loans, depending upon the entity that originated them, may be subject to limitations or prohibitions on the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of those mortgage loans.

Consumer Protection Laws

        Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with originating, servicing and enforcing loans secured by residential properties. Theses laws include the federal Truth-in-Lending Act and Regulation Z, Real Estate Settlement Procedures Act and Regulation B, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires disclosures to borrowers regarding terms of the loans; the Equal Credit Opportunity Act and Regulation B prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, martial status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. These laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and could subject the servicer and in some cases its assignees to damages and administrative enforcement.

Negative Amortization Loans

        A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

Texas Home Equity Loans

        Generally, any "cash-out" refinance or other non-purchase money transaction, except for rate/term refinance loans and certain other narrow exceptions, secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas (the "Texas Home Equity Laws"). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the home equity loan unenforceable and/or the lien on the mortgaged property invalid. Because home equity loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of such home equity loans. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the mortgaged property to be invalid, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related home equity loan. Title insurance generally available on the home equity loans may exclude coverage for some of the risks of the Texas Home Equity Laws.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

        The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered by this prospectus. This discussion has been prepared with the advice of Katten Muchin Zavis Rosenman, special tax counsel to the depositor. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, including banks, dealers in securities, insurance companies and foreign investors, may be subject to additional or special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

  •
  is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions; and

  •
  is directly relevant to the determination of an entry on a tax return.

        Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered by this prospectus.

        The following discussion addresses securities of six general types:

  •
  REMIC certificates,

  •
  FASIT certificates,

  •
  grantor trust certificates,

  •
  debt securities, and

  •
  partnership interests.

        The prospectus supplement for each series of certificates will indicate whether a REMIC or FASIT election or elections will be made for the trust and, if a REMIC or FASIT election is to be made, will identify all regular interests and residual interests in the REMIC or all regular interests, high-yield interests or ownership interests in the FASIT.

        The Taxpayer Relief Act of 1997 added provisions to the Internal Revenue Code that require the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into transactions involving a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain. These provisions apply only to classes of certificates that do not have a principal balance.

REMICs

  General

        Unless otherwise specified in the related prospectus supplement, as to each series of certificates, the master servicer will cause an election to be made to have the related trust or portions thereof treated as one or more REMICs under Sections 860A through 860G of the Internal Revenue Code. If a REMIC election or elections will be made for the related trust, the related prospectus supplement for each series of certificates will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a trust, or if a FASIT election or elections will be made, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a security.

        The following discussion is based in part upon the rules governing original issue discount that are described in Sections 1271 through 1275 of the Internal Revenue Code and in the Treasury regulations issued thereunder, which are referred to in this prospectus as the OID regulations, and in part upon the REMIC provisions and the Treasury regulations issued thereunder, or the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address various issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

  Classification of REMICs

        Upon the issuance of each series of REMIC certificates, Katten Muchin Zavis Rosenman, special tax counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion thereof, will qualify as a REMIC and the REMIC certificates offered with respect thereto will be considered to evidence ownership of "regular interests" or "residual interests" in that REMIC within the meaning of the REMIC provisions.

        If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for this status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

        In general, a Swap or Yield Supplement Agreement may not be an asset of a REMIC. If a trust of a particular series contains a Swap or Yield Supplement Agreement, the related prospectus supplement will disclose the tax treatment of such an arrangement.

  Characterization of Investments in REMIC Certificates

        In general, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. In addition, the REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

        The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending payment on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the property and account balances, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. The REMIC regulations do provide, however, that payments on mortgage loans held pending payment are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code.

  Tiered REMIC Structures

        For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs, or tiered REMICs, for federal income tax purposes. Upon the issuance of this type of series of REMIC certificates, Katten Muchin Zavis Rosenman, special tax counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, each REMIC created by the pooling and servicing agreement will qualify as a REMIC and the REMIC certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC provisions.

        Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs will be treated as one REMIC.

  Taxation of Owners of REMIC Regular Certificates

        Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

        Original Issue Discount.    Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. The following discussion is based in part on the rules governing original issue discount which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994, as amended on June 11, 1996 (the "OID Regulations"). Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and various other debt instruments issued with original issue discount. The OID Regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating original issue discount.

        The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular security must be the same as that used in pricing the initial offering of the REMIC regular security. The prepayment assumption used by the master servicer in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor the master servicer will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

        The original issue discount, if any, on a REMIC regular security will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, the issue price for the class will be treated as the fair market value of that class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular security is equal to the total of all payments to be made on that security other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular security.

        In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. In general terms, original issue discount is accrued by treating the interest rate of the certificates as fixed and making adjustments to reflect actual interest rate adjustments.

        Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" for original issue discount is each monthly period that ends on a payment date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular security and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

        In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular security will reflect the accrued interest. In these cases, information returns to the certificateholders and the Internal Revenue Service, or IRS, will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall purchase price of the REMIC regular security, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next payment date, and that portion of the interest paid on the first payment date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first payment date should be included in the stated redemption price of the REMIC regular security. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

        Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular security will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular security multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC regular security is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular security, by multiplying:

  •
  the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by

  •
  a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular security.

        Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular security. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates—Market Discount" for a description of that election under the OID regulations.

        If original issue discount on a REMIC regular security is in excess of a de minimis amount, the holder of the security must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC regular security, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular security, the daily portions of original issue discount will be determined as follows:

        As to each "accrual period," that is, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a payment date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

  •
  the sum of:

  •
  the present value, as of the end of the accrual period, of all of the payments remaining to be made on the REMIC regular security, if any, in future periods and

  •
  the payments made on the REMIC regular security during the accrual period of amounts included in the stated redemption price, over

  •
  the adjusted issue price of the REMIC regular security at the beginning of the accrual period.

        The present value of the remaining payments referred to in the preceding sentence will be calculated assuming that payments on the REMIC regular security will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the security. For these purposes, the original yield to maturity of the security will be calculated based on its issue price and assuming that payments on the security will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular security at the beginning of any accrual period will equal the issue price of the security, increased by the aggregate amount of original issue discount that accrued with respect to that security in prior accrual periods, and reduced by the amount of any payments made on that REMIC regular security in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

        A subsequent purchaser of a REMIC regular security that purchases the security at a price, excluding any portion of that price attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that security. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular security. The adjusted issue price of a REMIC regular security on any given day equals the sum of the adjusted issue price, or, in the case of the first accrual period, the issue price, of the security at the beginning of the accrual period which includes that day, and the daily portions of original issue discount for all days during the accrual period prior to that day.

        Market Discount.    A certificateholder that purchases a REMIC regular security at a market discount, that is, in the case of a REMIC regular security issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular security issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each payment representing a portion of the stated redemption price. In particular, under Section 1276 of the Internal Revenue Code, the certificateholder will be required to allocate the portion of each payment representing a portion of the stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

        A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular security with market discount, the certificateholder would be deemed to have made an election to include market discount in income currently with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a security that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates—Premium." Each of these elections to accrue interest, discount and premium with respect to a security on a constant yield method or as interest would be irrevocable.

        However, market discount with respect to a REMIC regular security will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular security multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

        Internal Revenue Code Section 1276(b)(3) specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, a number of rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

  •
  on the basis of a constant yield method;

  •
  in the case of a REMIC regular security issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular security as of the beginning of the accrual period; or

  •
  in the case of a REMIC regular security issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular security at the beginning of the accrual period.

        Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in the preceding paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular security purchased at a discount in the secondary market.

        To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular security generally will be required to treat a portion of any gain on the sale or exchange of that security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

        Further, under Section 1277 of the Internal Revenue Code a holder of a REMIC regular security may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular security purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

        Premium.    A REMIC regular security purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular security may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the security. If this election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular security, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates—Market Discount." The Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

        Realized Losses.    Under Internal Revenue Code Section 166 both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's security becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

        Each holder of a REMIC regular security will be required to accrue interest and original issue discount with respect to that security, without giving effect to any reductions in payments attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular security could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

  Taxation of Owners of REMIC Residual Certificates

        General.    As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

        A holder of a REMIC residual security typically will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual security. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash payments by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

        A holder of a REMIC residual security that purchased the security from a prior holder of that security also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual security. These daily portions will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a holder of a REMIC residual certificateholder that purchased the REMIC residual security from a prior holder of the security at a price greater than, or less than, the adjusted basis, the REMIC residual security would have had in the hands of an original holder of the security. The REMIC regulations, however, do not provide for any modifications.

        The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash payments received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash payments received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders' after-tax rate of return.

        Taxable Income of the REMIC.    The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, amortization of any premium on the mortgage loans, bad debt deductions with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

        For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer intends to treat the fair market value of the mortgage loans as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the mortgage loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "Taxation of Owners of REMIC Regular Certificates." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

        Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "Taxation of Owners of REMIC Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

        A mortgage loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in the mortgage loan, determined as described in the preceding paragraphs, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

        A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "Taxation of Owners of REMIC Regular Certificates" except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting "regular interests" in the REMIC not offered by this prospectus, described in that section will not apply.

        If a class of REMIC regular certificates is issued at an Issue Premium, the REMIC will have an additional item of income in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "Taxation of Owners of REMIC Regular Certificates."

        As a general rule, the taxable income of the REMIC is required to be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code and the rules relating to the alternative minimum tax. See "—Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

        Basis Rules, Net Losses and Payments.    The adjusted basis of a REMIC residual security will be equal to the amount paid for that REMIC residual security, increased by amounts included in the income of the REMIC residual securityholder and decreased, but not below zero, by payments made, and by net losses allocated, to the REMIC residual certificateholder.

        A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual security as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual security. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which REMIC residual certificateholders should consult their tax advisors.

        Any payment on a REMIC residual security will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual security. To the extent a payment on a REMIC residual security exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual security. Holders of REMIC residual certificates may be entitled to payments early in the term of the related REMIC that will be taxable because their bases in the REMIC residual certificates at that time will not be sufficiently large for the payments to be treated as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders' initial bases are less than the payments to the REMIC residual certificateholders, and increases in the initial bases either occur after the payments or, together with their initial bases, are less than the amount of the payments, gain will be recognized to the REMIC residual certificateholders on those payments and will be treated as gain from the sale of their REMIC residual certificates.

        A REMIC residual security acquired after January 4, 1995 is not treated as a security that can be marked to market by a dealer.

        The effect of these rules is that a residual certificateholder may not amortize its basis in a REMIC residual security, but may only recover its basis through payments, through the deduction of its share of any net losses of the REMIC or upon the sale or other disposition of its REMIC residual security. See "Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual security other than an original holder in order to reflect any difference between the cost of the REMIC residual security to the holder and the adjusted basis the REMIC residual security would have had in the hands of the original holder, see "Taxation of Owners of REMIC Residual Certificates—General."

        Excess Inclusions.    Any "excess inclusions" with respect to a REMIC residual security will be subject to federal income tax in all events.

        In general, the "excess inclusions" with respect to a REMIC residual security for any calendar quarter will be the excess, if any, of:

  •
  the sum of the daily portions of REMIC taxable income allocable to the REMIC residual security over

  •
  the sum of the "daily accruals" for each day during that quarter that the REMIC residual security was held by the REMIC residual certificateholder.

        The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual security at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual security as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual security, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any payments made with respect to the REMIC residual security before the beginning of that quarter. The issue price of a REMIC residual security is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price for those REMIC residual certificates will be treated as the fair market value of those REMIC residual certificates on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual security as an excess inclusion if the REMIC residual certificates are considered not to have "significant value."

        For REMIC residual certificateholders, an excess inclusion:

  •
  will not be permitted to be offset by deductions, losses or loss carryovers from other activities

  •
  will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

  •
  will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to REMIC residual certificateholders that are foreign investors. See, however, "Foreign Investors in REMIC Certificates," below.

        Furthermore, for purposes of the alternative minimum tax:

  •
  excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and

  •
  alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of this clause, alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

        In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual security as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and a number of cooperatives; the REMIC Regulations currently do not address this subject.

        Noneconomic REMIC Residual Certificates.    Under the REMIC Regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual security. The REMIC regulations provide that a REMIC residual security is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents:

  •
  the present value of the expected future payments, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual security, which rate is computed and published monthly by the IRS, on the REMIC residual security equals at least the present value of the expected tax on the anticipated excess inclusions, and

  •
  the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual security at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

        As to any transfer of a noneconomic residual interest, a safe harbor for the transfer being respected is provided if: (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and (iii) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.

        The transferor must have no actual knowledge or reason to know that any of these statements is false. Recently issued regulations establish a separate condition for the transferor to be presumed to lack such knowledge. This condition must be satisfied in one of two alternative ways. Under one alternative, the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of: (i) the present value of any consideration given to the transferee to acquire the interest, (ii) the present value of the expected future distributions on the interest, and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of income tax applicable to corporations (currently, 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term applicable federal rate of the month of such transfer and the compounding period used by the transferee. Under the other alternative, (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation, a regulated investment company, or a real estate investment trust) that meets certain gross and net asset tests (generally, $100 million gross assets and $10 million net assets for the current and two preceding fiscal years), (ii) the transferee must agree in writing that it will transfer the noneconomic residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer, and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the noneconomic residual interest will not be paid by the transferee.

        Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual security, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual security by this type of a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

        The Treasury recently promulgated regulations that provide specific timing rules for the clear reflection of income from an "inducement fee" received in connection with becoming the holder of a noneconomic REMIC residual interest. These regulations are applicable for taxable years ending on or after May 11, 2004.

        Under these regulations, an "inducement fee" is the amount paid to induce a person to become the holder of a noneconomic residual interest in a REMIC. Regardless of a taxpayer's overall method of accounting, the recipient of an inducement fee generally must recognize the fee in income over the remaining expected life of the applicable REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that noneconomic residual interest. Additionally, to the extent that income in respect of an inducement fee has not been recognized in income by the holder of a noneconomic REMIC residual interest by the time such holder has disposed of it, such holder is required to recognize such income at the time of the disposition.

        Two safe harbors are provided regarding the manner in which income in respect of an inducement fee is taken into account. Under one safe harbor, the inducement fee must be taken into account as income in accordance with the method of accounting, and over the same period, that is used by the taxpayer for financial reporting purposes, provided that this period is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under the other safe harbor, income in respect of an inducement fee is recognized ratably over the remaining anticipated weighted average life of the applicable REMIC, in a manner prescribed by the regulations.

        The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC Regulations. Any disclosure that a REMIC residual security will not be considered "noneconomic" will be based upon a number of assumptions, and the depositor will make no representation that a REMIC residual security will not be considered "noneconomic" for purposes of the above-described rules. See "Foreign Investors in

REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

        Possible Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC typically will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

        With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts:

  •
  an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and

  •
  the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

        In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

  •
  3% of the excess of the individual's adjusted gross income over that amount or

  •
  80% of the amount of itemized deductions otherwise allowable for the taxable year.

        The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of this type of holder of a REMIC security that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

  Sales of REMIC Certificates

        If a REMIC security is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC security. The adjusted basis of a REMIC regular security typically will equal the cost of that REMIC regular security to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular security, including original issue discount and market discount income, and reduced, but not below zero, by payments on the REMIC regular security received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual security will be determined as described under "Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Payments." Except as described below, any gain or loss in most cases will be capital gain or loss.

        Gain from the sale of a REMIC regular security that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

  •
  the amount that would have been includible in the seller's income with respect to the REMIC regular security had income accrued thereon at a rate equal to 110% of the "applicable Federal rate", which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the security, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular security, over

  •
  the amount of ordinary income actually includible in the seller's income prior to the sale.

        In addition, gain recognized on the sale of a REMIC regular security by a seller who purchased the REMIC regular security at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the security was held. See "Taxation of Owners of REMIC Regular Certificates—Market Discount."

        REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC security by a bank or thrift institution to which that section applies will be ordinary income or loss.

        A portion of any gain from the sale of a REMIC regular security that might otherwise be capital gain may be treated as ordinary income to the extent that the security is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income in most cases will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

        Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

        If the seller of a REMIC residual security reacquires the security, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Internal Revenue Code, within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholder on the sale will not be deductible, but instead will be added to the REMIC residual certificateholder's adjusted basis in the newly-acquired asset.

  Prohibited Transactions and Other Possible REMIC Taxes

        The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending payment on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

        In addition, some types of contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

        REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

        Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

  Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

        If a REMIC residual security is transferred to a "disqualified organization", a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of:

  •
  the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the security, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual security for periods after the transfer and

  •
  the highest marginal federal income tax rate applicable to corporations.

        The anticipated excess inclusions must be determined as of the date that the REMIC residual security is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC residual security, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual security would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

  •
  residual interests in the entity are not held by disqualified organizations; and

  •
  information necessary for the application of the tax described in this prospectus will be made available.

        Restrictions on the transfer of REMIC residual certificates and a number of other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC residual security.

        In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC residual security, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on it equal to the product of:

  •
  the amount of excess inclusions on the REMIC residual security that are allocable to the interest in the pass-through entity held by the disqualified organization and

  •
  the highest marginal federal income tax rate imposed on corporations.

        A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or a statement under penalties of perjury that the record holder is not a disqualified organization.

        For these purposes, a "disqualified organization" means:

  •
  the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Federal Home Loan Mortgage Corporation;

  •
  any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code; or

  •
  any organization described in Section 1381 (a)(2)(C) of the Internal Revenue Code.

        For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E (e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

  Termination

        A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment from the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular security will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual security, if the last payment on the REMIC residual security is less than the REMIC residual certificateholder's adjusted basis in the security, the REMIC residual certificateholder should be treated as realizing a loss equal to the amount of the difference. The loss may be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. See "Sales of REMIC Certificates." The character of this loss as ordinary or capital is uncertain.

  Reporting and Other Administrative Matters

        Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the master servicer will file REMIC federal income tax returns on behalf of the related REMIC, will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects, and will hold at least a nominal amount of REMIC residual certificates.

        As the tax matters person, the master servicer will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the master servicer, as tax matters person, and the IRS concerning the REMIC item.

        Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC residual certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual security as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

        Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

        As applicable, the REMIC regular security information reports will include a statement of the adjusted issue price of the REMIC regular security at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the master servicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "Taxation of Owners of REMIC Regular Certificates—Market Discount."

        The responsibility for complying with the foregoing reporting rules will be borne by the master servicer. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer at Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070.

  Backup Withholding With Respect to REMIC Certificates

        Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Pursuant to the Jobs and Growth Tax Relief Reconciliation Act of 2003, a backup withholding tax rate of 28% is in effect for payments made in the taxable year 2003 and thereafter. Under current law, the backup withholding rate will be increased to 31% for payments made after the taxable year 2010. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

  Foreign Investors in REMIC Certificates

        A REMIC regular certificateholder that is not a "United States Person" (as defined below) and is not holding the REMIC regular security in connection with a United States trade or business generally will not be subject to United States federal income or withholding tax in respect of interest, including any accrued original issue discount, paid on the REMIC regular security; provided, that the REMIC regular certificateholder complies to the extent necessary with certain identification requirements, including delivery of a statement (such as a properly executed IRS Form W-8BEN), signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. If the certificateholder does not qualify for the foregoing withholding exemption, payments of interest to such certificateholder, including payments in respect of any accrued original issue discount, may be subject to withholding tax at a rate of 30%, potentially subject to reduction under an applicable tax treaty.

        The foregoing exemption does not apply to payments of interest, including payments of any accrued original issue discount, received by a certificateholder that owns directly or indirectly a 10% or greater interest in the issuer. It is therefore possible that the IRS may assert that this exemption does not apply with respect to a REMIC regular security held by a foreign person that is also deemed to own a 10% or greater interest in the REMIC residual certificates. Unless otherwise stated in the related prospectus supplement, however, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

        The foregoing exemption also does not apply in respect of persons residing within a foreign country which the IRS has included in a list of countries that do not provide adequate exchange of information with the United States to prevent tax evasion. Additionally, the foregoing exemption will not apply to exempt from taxation a United States shareholder of a "controlled foreign corporation" that owns a REMIC regular security on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

        A REMIC regular certificateholder that is not a United States Person but does hold the REMIC regular security in connection with a United States trade or business generally will not be subject to withholding tax in respect of interest, including any accrued original issue discount, paid on the REMIC regular security. Rather, in respect of the interest income that is effectively connected with a United States trade or business, including any accrued original issue discount, the certificateholder will be subject to United States federal income tax at the graduated rates applicable to United States persons; provided, the certificateholder delivers a written statement (such as a properly executed IRS Form W-8ECI) that the income is, or is expected to be, effectively connected with the conduct of a trade or business within the United States and that such income is includable in such holder's gross income for the taxable year. This statement must also include the name and address of the certificateholder, the certificateholder's taxpayer identification number and the trade or business with respect to which the income is, or is expected to be, effectively connected. If a REMIC regular certificateholder that is not a United States Person is eligible for the benefits of a tax treaty between the United States and the holder's country of residence, any "effectively connected" income or gain will generally be subject to U.S. federal income tax only if it is also attributable to a permanent establishment maintained by the holder in the United States. If the REMIC regular certificateholder that is not a United States Person is a corporation, that portion of its earnings and profits that is effectively connected with its U.S. trade or business and deemed to have been repatriated to its country of residence will generally be subject to a "branch profits tax" at a 30% rate, although an applicable tax treaty may provide for a lower rate.

        Any gain realized on the sale, redemption, retirement or other taxable disposition of a REMIC regular security by a certificateholder that is not a United States Person generally will be exempt from United States federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, and (ii) in the case of an individual certificateholder that is not a United States Person, the certificateholder is not present in the United States for 183 days or more in the taxable year.

        For purposes of the foregoing rules, "United States Person" means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in recently issued regulations, a trust that was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code, and which was treated as a United States Person on August 20, 1996, may elect to continue to be treated as a United States Person notwithstanding the previous sentence.

        Further, it appears that a REMIC regular security would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individual should consult their tax advisors concerning this question.

        Certificateholders who are not United States Persons should consult their own tax advisors regarding the tax consequences of purchasing, owning or disposing of a note.

FASIT

  General

        The FASIT provisions of the Internal Revenue Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. The FASIT provisions of the Internal Revenue Code became effective on September 1, 1997. On February 4, 2000, the IRS and Treasury Department issued proposed Treasury regulations on FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of holders of FASIT certificates. Investors also should note that the FASIT discussion contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT certificates. With respect to each series of FASIT certificates, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

        FASIT certificates will be classified as either FASIT regular certificates, which generally will be treated as debt for federal income tax purposes, or FASIT ownership certificates, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series FASIT. The prospectus supplement for each series of certificates will indicate whether one or more FASIT elections will be made for that series and which FASIT certificates of such series will be designated as regular certificates, and which, if any, will be designated as FASIT ownership certificates.

  Qualification as a FASIT

        The trust underlying a series of certificates (or one or more designated pools of assets held in the trust) will qualify under the Internal Revenue Code as a FASIT in which the FASIT regular certificates and the FASIT ownership certificates will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the holders of certificates' interests in the FASIT are met on a continuing basis, and (iii) the trust is not a regulated investment company as defined in Section 851(a) of the Internal Revenue Code. Moreover, the qualification as a FASIT of any trust for which a FASIT election is made (a "FASIT Trust") depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the qualification as a FASIT of any FASIT Trust at any particular time after the issuance of securities by the FASIT Trust.

  Asset Composition

        In order for a trust (or one or more designated pools of assets held by a trust) to be eligible for FASIT status, substantially all of the assets of the trust (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate), (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

  Interests in a FASIT

        In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C corporation. In the case of series that include FASIT ownership certificates, the ownership interest will be represented by the FASIT ownership certificates.

        A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (A) a fixed rate with respect to the principal amount of the regular interest or (B) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates).

        If a FASIT security fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "high-yield interest." In addition, if a FASIT security fails to meet the requirement of clause (vi), but the interest payable on the security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the security also will qualify as a high-yield interest. A high-yield interest may be held only by domestic C corporations that are fully subject to corporate income tax, or eligible corporations, other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment.

        Holders of FASIT high-yield interests are subject to limitations on the offset of income derived from such interest. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular certificate that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular certificate and that have the same features as high-yield interests.

        Anti-Abuse Rule.    Under proposed Treasury regulations, the Commissioner of Internal Revenue (the "Commissioner") may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

        Consequences of the Failure of the Trust to Qualify as a FASIT.    If a FASIT Trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year and the Commissioner does not (i) deem the failure to comply inadvertent and (ii) permit the FASIT Trust to remedy its failure to comply, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT Trust will be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT (the "New Arrangement") is determined under general federal income tax principles. The holder of the FASIT ownership certificate is treated as exchanging the New Arrangement's assets for an amount equal to their value and gain recognized is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the FASIT ownership certificate must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT regular certificate outstanding immediately before the cessation over its fair market value. If the holder of the FASIT ownership certificate has a continuing economic interest in the New Arrangement, the characterization of this interest is determined under general federal income tax principles. Holders of FASIT regular certificates are treated as exchanging their certificates for interests in the New Arrangement, the classification of which is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs with respect to its terms. The basis of the interest in the New Arrangement equals the basis in the FASIT regular certificate increased by any gain recognized on the exchange.

  Tax Treatment of FASIT Regular Certificates

        Payments received by holders of FASIT regular certificates generally should be accorded the same tax treatment under the Internal Revenue Code as payments received on other taxable corporate debt instruments and on REMIC regular certificates. As in the case of holders of REMIC regular certificates, holders of FASIT regular certificates must report income from such certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT regular certificates issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT regular security generally will be treated as ordinary income to the certificateholder and a principal payment on such security will be treated as a return of capital to the extent that the certificateholder's basis is allocable to that payment. FASIT regular certificates issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such certificates in the same manner described for REMIC regular certificates. If a FASIT regular security is sold or exchanged, the certificateholder generally will recognize gain or loss upon the sale in the manner described above for REMIC regular certificates. In addition, if a FASIT regular security becomes wholly or partially worthless as a result of default and delinquencies on the underlying assets, the holder of such security should be allowed to deduct the loss sustained (or alternatively, be able to report a lesser amount of income). However, the timing and character of such losses or reductions in income are uncertain.

        FASIT regular certificates held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(5) of the Internal Revenue Code, and interest on such certificates will be considered qualifying REIT interest to the same extent that REMIC certificates would be so considered. FASIT regular certificates held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Internal Revenue Code Section 7701(a)(19) to the same extent that REMIC certificates would be so considered. In addition, FASIT regular certificates held by a financial institution to which Section 585 of the Internal Revenue Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Internal Revenue Code. FASIT certificates will not qualify as "Government securities" for either REIT or RIC qualification purposes.

  Treatment of High-Yield Interests

        In addition to the foregoing rules for FASIT regular certificates, high-yield interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT security with losses. High-yield interests may be held only by eligible corporations, other FASITs and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an eligible corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the high-yield interest.

        The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular security and that have the same features as high-yield interests.

  Tax Treatment of FASIT Ownership Certificates

        A FASIT ownership security represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT regular certificates issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT ownership certificates are subject to the same limitations on their ability to use losses to offset income from their FASIT security as are the holders of high-yield interests.

        Rules similar to the wash sale rules applicable to REMIC residual certificates also will apply to FASIT ownership certificates. Accordingly, losses on dispositions of a FASIT ownership security generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other FASIT ownership security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool, that is economically comparable to the disposed FASIT ownership security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT ownership security was required to be marked-to-market under Internal Revenue Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

        The holder of a FASIT ownership security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

  Backup Withholding, Reporting and Tax Administration

        Holders of FASIT certificates will be subject to backup withholding to the same extent holders of REMIC certificates would be subject. For purposes of reporting and tax administration, holders of record of FASIT certificates generally will be treated in the same manner as holders of REMIC certificates. Under proposed Treasury regulations, if a foreign person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax such as a partnership or a trust) a FASIT regular certificate and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the foreign person FASIT regular certificateholder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. Person or the U.S. branch of a foreign person and the foreign person regular certificateholder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. The proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

Grantor Trust Securities

        With respect to each series of securities for which no REMIC or FASIT election is made and which are not subject to partnership treatment or debt treatment (without reference to the REMIC or FASIT provisions of the Internal Revenue Code), Katten Muchin Zavis Rosenman, special tax counsel to the depositor, will deliver its opinion (unless otherwise limited by the related prospectus supplement) generally to the effect that the arrangements pursuant to which the related trust will be administered and the securities will be issued will not be classified as an association taxable as a corporation or as a taxable mortgage pool, and that each related trust will be classified as a "grantor trust" governed by the provisions of subpart E, Part I, of subchapter J of the Internal Revenue Code. Accordingly, each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the loans included in the grantor trust. For purposes of the following discussion, a grantor trust security representing an undivided equitable ownership interest in the principal of the mortgage loans together with interest at a payment rate will be referred to as a "grantor trust fractional interest security." A grantor trust security representing ownership of all or a portion of the difference between interest paid on the mortgage loans and interest paid on grantor trust fractional interest certificates will be referred to as a "grantor trust strip security."

  Special Tax Attributes

        Katten Muchin Zavis Rosenman, special tax counsel to the depositor, will deliver its opinion that (a) the grantor trust fractional interest certificates represent interests in (1) loans secured by an interest in real property within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code; and (2) obligations, including any participation or security of beneficial ownership, which are principally secured by an interest in real property within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code; and (b) interest on grantor trust fractional interest certificates will be considered interest on obligations secured by mortgages on real property or on interests in real property within the meaning of section 856(c)(3)(B) of the Internal Revenue Code. In addition, the grantor trust strip certificates will be obligations, including any participation or security of beneficial ownership therein, principally secured by an interest in real property within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

  Taxation of Beneficial Owners of Grantor Trust Certificates

        Beneficial owners of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their respective shares of the income from the loans, including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip certificates, and will be entitled to deduct their shares of any reasonable servicing fees and other related expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of distributable interest. Individuals holding a grantor trust fractional interest security directly or through pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of the beneficial owner's miscellaneous itemized deductions exceeds 2% of the beneficial owner's adjusted gross income. Further, beneficial owners, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

        Beneficial owners of grantor trust strip certificates generally will be required to treat the certificates as stripped coupons under section 1286 of the Internal Revenue Code. Accordingly, the beneficial owner will be required to treat the excess of the total amount of payments on the security over the amount paid for the security as original issue discount and to include the discount in income as it accrues over the life of the security.

        Grantor trust fractional interest certificates may also be subject to the coupon stripping rules if a class of grantor trust strip certificates is issued as part of the same series of certificates. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of the security, and perhaps all stated interest, would be classified as original issue discount and includible in the beneficial owner's income as it accrues, regardless of the beneficial owner's method of accounting. The coupon stripping rules will not apply, however, if (1) the payment rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying loans and (2) the difference between the outstanding principal balance on the security and the amount paid for the security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security. See "—Discount and Premium."

  Discount and Premium

        A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount or market discount or premium. In addition, all grantor trust strip certificates and grantor trust fractional interest certificates will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Internal Revenue Code. The tax treatment of original issue discount and market discount and premium will generally be the same as applicable to holders of REMIC regular certificates. See "REMICS—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount,—Market Discount,—Premium."

  Sales of Grantor Trust Certificates

        Any gain or loss recognized on the sale of a grantor trust security, which is equal to the difference between the amount realized on the sale and the adjusted basis of the grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Internal Revenue Code. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any payments of principal.

  Grantor Trust Reporting

        The trustee will furnish to each beneficial owner of a grantor trust fractional interest security with each payment a statement detailing the amount of the payment allocable to principal on the underlying loans and to interest, based on the interest rate on the security. In addition, within a reasonable time after the end of each calendar year, based on information provided by the master servicer, the trustee will furnish to each beneficial owner during the year the customary factual information that the master servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the IRS to the extent required by law.

Debt Securities

  General

        For each series of debt securities, tax counsel to the depositor will deliver its opinion to the depositor, subject to certain specified qualifications, to the effect that for federal income tax purposes the debt securities will be treated as debt of the depositor secured by the mortgage loans, and the depositor will not be classified as an association, a publicly traded partnership taxable as a corporation or a taxable mortgage pool. As discussed herein, the term "debt securities" also includes "notes" and certificates with respect to which tax counsel to the depositor delivers such an opinion. Further, for purposes of this tax discussion, references to a "securityholder" or a "holder" are to the beneficial owner of a debt security. By its purchase of a debt security, each securityholder will agree to treat the debt security as indebtedness for federal, state and local income and franchise tax purposes, and to report income received on debt securities in accordance with its normal method of accounting.

        The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as debt securities.

  Status as Real Property Loans: Special Tax Attributes

        As described above, grantor trust certificates will possess special tax attributes by virtue of their being ownership interests in the mortgage loans. Similarly, REMIC regular and residual interests will possess similar attributes by virtue of the REMIC provisions of the Internal Revenue Code. In general, debt securities will not possess these special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding an investment in debt securities.

        Debt securities held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. Debt securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest on debt securities will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. In addition, the debt securities will not be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code.

  Interest and Original Issue Discount

        Stated interest on the debt securities will be recognized in income by a securityholder as ordinary interest income when received or accrued in accordance with the securityholder's method of accounting. Based on the initial offering price of a debt security issued by the trust, the debt securities may also be viewed as having original income discount for federal income tax purposes. Generally, a holder of a debt security possessing original issue discount is required to accrue as interest income the amount of the debt security's original issue discount at a constant yield throughout the term of the debt security, regardless of the holder's method of accounting. As a result, the amount of interest income realized by a holder of a debt security possessing original issue discount may exceed the amount of cash payments received with respect to such debt instrument within a given period. If any issuance of debt securities by the trust bears original issue discount, detailed consequences relating to such original issue discount will be provided in the related prospectus supplement.

        Section 1272(a)(6) of the Code requires that a prepayment assumption (the "Prepayment Assumption") be used with respect to the collateral underlying debt instruments in computing the accrual of market discount if payments under the debt instruments may be accelerated by reason of prepayments of other obligations securing the debt instruments, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations. However, as noted above, those regulations have not been issued. The Conference Committee Report (the "Committee Report") of the Tax Reform Act of 1986 indicates that the regulations will provide that the Prepayment Assumption used with respect to a debt security must be the same as that used in pricing the initial offering of the debt security. The Prepayment Assumption that will be used in determining the rate of amortization of market discount and premium, if any, on each class of the debt securities, will be detailed in the related prospectus supplement for each class of debt securities. No representation is made that the mortgage loans will prepay at those rates or at any other rate.

  Market Discount

        A securityholder that purchases a debt security at a market discount, that is, in the case of a debt security issued without original issue discount, at a purchase price less than its remaining stated principal amount or, in the case of a debt security issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each payment representing a portion of the Debt security's stated redemption price. In particular, under Section 1276 of the Code, such a securityholder generally will be required to allocate the portion of each such payment representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. The holder of a debt security may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing rule. If made, the election will apply to all market discount debt securities acquired by the securityholder on and after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a debt security with market discount, the securityholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the securityholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a securityholder that made this election for a debt security that is acquired at a premium would be deemed to have made an election to amortize debt security premium with respect to all debt instruments having amortizable premium that the securityholder owns or acquires. See "Debt Securities—Premium" below. Each of these elections to accrue interest, discount and premium with respect to a debt security on a constant yield method or as interest would be irrevocable.

        However, market discount with respect to a debt security will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the debt security multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "REMICS—Taxation of Owners of REMIC Regular Interests—Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

        Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on debt securities should accrue, at the securityholder's option: (i) on the basis of a constant yield method, (ii) in the case of a debt security issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the debt securities as of the beginning of the accrual period or (iii) in the case of a debt security issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the debt security at the beginning of the accrual period. Moreover, the Prepayment Assumption that would be used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a debt security purchased at a discount in the secondary market.

        If the debt securities provide for monthly payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, a holder of a debt security generally will be required to treat a portion of any gain on the sale or exchange of a debt security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

        Further, under Section 1277 of the Code, a holder of a debt security may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a debt security purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  Premium

        A debt security purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a debt security may elect under Section 171 of the Code to amortize the premium under the constant yield method over the remaining term of the debt security. If made, such an election will apply to all debt instruments having amortizable debt security premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt security, rather than as a separate interest deduction. The OID Regulations also permit holders of debt securities to elect to include all interest, discount and premium in income based on a constant yield method, further treating the securityholder as having made the election to amortize premium generally. See "—Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules may require use of a Prepayment Assumption in accruing market discount with respect to debt securities without regard to whether the debt securities have original issue discount) would also apply in amortizing debt security premium under Section 171 of the Code.

  Realized Losses

        Under Section 166 of the Code, both corporate and noncorporate holders of debt securities that acquire the debt securities in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their debt securities become wholly or partially worthless as the result of one or more realized losses on the mortgage loans, provided that the holder charges-off from its books an amount equal to the loss. However, a noncorporate holder that does not acquire a debt security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's debt security becomes wholly worthless and the loss will be characterized as a short-term capital loss.

        Each holder of a debt security will be required to accrue interest and original issue discount with respect to the debt security, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans, until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a debt security could exceed the amount of economic income actually realized by the holder in the period. Although the holder of a debt security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

  Sales of Debt Securities

        If a debt security is sold, the selling securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the debt security. The adjusted basis of a debt security generally will equal the cost of the debt security to the securityholder, increased by income reported by the securityholder with respect to the debt security (including original issue discount and market discount income) and reduced (but not below zero) by any amortized premium and any payments on the debt security received by the securityholder. Except as provided in the following paragraphs, any such gain or loss will be capital gain or loss, provided the debt security is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

        Gain recognized on the sale of a debt security by a seller who purchased the debt security at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the debt security was held by the holder, reduced by any market discount included in income under the rules described above under "—Market Discount."

        A portion of any gain from the sale of a debt security that might otherwise be capital gain may be treated as ordinary income to the extent that the debt security is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

        Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

  Backup Withholding and Information Reporting

        The trustee will furnish to each beneficial owner of a debt security with each payment a statement setting forth the amount of the payment allocable to principal on the underlying loans and to interest at the interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information that the master servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS to the extent required by law.

        Payments of interest and principal, as well as payments of proceeds from the sale of debt securities, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Pursuant to the Jobs and Growth Tax Relief Reconciliation Act of 2003, a backup withholding tax rate of 28% is in effect for payments made in the taxable year 2003 and thereafter. Under current law, the backup withholding rate will be increased to 31% for payments made after the taxable year 2010. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax.

        Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. The Indenture Trustee, on behalf of the issuer, will report to securityholders and to the IRS for each calendar year the amount of any "reportable payments" during the year and the amount of tax withheld, if any, with respect to payments on the debt securities.

  Foreign Investors in Debt Securities

        A securityholder that is not a "United States Person" (as defined below) and is not holding the debt security in connection with a United States trade or business generally will not be subject to

United States federal income or withholding tax in respect of interest, including any accrued original issue discount, paid on the debt security; provided, that the securityholder complies to the extent necessary with certain identification requirements, including delivery of a statement (such as a properly executed IRS Form W-8BEN), signed by the securityholder under penalties of perjury, certifying that the securityholder is not a United States person and providing the name and address of the securityholder. If the securityholder does not qualify for the foregoing withholding exemption, payments of interest to such securityholder, including payments in respect of any accrued original issue discount, may be subject to withholding tax at a rate of 30%, potentially subject to reduction under an applicable tax treaty.

        The foregoing exemption does not apply to payments of interest, including payments of any accrued original issue discount, received by (1) a securityholder that owns directly or indirectly a 10% or greater interest in the issuer, (2) a "controlled foreign corporation" that is related to the issuer, (3) a bank making a loan in the ordinary course of its business, or (4) a foreign private foundation. The foregoing exemption also does not apply in respect of persons residing within a foreign country which the IRS has included in a list of countries that do not provide adequate exchange of information with the United States to prevent tax evasion. Additionally, the foregoing exemption will not apply to exempt from taxation a United States shareholder of a "controlled foreign corporation" that owns a debt security on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

        A securityholder that is not a United States Person but does hold the debt security in connection with a United States trade or business generally will not be subject to withholding tax in respect of interest, including any accrued original issue discount, paid on the debt security. Rather, in respect of the interest income that is effectively connected with the United States trade or business, including any accrued original issue discount, the securityholder will generally be subject to United States federal income tax at the graduated rates applicable to United States persons; provided, the securityholder delivers a written statement (such as a properly executed IRS Form W-8ECI) that the income is, or is expected to be, effectively connected with the conduct of a trade or business within the United States and that such income is includable in such holder's gross income for the taxable year. This statement must also include the name and address of the securityholder, the securityholder's taxpayer identification number and the trade or business with respect to which the income is, or is expected to be, effectively connected. If a securityholder that is not a United States Person is eligible for the benefits of a tax treaty between the United States and the holder's country of residence, any "effectively connected" income or gain will generally be subject to U.S. federal income tax only if it is also attributable to a permanent establishment maintained by the holder in the United States. If the securityholder that is not a United States Person is a corporation, that portion of its earnings and profits that is effectively connected with its U.S. trade or business and deemed to have been repatriated to its country of residence will generally be subject to a "branch profits tax" at a 30% rate, although an applicable tax treaty may provide for a lower rate.

        Any gain realized on the sale, redemption, retirement or other taxable disposition of a debt security by a securityholder that is not a United States Person generally will be exempt from United States federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, and (ii) in the case of an individual securityholder that is not a United States Person, the securityholder is not present in the United States for 183 days or more in the taxable year.

        For purposes of the foregoing rules, "United States Person" means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in recently issued regulations, a trust that was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code, and which was treated as a United States Person on August 20, 1996, may elect to continue to be treated as a United States Person notwithstanding the previous sentence.

        Securityholders who are not United States Persons should consult their own tax advisors regarding the tax consequences of purchasing, owning or disposing of a debt security.

Partnership Interests

        Certain arrangements may be treated as partnerships for federal income tax purposes. In this event, the related certificates will be characterized as partnership interests, as discussed in the related prospectus supplement. With respect to certificates classified as partnership interests, Katten Muchin Zavis Rosenman, special tax counsel to the depositor, will deliver its opinion (unless otherwise limited in the related prospectus supplement) generally to the effect that the arrangement pursuant to which the certificates are issued will be characterized as a partnership and not as an association taxable as a corporation for federal income tax purposes.

  Taxation of Certificates Classified as Partnership Interests

        If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the Internal Revenue Code, Treasury regulations and the partnership agreement.

        The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying loans. The trust's deductions will consist primarily of interest accruing on any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets. Your taxable income from a partnership interest in any year may exceed your cash payments from the trust for that year.

        In some instances, the trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. See "—Backup Withholding" and "Foreign Investors" below.

        Commonly, trusts classified as partnerships for federal income tax purposes will also issue debt securities. Under the rules for "acquisition indebtedness" applicable to many types of tax-exempt organizations, substantially all of the taxable income allocated to a beneficial owner of a partnership interest in such trusts that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to a holder under the Internal Revenue Code.

        Under Section 708 of the Internal Revenue Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under Treasury regulations issued on May 9, 1997 if this termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

  Sale or Exchange of Partnership Interests

        In most cases, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership interests sold. A beneficial owner's tax basis in a partnership interest will generally equal the beneficial owner's cost in the interest, increased by the beneficial owner's share of trust income and decreased by any payments received on this partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interest, and upon sale or other disposition of some of the partnership interests, allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest.

        Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash payments with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will initially have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under Section 754 of the Internal Revenue Code.

  Partnership Reporting

        The trustee is required to (1) keep complete and accurate books of the trust, (2) file IRS form 1065, a partnership information return, with the IRS for each taxable year of the trust and (3) report each beneficial owner's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described in the next paragraph and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.

        Under Section 6031 of the Internal Revenue Code, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) information on partnership interests that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information as to themselves and their ownership of partnership interests. A clearing agency registered under Section 17A of the Securities Exchange Act is not required to furnish any information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

        The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interests, and, under some circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items not connected with the trust.

Backup Withholding and Information Reporting

        Payments of interest and principal, as well as payments of proceeds from the sale of notes or certificates, may be subject to the backup withholding tax under section 3406 of the Internal Revenue Code if recipients of the payments fail to furnish to the payor certain required information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Pursuant to the Jobs and Growth Tax Relief Reconciliation Act of 2003, a backup withholding tax rate of 28% is in effect for payments made in the taxable year 2003 and thereafter. Under current law, the backup withholding rate will be increased to 31% for payments made after the taxable year 2010. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

        Information reporting requirements and backup withholding tax generally will not apply to any payment of the proceeds of the sale of notes or certificates effected outside the United States by a foreign office of a foreign "broker" (as defined in applicable Treasury regulations). However, unless the foreign office of a broker has documentary evidence in its records that the beneficial owner is a United States Person and certain other conditions are met, or the beneficial owner otherwise establishes an exemption, information reporting (but not backup withholding) will apply to any payment of the proceeds of the sale of a debt security effected outside the United States by such a broker if it:

  •
  is a U.S. person,

  •
  is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States,

  •
  is a controlled foreign corporation for Untied States federal income tax purposes, or

  •
  is a foreign partnership that, at any time during its taxable year, has 50% or more of its income or capital interests owned by U.S. persons or is engaged in the conduct of a United States trade or business.

        Payment of the proceeds of a sale of notes or certificates effected by the U.S. office of a broker will be subject to information reporting requirements and backup withholding tax unless the holder certifies under penalties of perjury as to its foreign status and certain other conditions are met or it otherwise establishes an exemption. The Treasury regulations governing withholding and backup withholding provide certain rules on the reliance standard, under which a certification may not be relied upon if the person relying on such certification has actual knowledge (or reason to know) that the certification is false.

        The preceding discussion of certain United States federal income tax considerations is for general information only and is not tax advice. Each prospective investor is urged to consult its own tax advisor regarding the particular United States federal, state, local, and foreign tax consequences of purchasing, holding, and disposing of the notes or certificates, including the consequences of any proposed change in applicable laws.

Foreign Investors

  REMIC Regulator Interests; FASIT Regular Interests (other than High Yield Regulator Interests); Debt Securities and Grantor Trust Certificates

        Payments made on a REMIC regular interest, a FASIT regular interest (other than a high yield regular interest), a debt security or grantor trust security to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. This exemption is applicable if:

  •
  the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security,

  •
  the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner, and

  •
  the last U.S. person in the chain of payment to the beneficial owner receives the statement from the beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

        In the case of notes or certificates held by a foreign partnership, this certification must be provided by the partners rather than by the foreign partnership and the partnership must provide certain required information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. persons should consult their own tax advisors regarding the application to them of any applicable withholding requirements.

        The IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC residual certificates of any REMIC trust, or to a beneficial owner that is a controlled foreign corporation described in section 881(c)(3)(C) of the Internal Revenue Code related to such a holder of residual certificates.

        For purposes of these rules, a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust.

  REMIC Residual Certificates

        Amounts distributed to a beneficial owner of a REMIC residual interest that is a not a U.S. person generally will be treated as interest for purposes of applying the 30%, or lower treaty rate, withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC residual interest to a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to payments on REMIC regular interests, as described above, but only to the extent that the mortgage loans underlying the REMIC trust that issued the REMIC residual interest were issued after July 18, 1984. REMIC income that constitutes an excess inclusion is not entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "REMICS—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions."

  High Yield FASIT Regular Interests and FASIT Ownership Interests

        High-yield FASIT regular interests and FASIT ownership interests may not be sold to or beneficially owned by non-U.S. persons. Any purported transfer will be null and void and, upon the trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of the high-yield FASIT regular interests or FASIT ownership interests will be deemed to have been restored to ownership. The last preceding owner will, in any event, be taxable on all income on the high-yield FASIT regular certificates or FASIT ownership interests for federal income tax purposes. The agreements will provide that, as a condition to transfer a high-yield FASIT regular security or FASIT ownership interest, the proposed transferee must furnish an affidavit as to its status as a U.S. person and otherwise as a permitted transferee.

  Partnership Interests

        A trust may be considered to be engaged in a trade or business in the United States for purposes of non-U.S. persons subject to federal withholding taxes. If the trust is considered to be engaged in a trade or business in the United States for these purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax and the holder could be required to file federal and state tax returns in the United States. Also, in these cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. If the trust were not deemed to be engaged in a trade or business in the United States, a foreign holder generally would be entitled to file with the IRS a claim for refund for withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business. Foreign individuals may also be subject to United States estate taxes at their death upon the value of their trust certificates if they hold interests in a partnership deemed to be engaged in a trade or business in the United States for federal income tax purposes.

STATE TAX CONSIDERATIONS

        In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

EMPLOYEE BENEFIT PLAN CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code impose restrictions on investments by certain types of employee benefit and other plans. The restrictions include the fiduciary and prohibited transaction provisions of ERISA and the prohibited transaction provisions of Section 4975 of the Internal Revenue Code. Covered benefit plans or "plans" include employee pension and welfare benefit plans subject to ERISA, various other retirement plans and arrangements, such as individual retirement accounts and annuities and Keogh plans, and pooled or collective investment vehicles that include ERISA plan assets, such as bank collective investment funds, insurance company pooled separate accounts and insurance company general account assets. Other employee benefit plans, including governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, for which no election has been made under Section 410(d) of the Internal Revenue Code, are not subject to these requirements but may be subject to different restrictions. See "—Exempt Plans," below.

        The fiduciary provisions of ERISA generally require that a fiduciary with respect to a plan satisfy certain fiduciary standards of conduct and meet certain requirements when investing the plan's assets, including the requirements of taking into account the facts and circumstances of such plan, the prudence of the investment and the need to diversify the plan's investment portfolio, as well as the requirement that the plan's investment be made in accordance with the plan's governing documents. For these purposes, a fiduciary is a person who has or exercises discretionary authority or control with respect to the management or disposition of plan assets or any person who provides investment advice with respect to plan assets for a fee.

        Unless a statutory, regulatory or administrative exemption is available, the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of plans and certain parties related to those plans, so-called "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code (which are referred to in this prospectus as "parties in interest"). The parties in interest to a plan include the plan sponsor, plan fiduciaries and plan service providers (such as trustees, investment managers and advisors, custodians and brokers), and certain of their affiliates. The range of potential prohibited transactions include fiduciary self-dealing transactions and any purchase, sale, exchange or extension of credit between a plan and a party in interest with respect to the plan, and any transfer to, or use of plan assets by or for the benefit of, a party in interest. Parties in interest that participate in a nonexempt prohibited transaction may be subject to a penalty or an excise tax imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, respectively, and other adverse consequences.

        A number of prohibited transaction class exemptions issued by the United States Department of Labor might apply to exempt a prohibited transaction arising by virtue of the purchase of a certificate by or on behalf of, or with "plan assets" of a Plan, i.e., PTCE 96-23 (class exemption for transactions determined by In-House Asset Managers), PTCE 95-60 (class exemption for certain transactions involving insurance company general accounts), PTCE 91-38 (class exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 84-14 (class exemption for plan asset transactions determined by Qualified Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan certificateholder or, even if it were to apply, that the available exemptive relief would apply to all transactions involving the applicable trust fund. In particular, these exemptions may not provide relief for prohibited transactions that result when, as discussed below, the trust assets are deemed to be plan assets.

Plan Assets Regulations

        The DOL has adopted regulations at 29 C.F.R. §2510.3-101 (the "Plan Assets Regulations") that set forth guidelines to determine when an equity investment in an entity by a plan will cause the assets of the entity to be treated as assets of the benefit plan (or "plan assets"). If the assets of the entity are considered plan assets, then the general fiduciary responsibility provisions of ERISA, as well as the prohibited transaction provisions of ERISA and the Internal Revenue Code, will apply not only to a plan's investment in the entity, but also to the underlying assets of the entity and the entity's operation and administration. Thus, if a plan invests in an entity, such as a trust, these rules will apply to the fiduciary's decision to invest in trust securities and the continued holding of such securities. Moreover, if the trust's assets are also treated as "plan assets," any person with discretionary authority or control over the trust's assets will be a plan fiduciary and transactions involving the trust's assets would also be subject to ERISA's fiduciary standards of conduct and the prohibited transaction provisions of ERISA and the Internal Revenue Code.

        The Plan Assets Regulations contain certain exceptions under which a plan's investment in an entity will not cause the assets of the entity to be treated as ERISA plan assets. These exceptions include the following:

  •
  where the entity is an "operating company", including a "real estate operating company" or a "venture capital operating company" (as defined in the Plan Assets Regulations),

  •
  where a plan's investment is in qualifying debt which does not have substantial equity features,

  •
  where the equity investment made by the plan is in either a "publicly offered security" that is "widely held" and "freely transferable" (as defined in the Plan Assets Regulations), or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, or

  •
  where "benefit plan investors" do not own 25% or more of any class of equity interest issued by the entity. For this purpose, "benefit plan investors" include plans, as well as any "employee benefit plan" as defined in Section 3(3) of ERISA which is not subject to Title I of ERISA, such as governmental plans and certain church plans, and foreign plans, and include any entity whose underlying assets include plan assets by reason of plan investments in the entity.

        The prospectus supplement relating to a class of securities will indicate whether the securities constitute indebtedness that qualified for an exception under the Plan Assets Regulation. While it is possible that one of the other exceptions might apply to a trust contemplated by this prospectus (for example, if less than 25% of each class of equity in a trust were held by benefit plan investors), compliance with these exceptions will not be monitored by the depositor, the seller, the trustee, the master servicer or any subservicer. Therefore, fiduciaries or other persons investing plan assets should not acquire or hold certificates in reliance upon the availability of any exception to the Plan Assets Regulations.

        Accordingly, if the mortgage loans or any other assets included in a trust were to constitute plan assets, then any party exercising management or discretionary control with respect to those plan assets may be deemed to be a plan fiduciary, and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to plan investments. As a result, the acquisition or holding of securities by or on behalf of a plan or with plan assets, as well as the operation of the trust, may constitute or involve a nonexempt prohibited transaction under ERISA and the Internal Revenue Code. For example, under the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code, the depositor, the master servicer, any subservicer or the trustee (or affiliates of those entities) may be parties in interest with respect to an investing plan. Additionally, if the depositor, the seller, the master servicer, any subservicer, the trustee, an obligor under any credit enhancement mechanism or an affiliate thereof either:

  •
  has investment discretion with respect to the investment of plan assets, or

  •
  has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the plan assets, an investment of those plan assets in the trust could violate the fiduciary self-dealing prohibitions of Section 406(b) of ERISA and Section 4975(c) of the Internal Revenue Code.

Prohibited Transaction Exemptions

        While a broad range of transactions may potentially give rise to prohibited transaction concerns where plan assets are involved, at least some relief may be provided through statutory, regulatory or administrative exemptions. The DOL has issued a series of at least 32 individual exemptions commonly referred to as the "underwriter exemptions" which were collectively amended by PTE 97-34, 62 Fed. Reg. 39021(1997) and PTE 2000-58, 65 Fed. Reg. 67765 (2000) (hereinafter collectively referred to as the "Exemption") to a number of underwriters (each, an "Underwriter"), one or more of whom may be utilized by the master servicer in connection with the underwriting contemplated herein. The Exemption generally exempts from the application of some of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code various transactions relating to the servicing and operation of mortgage loan pools and the purchase, sale and holding of securities issued by the trust as to which the Underwriter or any of its affiliates is either:

  •
  the sole underwriter or the manager or co-manager of the underwriting syndicate, or

  •
  a selling or placement agent.

        For purposes of the exemption, the term "underwriter" includes:

  •
  the Underwriter and certain of its affiliates,

  •
  any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Underwriter,

  •
  any member of the underwriting syndicate or selling group of which a person described in the first two clauses above is a manager or co-manager with respect to a class of securities, or

  •
  any entity which has received an exemption from the DOL relating to securities which is substantially similar to the Exemption.

        The Exemption sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief thereunder:

  •
  the acquisition of the securities by a plan or with plan assets must be on terms (including the security price) that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

  •
  unless the trust contains only certain types of fully-secured obligations (a "Designated Transaction"), the rights and interests evidenced by the securities acquired by the plan may not be subordinated to the rights and interests evidenced by other securities of the same trust;

  •
  the securities, at the time of acquisition by a plan or with plan assets, must be rated in one of the three (four, in a Designated Transaction) highest generic rating categories by Standard & Poor's Corporation, Moody's Investors Service, Inc., or Fitch, Inc., which are collectively referred to as the "exemption rating agencies";

  •
  the trustee of the trust cannot be a member (or an affiliate of any member) of the "Restricted Group" which includes any underwriter, the depositor, the seller, the master servicer, any subservicer, any insurer of the trust, any counterparty to a swap agreement included in the trust and any borrower with respect to assets of a trust that constitute more than 5% of the aggregate unamortized principal balance of the trusts assets (determined as of the date of initial issuance of the securities and their affiliates);

  •
  to qualify for exemption from self-dealing/conflict of interest prohibited transactions, the plan can not be sponsored by any member of the Restricted Group;

  •
  the sum of all payments made to and retained by the underwriters for underwriting the securities must represent not more than reasonable compensation; the sum of all payments made to and retained by the master servicer under the assignment of the assets to the related trust must represent not more than the fair market value of those obligations, and the sum of all payments made to and retained by the master servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related Agreement and reimbursement of that person's reasonable expenses in connection therewith; and

  •
  each plan investing in the securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

        In addition, the Exemption generally provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a plan fiduciary causes a plan to acquire securities in a trust holding receivables on which the fiduciary (or an affiliate) is obligor, provided that: (i) in the case of the acquisition of securities in connection with the initial issuance, at least 50% of each class of securities in which plans have invested and of the aggregate interest in the trust are acquired by persons independent of the Restricted Group (as defined above), (ii) a plan's investment in each class of securities does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of a plan with respect to which the person is a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced (other than as a subservicer) by the same entity, (iv) the fiduciary (or its affiliate) is obligor with respect to 5% or less of the fair market value of receivables held in the trust and (v) the plan is not sponsored by a member of the Restricted Group.

        If the specific conditions of the Exemption are met, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c)(1)(A) through (D) of the Internal Revenue Code for the following transactions:

  •
  the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the master servicer or an underwriter and a plan when the master servicer, trustee, insurer, underwriter or a borrower is a party in interest with respect to the plan,

  •
  the direct or indirect acquisition or disposition in the secondary market of securities by a plan or with plan assets, and

  •
  the holding of securities by a plan or with plan assets.

        Additionally, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, as well as the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage loan pools if the transactions are carried out in accordance with a binding pooling and servicing arrangement, the terms of which are provided to or described in all material respects to plans prior to their investment in securities. The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions would otherwise apply merely because a person is deemed to be a party in interest with respect to an investing plan, by virtue of providing services to the plan or by virtue of having certain specified relationships to a service provider, solely as a result of the plan's ownership of securities.

Amendment to Exemption for Funding Accounts and Notional Principal Contracts

        In 1997, the DOL published an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using funding accounts for trusts issuing pass-through securities for mortgage loans or other secured receivables. The amendment generally allows mortgage loans or other secured obligations supporting payments to security holders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the trust to be transferred to the trust within a 90-day or three-month period following the closing date (the "Funding Period"), instead of requiring that all such obligations be either identified or transferred on or before the date the offering closes. The following conditions are among the conditions that must be met for this relief to be available:

  •
  The ratio of the amount allocated to the funding account to the total principal amount of the securities being offered (the "Funding Limit") must not exceed twenty-five percent (25%).

  •
  All obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions must have been approved by an exemption rating agency.

  •
  The transfer of additional obligations to the trust during the Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an exemption rating agency upon termination of the Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

  •
  Solely as a result of the use of funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the closing date.

  •
  In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust:

  •
  the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

  •
  an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each exemption rating agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

  •
  The period of funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the funding account falls below the minimum level specified in the Agreement or an event of default occurs.

  •
  Amounts transferred to any funding account and/or capitalized interest account used in connection with the funding account may be invested only in cash or in certain permitted investments.

  •
  In addition, the related prospectus or prospectus supplement and the Agreements must describe certain aspects of the funding and/or capitalized interest arrangement.

  •
  The trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The trustee, as legal owner of a trust, must enforce all the rights created in favor of securityholders of the trust, including the employee benefit plans or plan assets subject to ERISA.

        In 2000, the DOL further amended the Exemption to extend exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain Swaps, provided the Swap satisfies certain requirements and the other requirements of the Exemption are met. Among other requirements, the counterparty to the Swap must maintain ratings at certain levels from exemption rating agencies, and the documentation for the Swap must provide for certain remedies if the rating declines. The Swap must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria. Certificates of any class affected by the Swap may be sold to plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the Swap and the effects of the Swap on the risks associated with an investment in the certificate.

Insurance Company General Accounts

        In addition to any exemptive relief that may be available under PTCE 95-60 for the purchase and holding of the securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Internal Revenue Code, for certain transactions involving an insurance company general account. Under Section 401(c) of ERISA, the DOL published final regulations on January 5, 2000, which generally became applicable on July 5, 2001. The 401(c) regulations provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a plan on or before December 31, 1998, which general account assets constitute plan assets.

        Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a plan after December 31, 1998 or issued to plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) regulations may be treated as plan assets. (Note that Section 401(c) of ERISA does not relate to insurance company separate accounts.) Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) of ERISA.

Representation from Investing Plans in Certain Instances

        As a general matter only securities that are highly rated and not subordinated will be considered eligible for investment by employee benefit plans. Thus, no transfer of securities of any class that does not meet the applicable rating requirements of that Exemption to a plan or to any person acquiring such securities on behalf of or with the assets of a plan will be permitted, unless such transferee, at its expense, delivers to the trustee and the master servicer an opinion of counsel (in form satisfactory to the trustee and the master servicer and as discussed below) to the effect that the purchase or holding of such class of securities by the plan will not result in a nonexempt prohibited transaction under ERISA and the Internal Revenue Code and will not subject the trustee or the master servicer to any obligation or liability in addition to those undertaken in the Agreement. Alternatively, an insurance company general account may, at its expense, deliver to the trustee and the master servicer a representation that the transfer and holding of such a security are exempt under Section I and Section III of PTCE 95-60. Unless such opinion or representation is delivered, each person acquiring a class of security that does not meet the applicable rating requirement will be deemed to represent to the trustee and the master servicer that such person is not a plan or acting on behalf of a plan or investing any plan assets.

        Moreover, the exemptive relief afforded by the Exemption may not apply to (1) any securities issued by a trust containing a Swap that does not meet the requirements of the amendment to the Exemption or other assets that are not specifically covered by the Exemption, (2) any securities issued by a trust containing a Funding Account that does not meet the requirements of the amendment to the Exemption, discussed above, (3) a plan for which the trustee or other authorized plan fiduciary is a member of the Restricted Group or which is sponsored by a member of the Restricted Group. Under any such circumstance, and except as otherwise specified in the respective prospectus supplement, transfers of the securities to a plan, to a trustee or other person acting on behalf of any plan, or to any other person using plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides the trustee and the master servicer with an opinion of counsel satisfactory to the trustee and the master servicer, which opinion will not be at the expense of the trustee or the master servicer, that the purchase of the securities by or on behalf of the plan:

  •
  is permissible under applicable law,

  •
  will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, and

  •
  will not subject the trustee and the master servicer to any obligation in addition to those undertaken in the Agreement.

Exempt Plans

        Certain plans may be governmental or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the above-described prohibited transaction provisions apply. However, such plans are subject to prohibitions against certain related-party transactions under Section 503 of the Internal Revenue Code, which prohibitions are similar to the prohibited transaction rules. In addition, the fiduciary of any governmental plan or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan.

        No view is expressed on whether an investment in the securities is appropriate or permissible for any governmental or church plan under Section 503 of the Internal Revenue Code, or under any state, county, local, or other law respecting such plan.

Tax Exempt Investors

        A plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income", or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All "excess inclusions" of a REMIC allocated to a REMIC residual security held by a Tax-Exempt Investor and income of a trust that has issued notes allocated to a certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Securities—Excess Inclusions."

Consultation with Counsel

        There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular plan that acquires the securities or, even if all the conditions specified in the Exemption were satisfied, that the exemption would apply to all transactions involving a trust. Prospective plan investors should consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

        Any fiduciary or other plan asset investor that proposes to purchase securities on behalf of a plan or with plan assets should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Exemption or any other DOL prohibited transaction exemption in connection therewith. Before purchasing a security, a fiduciary or other investor of plan assets should itself confirm that the securities constitute "certificates" for purposes of the Exemption and that the specific and general conditions described in the Exemption and the other requirements described in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities with plan assets, and whether the investment is permitted under the plan's governing documents.

LEGAL INVESTMENT MATTERS

        Each class of securities offered hereby and by the prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. Unless otherwise specified in the prospectus supplement, each class of securities will evidence an interest in mortgage loans which may be secured by a significant number of second or more junior liens, and therefore will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the securities constitute legal investments for them.

        All depository institutions considering an investment in the securities should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices, to the extent adopted by their respective regulators, setting forth, in relevant part, a number of investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in various types of mortgage related securities.

        The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

        There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

USE OF PROCEEDS

        Substantially all of the net proceeds to be received from the sale of securities will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans or pooled securities underlying the securities or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of similar securities from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

        Neither the depositor, any seller nor HFC will receive any of the proceeds from the sale of these securities in market-making transactions by any of their affiliates.

METHODS OF DISTRIBUTION

        The securities offered hereby and by the prospectus supplements will be offered in their initial offering in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

        The depositor intends that securities will be offered in their initial offering through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of the following methods:

  •
  by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

  •
  by placements by the depositor with institutional investors through dealers; and

  •
  by direct placements by the depositor with institutional investors.

        In addition, if specified in the prospectus supplement, a series of securities may be offered in whole or in part to the seller of the mortgage loans, and other assets, if applicable, that would comprise the mortgage loan pool securing the securities.

        If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of securities will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

        In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the sale of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

        It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against a number of civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made.

        The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

        HSBC Securities (USA) Inc. is an affiliate of Household Mortgage Funding Corporation III.

        This prospectus together with the accompanying prospectus supplement may also be used by HSBC Securities (USA) Inc. in connection with offers and sales of the securities offered hereby and similar securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. In a market-making transaction, HSBC Securities (USA) Inc. may resell a security it acquires from other holders after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSBC Securities (USA) Inc. may act as principal or agent, including as agent for both counterparties in a transaction in which HSBC Securities (USA) Inc. does not act as principal. HSBC Securities (USA) Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. The securities offered by HSBC Securities (USA) Inc. in market-making transactions may be securities that the depositor will not offer or sell until after the date of this prospectus as well as securities that the depositor has previously offered and sold. Other affiliates of the depositor may also engage in transactions of this kind and may use this prospectus and the accompanying prospectus supplement for this purpose. Neither HSBC Securities (USA) Inc. nor any other affiliate of the depositor has an obligation to make a market in any of these securities and may discontinue any market-making activities at any time without notice in its sole discretion.

        Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. If you are purchasing securities from HSBC Securities (USA) Inc., or another affiliate of the depositor, you may assume that you are purchasing such securities in a market-making transaction unless your confirmation of sale indicates otherwise.

        The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

LEGAL MATTERS

        Certain legal matters relating to the securities will be passed upon for the depositor by Patrick D. Schwartz, Vice President and General Counsel—Corporate Law & Treasury and Assistant Secretary of Household International, Inc., the parent of the depositor and the master servicer, and Katten Muchin Zavis Rosenman, Chicago, Illinois, special tax counsel to the depositor. Mr. Schwartz is a full time employee and an officer of Household International, Inc. and beneficially owns, and holds options to purchase, shares of Common Stock of HSBC Holdings plc.

FINANCIAL INFORMATION

        The depositor has determined that its financial statements are not material to the offering made hereby. The securities do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of securities will be to repurchase mortgage loans or pooled securities upon any breach of the limited representations and warranties made by the depositor, or as otherwise provided in the prospectus supplement.

ADDITIONAL INFORMATION

        The depositor has filed the registration statement with the Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, will file reports thereunder with the Commission. The registration statement and its exhibits, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at some of its Regional Office located at the Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 233 Broadway, New York, New York 10279 and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the SEC's Web Site (http://www.sec.gov).

REPORTS TO SECURITYHOLDERS

        Monthly reports which contain information concerning the trust for a series of securities will be sent by or on behalf of the depositor or the trustee to each holder of record of the securities of the related series. See "Description of the Securities—Reports to Securityholders." Reports forwarded to holders will contain financial information that has not been examined or reported upon by an independent certified public accountant. The depositor will file with the Commission the periodic reports with respect to the trust for a series of securities as are required under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        All documents subsequently filed by or on behalf of the trust referred to in the accompanying prospectus supplement with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the securities issued by the trust, other than any information in such documents that is deemed not to be filed, shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus or in the prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The depositor will provide or cause to be provided without charge to each person to whom this prospectus and related prospectus supplement is delivered in connection with the offering of one or more classes of that series of securities, upon written or oral request of the person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent those reports relate to one or more of those classes of that series of securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Household Mortgage Funding Corporation III, 1111 Town Center Drive, Las Vegas, Nevada 89144, or by telephone at (702) 243-1579, attn: Corporate Secretary.

GLOSSARY

        Actuarial Mortgage Loan—A mortgage loan that provides for payments in monthly installments including interest equal to one-twelfth of the applicable interest rate times the unpaid principal balance, with any remainder of the payment applied to principal.

        Additional Charges—Any unpaid finance charges and fees, insurance premiums and other charges.

        Advance—As to any mortgage loan and any payment date, an amount advanced which is equal to the aggregate of all or a portion of scheduled payments of principal and interest due on the related due date.

        Agreement—With respect to a series of certificates, the pooling and servicing agreement, and with respect to a series of notes or notes and certificates, the indenture, the trust agreement and the sale and servicing agreement, as the context requires.

        Balloon Loans—Mortgage loans generally having original or modified terms to maturity of 15 years as described in the related prospectus supplement, with level monthly payments of principal and interest based upon an amortization schedule for a longer term, such as 30 years. The scheduled payments will result in a principal balance that is payable on maturity of the loan.

        Bankruptcy Loss—A Realized Loss attributable to some actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a mortgage loan or an extension of its maturity.

        Charge Off Amount—As to any Charged Off Mortgage Loan and collection period, an amount equal to the amount of the Stated Principal Balance that the master servicer has charged off on its servicing records during such collection period.

        Charged Off Mortgage Loan—A defaulted mortgage loan that is not a Liquidated Mortgage Loan and as to which (i) collection procedures are ongoing and (ii) the master servicer has charged off all or a portion of the related Stated Principal Balance.

        Collection Account—An account established and maintained by the master servicer, in the name of the trustee for the benefit of the holders of each series of securities, for the disbursement of payments on the mortgage loans evidenced by each series of securities.

        Cooperative—With respect to a Cooperative Loan, the corporation that owns the related apartment building.

        Cooperative Loans—Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

        Cooperative Notes—A promissory note with respect to a Cooperative Loan.

        Credit Scores—A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

        Credit Utilization Rate—For any revolving credit loan, the cut off date principal balance of the revolving credit loan divided by the credit limit of the related credit line agreement.

        Debt Service Reduction—Modifications of the terms of a mortgage loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related mortgage loan, but not any permanent forgiveness of principal. Together with Deficient Valuations, Debt Service Reductions are referred to in this prospectus as Bankruptcy Losses.

        Defaulted Mortgage Loss—A Realized Loss attributable to the borrower's failure to make any payment of principal or interest as required under the mortgage note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

        Deficient Valuation—In connection with the personal bankruptcy of a borrower, as established by the bankruptcy court, equal to the difference between (a) the then outstanding principal balance of the first loan secured by the mortgaged property and the junior loans secured by the mortgaged property, and (b) value of the mortgage property as established by the bankruptcy court.

        Draw—Money drawn by the borrower on a revolving credit loan under the related credit line agreement at any time during the Draw Period.

        Draw Period—The period specified in the related credit line agreement when a borrower on a revolving credit loan may make a Draw.

        Eligible Account—An account that is either:

  •
  maintained with a depository institution whose short-term debt obligations at the time of any deposit therein are rated in the highest short-term debt rating category by the rating agencies;

  •
  an account or accounts maintained with a depository institution with a long-term unsecured debt rating by each rating agency that is at least investment grade, provided that the deposits in such account or accounts are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund;

  •
  a segregated trust account maintained on the corporate trust side with the trustee in its fiduciary capacity; or

  •
  an account otherwise acceptable to each rating agency, as evidenced by a letter to such effect from each such rating agency to the trustee, without reduction or withdrawal of the then-current ratings of the securities.

        Environmental Lien—A lien imposed by federal or state statute, for any cleanup costs incurred by that state on the property that is the subject of the cleanup costs.

        Excess Interest—The extent by which interest collections on the mortgage loans, or the Trust Balances of the related revolving credit loans, as applicable, exceed interest payments on the securities for the related payment date.

        Excess Spread—A specified portion of the interest payable on the mortgage loans and transferred as part of the assets to the related trust.

        Excluded Balance—That portion of the principal balance of any revolving credit loan not included in the Trust Balance at any time, which may include a portion of the principal balance outstanding as of the cut-off date and if so specified in the prospectus supplement, will include balances attributable to Draws after the cut-off date.

        Excluded Spread—The portion of interest payable on the mortgage loans excluded from the assets transferred to the related trust.

        Extraordinary Loss—A Realized Loss occasioned by war, civil insurrection, some governmental actions, nuclear reaction and certain other risks.

        Fraud Loss—A Realized Loss incurred on defaulted mortgage loans as to which there was fraud in the origination of the mortgage loans.

        Funding Account—An account established, if specified in the prospectus supplement, pursuant to the Agreement to allow for the transfer by the sellers of additional mortgage loans to the related trust after the closing date for the related securities.

        High Cost Loans—Mortgage loans that are subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, which were originated on or after October 1, 1995, and are not made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels.

        Insurance Proceeds—Proceeds paid by any insurer pursuant to any insurance policy covering a mortgage loan, net of any component thereof covering any expenses incurred by or on behalf of the master servicer in connection with obtaining such Insurance Proceeds and exclusive of any portion thereof that is applied to the restoration or repair of the related mortgaged property, released to the borrower in accordance with the master servicer's normal servicing procedures or required to be paid to any holder of a mortgage senior to such mortgage loan.

        Issue Premium—As to a class of REMIC regular securities, a price in excess of the stated redemption price of that class.

        Liquidated Mortgage Loan—As to any payment date, any mortgage loan in respect of which the master servicer has determined as of the end of the related collection period that all Liquidation Proceeds which it expects to recover on such mortgage loan have been recovered (exclusive of any possibility of a deficiency judgment).

        Liquidation Expenses—Out-of-pocket expenses (exclusive of overhead) that are incurred by the master servicer in connection with the liquidation of any mortgage loan and not recovered under any insurance policy, such expenses including, without limitation, reasonable legal fees and expenses, any unreimbursed amount expended (including, without limitation, amounts advanced to correct defaults on any mortgage loan that is senior to such mortgage loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such mortgage loan) with respect to the related mortgage loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

        Liquidation Proceeds—Proceeds (including Insurance Proceeds) received in connection with the liquidation of any mortgage loan, whether through trustee's sale, foreclosure sale or otherwise.

        Net Liquidation Proceeds—As to any Liquidated Mortgage Loan, Liquidation Proceeds less Liquidation Expenses.

        Net Mortgage Rate—As to any mortgage loan, the interest rate net of the rates at which the servicing fees and any Excess Spread or Excluded Spread are calculated.

        Nonrecoverable Advance—Any Advance previously made which the master servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

        Permitted Investments—United States government securities and other investments that are rated, at the time of acquisition, in one of the categories permitted by the Agreement.

        Realized Loss—As to any (i) Charged Off Mortgage Loan and any collection period (other than the collection period in which all or a portion of such Charged Off Mortgage Loan becomes a Liquidated Mortgage Loan), the related Charge Off Amount and (ii) Liquidated Mortgage Loan, the excess of the related Stated Principal Balance at the end of the collection period in which such Liquidated Mortgage Loan became a Liquidated Mortgage Loan over the portion of related Net Liquidation Proceeds that are allocable to principal in accordance with the related mortgage note.

        REO Mortgage Loan—A mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.

        Repayment Period—With respect to a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

        Senior Percentage—At any given time, the percentage of the outstanding principal balances of all of the securities evidenced by the senior securities, determined in the manner described in the prospectus supplement.

        Servicing Advances—Amounts advanced on any defaulted mortgage loan to cover taxes, insurance premiums or similar expenses.

        Simple Interest Mortgage Loan—A mortgage loan that provides for payments that are allocated to principal and interest according to the daily simple interest method.

        Special Hazard Loss—A Realized Loss incurred, to the extent that the loss was attributable to:

  •
  direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and

  •
  any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

        Stated Principal Balance—As to any mortgage loan (other than a Liquidated Mortgage Loan) as of any date of determination, the principal balance thereof as of the cut-off date, increased by any Draws subsequent to the cut-off date that are to be part of the Trust Balance, minus the sum of (x) all collections credited against the principal balance of such mortgage loan in accordance with the terms of the related mortgage note and (y) any related Charge Off Amounts credited against the principal balance of such mortgage loan prior to such date. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Stated Principal Balance equal to the Stated Principal Balance of the related mortgage loan immediately prior to the final recovery of related Liquidation Proceeds and a Stated Principal Balance of zero thereafter.

        Statistical Valuation—The value of the mortgaged property as determined by a form of appraisal which uses a statistical model to estimate the value of a property.

        Swaps—Interest rate swaps and related caps, floors and collars utilized to minimize the risk of securityholders from adverse changes in interest rates.

        Tax-Exempt Investor—A tax-qualified retirement plan exempt from federal income taxation under Section 501 of the Internal Revenue Code.

        Trust Balance—A specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of the principal balance thereof as of the cut-off date, plus, unless otherwise specified in the prospectus supplement, the principal balance attributable to Draws made after the cut-off date, minus the portion of all payments and losses thereafter that are allocated to the Trust Balance.

        Yield Supplement Agreements—Collectively, agreements which provide credit enhancement for a series of securities and supplement the interest rate or other rates on those series of securities. Yield Supplement Agreements may relate to, but are not limited to, derivative products that are designed to provide credit enhancement for a series of securities.

HOUSEHOLD MORTGAGE
LOAN TRUST 2004-HC1

$671,574,000

CLOSED-END MORTGAGE LOAN ASSET BACKED NOTES,
SERIES 2004-HC1

P R O S P E C T U S   S U P P L E M E N T

Joint Lead Managers and Joint Bookrunners

CITIGROUP	CREDIT SUISSE FIRST BOSTON	HSBC

Co-Managers

BANC OF AMERICA SECURITIES LLC	MORGAN STANLEY

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

        We are not offering the notes offered in this prospectus supplement in any state where the offer is not permitted.

        Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of the prospectus supplement.

QuickLinks

Important Notice About Information Presented In This Prospectus Supplement And The Accompanying Prospectus
Forward-Looking Statements
TABLE OF CONTENTS
Summary
Class A and Class M Notes
RISK FACTORS
INTRODUCTION
DESCRIPTION OF THE MORTGAGE LOAN POOL
Geographic Distribution of Mortgaged Properties of the Mortgage Loans
Occupancy Type of the Mortgage Loans
Property Type of the Mortgage Loans
Documentation Type of the Mortgage Loans
Remaining Term to Stated Maturity of the Mortgage Loans
Year of Origination of the Mortgage Loans
Rate Type of the Mortgage Loans
Original Term to Stated Maturity of the Mortgage Loans
Gross Margins of the Adjustable Rate Mortgage Loans
Maximum Rates of the Adjustable Rate Mortgage Loans
Minimum Rates of the Adjustable Rate Mortgage Loans
Next Rate Adjustment Date of the Adjustable Rate Mortgage Loans
Initial Periodic Caps of the Adjustable Rate Mortgage Loans
Subsequent Periodic Caps of the Adjustable Rate Mortgage Loans
Lien Type of the Mortgage Loans
FICO Credit Score of the Mortgage Loans (*)
Correspondent Mortgage Loan Restructure Experience
Correspondent Mortgage Loan Delinquency Experience(1)(2)
Correspondent Mortgage Loan Loss Experience(1)(2)
DESCRIPTION OF THE NOTES
MATERIAL YIELD AND PREPAYMENT CONSIDERATIONS
MORTGAGE LOANS
Percentages of the Initial Note Principal Balance of the Class A and Class M Notes at the Following Multiples of the Related Prepayment Assumption
SALE AND SERVICING AGREEMENT
THE INDENTURE
THE TRUST AGREEMENT
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
METHOD OF DISTRIBUTION
LEGAL MATTERS
RATINGS
LEGAL INVESTMENT
EMPLOYEE BENEFIT PLAN CONSIDERATIONS
ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES
INTRODUCTION
RISK FACTORS
THE TRUSTS
HOUSEHOLD MORTGAGE SERVICES PROGRAM
HFC SERVICING PROCEDURES
DESCRIPTION OF THE SECURITIES
DESCRIPTION OF CREDIT ENHANCEMENT
THE DEPOSITOR
HOUSEHOLD FINANCE CORPORATION
THE AGREEMENTS
YIELD AND PREPAYMENT CONSIDERATIONS
LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED MATTERS
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
STATE TAX CONSIDERATIONS
EMPLOYEE BENEFIT PLAN CONSIDERATIONS
LEGAL INVESTMENT MATTERS
USE OF PROCEEDS
METHODS OF DISTRIBUTION
LEGAL MATTERS
FINANCIAL INFORMATION
ADDITIONAL INFORMATION
REPORTS TO SECURITYHOLDERS
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
GLOSSARY